As filed with the Securities and Exchange Commission on January 3, 2008

Securities Act File No.  333-xxxxxx

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

__________________

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

__________________

China Energy Partners Inc.

(Exact name of registrant as specified in charter)

Delaware	6770	71-1033775
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

45 Rockefeller Plaza, Suite 2000

630 Fifth Avenue

New York, NY 10111
(T) 212-332-3479
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

__________________

Paul J. Feldman

Chief Executive Officer

45 Rockefeller Plaza, Suite 2000

630 Fifth Avenue

New York, NY 10111

(T) 212-332-3479

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jay R. Schifferli Kelley Drye & Warren LLP Washington Harbour, Suite 400 3050 K Street, NW Washington, DC 20007-5108 (T) 202-342-8410 (F) 202-342-8451	Edward F. Schiff Jason Northcutt Sheppard, Mullin, Richter & Hampton LLP 1300 I Street, NW Washington, DC 20005 (T) 202-218-0000 (F) 202-218-0020	John D. Tishler Sheppard, Mullin, Richter & Hampton LLP 12275 El Camino Real, Suite 200 San Diego, CA 92130 (T) 858-720-8943 (F) 858-509-3691

__________________

As soon as practicable after the effective date of this registration statement

(Approximate date of commencement of proposed sale to the public)

__________________

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

Calculation of Registration Fees

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Units, each consisting of one share of common stock, par value $0.001 per share, and one warrant (2)	23,000,000 units	$10.00	$ 230,000,000	$9,039.00
Shares of common stock included as part of the units (2)	23,000,000 shares	–	–	–	(3)
Warrants included in the units (2)(4)	23,000,000 warrants	–	–	–	(3)
Shares of common stock underlying the warrants included in the units (4)	23,000,000 shares	$7.50	$172,500,000	$6,779.25
Totals			$402,500,000	$15,818.25

_______________

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)

Includes 3,000,000 units, consisting of 3,000,000 shares of common stock, 3,000,000 warrants and 3,000,000 shares of common stock underlying such warrants, issuable on exercise of a 45-day option to be granted to the underwriters to cover over-allotments, if any.

(3)	No fee pursuant to Rule 457(g).
(4)

Pursuant to Rule 416, also includes such additional indeterminate number of securities as may be issued pursuant to antidilution or variable exercise, conversion or exchange price or rate provisions of securities registered hereunder. No separate consideration will be received for any securities so issued.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file  a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the SEC is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus Subject to Completion, dated January __, 2008

P R O S P E C T U S

$200,000,000

China Energy Partners Inc.

20,000,000 Units

___________________

China Energy Partners Inc. is a recently organized blank check company formed for the purpose of acquiring through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination one or more operating businesses, which we refer to as our initial business combination. While our efforts in identifying a prospective target business will not be limited to a particular industry or location, we intend to focus our efforts in identifying prospective target businesses to the energy industry (and closely related industries) in China. To date, our efforts have been limited to organizational activities as well as activities related to this offering. We do not have any specific business combination under consideration and we have not, nor has anyone on our behalf, contacted any potential target business or had any substantive discussions, formal or otherwise, with respect to such a transaction. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target business.

This is an initial public offering of our securities. We are offering 20,000,000 units. Each unit consists of one share of our common stock and one warrant. We expect that the public offering price will be $10.00 per unit. Each warrant entitles the holder to purchase one share of our common stock at a price of $7.50. The warrants will become exercisable on the later of the completion of our initial business combination and twelve months from the date of this prospectus, provided in each case that we have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available. The warrants will expire five years from the date of this prospectus, unless earlier redeemed.

We have also granted the underwriters a 45-day option to purchase up to an additional 3,000,000 units to cover over-allotments, if any.

XinAo Group International Investments Limited, or XinAo, intends to purchase an aggregate of 2,500,000 warrants, at a price of $1.00 per warrant ($2.5 million in the aggregate), in a private placement that will occur simultaneously with the consummation of this offering. In addition, Jade Asset Management Ltd., or Jade, has agreed to purchase an aggregate of 250,000 units, at a price of $10.00 per unit ($2.5 million in the aggregate), in a private placement that will occur simultaneously with the consummation of this offering. Atherstone Capital (Singapore) Ltd., or Atherstone, has agreed to purchase from Jade all of Jade’s founders’ common stock, founders’ warrants and sponsors’ units upon the consummation of this offering. We refer to XinAo, Jade and Atherstone as “our sponsors,” and we refer to the subscribed for units as “sponsors’ units” and the subscribed for warrants as “sponsors’ warrants” throughout this prospectus. Each sponsors’ unit contains one share of founders’ common stock (defined elsewhere in this prospectus) and one sponsors’ warrant. The shares of founders’ common stock included in the sponsors’ units may not be sold or otherwise transferred (except in limited circumstances) until after we complete our initial business combination. The sponsors’ warrants will be substantially identical to the warrants sold in this offering but may not be sold or otherwise transferred (except in limited circumstances) until after we complete our initial business combination, will be exercisable on a cashless basis and may not be subject to redemption, as more fully described in this prospectus.

Currently, there is no public market for our units, common stock or warrants. We intend to apply to have the units listed on the American Stock Exchange. Assuming the units are listed on the American Stock Exchange, the units will be listed under the symbol “[ __ ] .U” upon consummation of this offering. Once the securities comprising the units begin separate trading, we anticipate that the common stock and warrants will be traded on the American Stock Exchange under the symbols “[ __ ]” and “[ __ ].WS,” respectively. We cannot assure you, however, that our securities will initially be listed or thereafter continue to be listed on the American Stock Exchange.

___________________

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 19 for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total
Public Offering Price	$10.00	$200,000,000
Underwriting Discount(1)	$0.70	$14,000,000
Proceeds to “China Energy Partners Inc.” (before expenses)	$9.30	$186,000,000

(1)

Includes a non-accountable expense allowance in the amount of 3.0% of the gross proceeds, or $0.30 per unit ($6.0 million in total) payable to the underwriters. The underwriters have agreed to deposit 3.25% of the gross proceeds ($0.325 per unit), which represents all of the non-accountable expense allowance as well as a portion of the underwriting discount, into the trust account until the earlier of the completion of our initial business combination or the liquidation of the trust account. They have further agreed to forfeit any rights to or claims against such proceeds unless we successfully complete our initial business combination. For a more complete discussion, see the section below entitled “Underwriting.”

After the completion of the private placements and this offering, $196,000,000 in the aggregate (approximately $9.80 per unit) (or $224,875,000, or $9.78 per unit if the underwriters’ over-allotment option is exercised in full), will be deposited into a trust account at ____________ maintained by _____________________ acting as Trustee. This amount includes $6.5 million ($0.325 per unit) which will be paid to the underwriters if our initial business combination is consummated, but which will be forfeited by the underwriters if our initial business combination is not consummated. This amount also includes the net proceeds from the sale of the sponsors’ units and the sponsors’ warrants that will be forfeited by such purchasers if our initial business combination is not consummated.

We are offering these units for sale on a firm-commitment basis. Ferris, Baker Watts, Incorporated, acting as representative of the underwriters, expects to deliver our securities to investors in the offering on or about _________, 2008.

Ferris, Baker Watts

Incorporated

The date of this prospectus is ________________ ___, 2008

SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing. References in this prospectus to “we,” “us” or “our company” refer to China Energy Partners Inc. References in this prospectus to “public stockholders” refers to those persons that purchase the securities offered by this prospectus and any of our initial stockholders (as defined below) who purchase these securities either in this offering or afterwards, provided that our initial stockholders’ status as “public stockholders” shall only exist with respect to those securities so purchased. References in this prospectus to our “management team” refer to our officers and directors. Unless otherwise specified, references to “China” or “PRC” refer to the People’s Republic of China as well as the Hong Kong Special Administrative Region, or “Hong Kong SAR,” and the Macau Special Administrative Region, or “Macau SAR,” but does not include Taiwan. All references to “RMB” or “Renminbi” are to the legal currency of China and all references to “U.S. dollars” and “$” are to the legal currency of the United States (the “U.S.”). Discrepancies in tables included in this prospectus between totals and sums of the amounts listed are due to rounding. Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

We are a blank check company formed under the laws of Delaware on March 27, 2007. We were formed to acquire a currently unidentified operating business or several operating businesses through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, which we refer to throughout this prospectus as our initial business combination. To date, our efforts have been limited to organizational activities as well as activities related to this offering. We have not, nor has anyone on our behalf, contacted any potential target business or had any substantive discussions, formal or otherwise, with respect to such a transaction.

While our efforts in identifying a prospective target business will not be limited to a particular industry or location, we intend to focus our search for target businesses in the energy industry (or businesses in closely related industries) in China. We believe the energy business in China is in a significant growth stage and our management team is well-qualified to capitalize on this growth market. We will seek to capitalize on the significant investing experience of Lilia Clemente, our Non-Executive Chairman of the Board, has had over three decades of experience with investments in China and other Asian markets, and Wang Yusuo, our Vice Chairman of the Board, who founded the XinAo Group of companies. Other members of our management team also have a wide range of experience in international markets identifying, acquiring and operating a wide variety of businesses.

Mr. Wang founded the XinAo Group in 1989, and under Mr. Wang’s leadership, XinAo Group has grown through a combination of strategic acquisitions and managed internal growth to become a leading energy company in China. As of June 6 2007, XinAo Group Companies had total assets in excess of RMB 20.6 billion ($2.8 billion) and more than 23,000 employees, and operates through more than 100 subsidiaries and offices in over 80 cities in China and internationally. The primary businesses of XinAo Group include energy development, energy chemicals and energy distribution, emphasizing clean energy. XinAo Group operates a variety of supporting businesses including liquefied natural gas equipment, transport and storage, bio-chemicals, energy equipment, intelligent technology and industrial real estate. Two companies within XinAo Group, XinAo Gas Holdings Limited and Enric Energy Equipment Holdings Limited, are listed companies on the Hong Kong stock exchange. Mr. Wang is the chairman of XinAo Gas Holdings Limited. Mr. Wang and our other management team members affiliated with XinAo Group have extensive experience in the China energy markets, including experience in identifying, evaluating and consummating acquisition transactions in China, as well as financial, tax, operating and legal experience with respect to the conduct of business in China. Mr. Wang and his wife own all of the outstanding equity securities of XinAo.

Our management team believes that China’s economy is one of the fastest growing economies in the world and that the energy industry is a major component of that growth. We believe that with the expertise of our management team and growth opportunity in China markets, the company is well-positioned for successful investment opportunities in the China market. There are political and economic risks of investing in China. For a more complete discussion of these risks, see the section below entitled “Risk Factors—Risks associated with a business combination in China.”

We will seek to acquire a business whose operations can be improved and enhanced with our capital resources and where there are substantial opportunities for both organic and acquisition growth.

Our management team has direct, hands-on experience in most of the major areas of the energy business, including sales and marketing of coal, coal-to-liquids, coal gasification and coal compression technologies, oil and gas exploration and development, crude oil refining and marketing, pipeline transportation of natural gas liquids and ammonia, natural gas liquids and crude oil storage, extraction of natural gas liquids from natural gas fields, sales and marketing of crude oil and natural gas liquids, ownership and operation of convenience stores and gas stations, ownership and operation of extraction facilities sitting over crude oil pipelines, exploration for coal, coal mining and beneficiation operations, coal storage and transportation, development of safety-based systems for the operation of coal mines, uranium exploration, geothermal exploration, photovoltaic and thin-film solar panel development and production, and power distribution and management. We believe that any management or advisory expertise in the few areas that might not be covered by management’s experience can be obtained in the advisory marketplace.

None of our officers and directors are currently principals in blank check companies formed to acquire one or more operating businesses in energy or other industries. However, it is possible that one or more may become principals in a future blank check company. To minimize any conflicts, or the appearance of conflicts, subject to their respective fiduciary obligations existing on the date of this prospectus, each of our officers and directors is expected to agree to present to us for our consideration any company or business having its primary operations in the PRC whose fair market value is at least equal to 80% of the balance of the trust account referenced on the cover of this prospectus (excluding the deferred non-accountable expense allowance and deferred underwriting commissions of $6.5 million). This obligation will expire upon the earlier of (i) our consummation of our initial business combination or (ii) 24 months after the date of this prospectus.

Messrs. Wang, Yu and Cheng owe a fiduciary duty to XinAo Gas Holdings Limited, to present first to XinAo Gas Holdings Limited for consideration before presenting to us any business opportunity relating to gas supply (including but not limited to the investment in, and the operation, design, construction and management of gas pipeline infrastructure and the sale and distribution of piped gas) in the PRC.

Our initial business combination must be with one or more target businesses whose fair market value, individually or collectively, is equal to at least 80% of the balance of the trust account (excluding the deferred non-accountable expense allowance and deferred underwriting commissions of $6.5 million) referenced on the cover of this prospectus at the time the definitive agreements for our initial business combination are executed. This may be accomplished by identifying and acquiring a single business or multiple operating businesses, which may or may not be related, contemporaneously. Though it is not expected to be so, the acquired interest may be less than a majority of the acquired company. The future role of members of our management team, if any, in the target business cannot presently be stated with any certainty. While it is possible that one or more of our officers or directors will remain associated in some capacity with us following our initial business combination, we have no current assurance that they will and we may employ other personnel. Moreover, we cannot assure you that members of our management team will have significant experience or knowledge relating to the operations of the particular target business.

If we are unable to consummate a business combination within 24 months after the date of this prospectus, in accordance with our amended and restated certificate of incorporation, we will liquidate and distribute the proceeds held in the trust account to our public stockholders in an amount we expect to be approximately $9.80 per share of common stock held by them (or approximately $9.78 per share if the underwriters exercise their over-allotment option in full), without taking into account any interest earned on such funds (which may be used for certain delineated purposes).

Private Placements

Effective December 6, 2007, we issued to our initial stockholders 4,750,000 shares of our common stock and have accepted from them subscriptions for 2,250,000 warrants for an aggregate of $26,000 in cash, at a purchase price of $0.005 per share and $.001 per warrant. We refer to the current holders of these securities as the “initial stockholders,” and we refer to these outstanding shares of common stock as the “founders’ common stock” and the warrants as “founders’ warrants” throughout this prospectus. The founders’ common stock is subject to an upward adjustment of up to 750,000 shares to the extent that the underwriters’ over-allotment option is exercised or is exercised in part so that the holders of our founders’ common stock (including the founders’ common stock contained in the sponsors’ units) will collectively own 20% of our common stock after consummation of this offering and exercise or expiration of the over-allotment option (assuming none of the initial stockholders purchase units in this offering).

XinAo intends to purchase an aggregate of 2,500,000 warrants, at a price of $1.00 per warrant ($2.5 million in the aggregate), in a private placement that will occur simultaneously with the consummation of this offering. In addition, Jade has agreed to purchase an aggregate of 250,000 units, at a price of $10.00 per unit ($2.5 million in the aggregate), in a private placement that will occur simultaneously with the consummation of this offering. Atherstone has agreed to purchase from Jade all of Jade’s founders’ common stock, founders’ warrants and sponsors’ units upon the consummation of this offering. We refer to XinAo, Jade and Atherstone as “our sponsors,” and we refer to the subscribed for units as “sponsors’ units” and the subscribed for warrants (including the warrants contained in the sponsors’ units) as “sponsors’ warrants” throughout this prospectus. Collectively, we refer to the sponsors’ warrants and the sponsors’ units as the “sponsors’ securities.” Wang Yusuo, our Vice Chairman, and his wife own all of the outstanding equity securities of XinAo. Lilia C. Clemente, our Non-Executive Chairman, and Leopoldo M. Clemente, Jr., our Senior Vice President – Research, are co-owners of Jade. Girish Bhagat, a director of our company, is Chief Executive Officer of Atherstone Capital Markets Limited (an affiliate of Atherstone).

The sale of the sponsors’ warrants and the sponsors’ units will be made pursuant to Regulation S promulgated under the Securities Act of 1933, or pursuant to the exemption from registration contained in Section 4(2) of the Securities Act. The $5.0 million of proceeds from the sale of such securities immediately prior to the date of this prospectus will be added to the proceeds of this offering and will be held in the trust account pending our completion of our initial business combination on the terms described in this prospectus. If we do not complete our initial business combination, then the $5.0 million will be part of the liquidating distribution to our public stockholders, and the sponsors’ warrants will expire worthless. Jade and Atherstone will agree to waive any right to receive a liquidation distribution with respect to the founders’ common stock included in the sponsors’ units in the event we fail to consummate our initial business combination.

Each sponsors’ unit will include one share of founders’ common stock and one sponsor’s warrant. The sponsors’ warrants will be substantially identical to the warrants sold in this offering but may not be sold or otherwise transferred until after we complete our initial business combination (except in limited circumstances), and will be exercisable on a cashless basis and will be non-redeemable so long as they are held by the sponsors or their permitted transferees. The sponsors’ warrants, the shares of common stock issuable upon exercise of the sponsors’ warrants and the shares of common stock included in the sponsors’ units will be entitled to registration rights under an agreement to be signed on or before the date of this prospectus to enable their resale commencing on the date such securities become transferable.

We have elected to make the sponsors’ warrants non-redeemable in order to provide the purchasers a potentially longer exercise period for those warrants because the purchasers will bear a higher risk as they are being required to hold such warrants until the consummation of our initial business combination. Furthermore, we have agreed that the sponsors’ warrants may be exercised on a “cashless basis” so long as they are held by the sponsors or their permitted transferees so as to, among other reasons, permit tacking of holding periods under Rule 144. We have provided this feature because if such persons are affiliated with us following our initial business combination, their ability to sell our securities in the open market will be significantly limited. If they remain insiders, we will have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time, an insider cannot trade in our securities if he is in possession of material non-public information. In addition, even when permissible under our policies and under the law, sales on the open market by our affiliates could adversely affect the market for our securities. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of common stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the holders of the sponsors’ warrants could be significantly restricted from selling such securities. We believe that cashless exercise will in many cases benefit us and our affiliates by providing an alternative to sales of common shares on the open market to pay the exercise price, and by permitting insiders to calculate the holding period under Rule 144 promulgated under the Securities Act based on the date of initial acquisition of the warrant rather than the date of exercise, permitting sales of the underlying common shares under Rule 144 rather than pursuant to a registration statement which must be kept in effect and available.

The holders of the sponsors’ securities are permitted to transfer such securities (i) to permitted transferees, (ii) in transfers resulting from death, (iii) by operation of law, (iv) for estate planning purposes to persons immediately related to the transferor by blood, marriage or adoption, or (v) to any trust solely for the benefit of such transferor and/or the persons described in the preceding clause, but the transferees receiving such securities will be subject to the same sale restrictions imposed on the persons who initially purchase these securities from us. If any of the holders of the sponsors’ warrants acquire warrants for their own account in the open market, any such warrants will be redeemable. If our other outstanding warrants are redeemed and the market price of a share of our common stock rises following such redemption, the holders of the sponsors’ warrants could potentially realize a larger gain on exercise or sale of those warrants than is available to other warrant holders, although we do not know if the price of our common stock would increase following a warrant redemption. If our share price declines in periods subsequent to a warrant redemption and the purchasers who initially acquired these warrants from us continue to hold the sponsors’ warrants, the value of those warrants still held by these persons may also decline. The sponsors’ securities will be differentiated from securities, if any, purchased in or following this offering by the sponsors through the legends contained on the certificates representing the sponsors’ securities indicating the restrictions and rights specifically applicable to such securities as are described in this prospectus.

We borrowed $220,000 pursuant to promissory notes dated July 12, 2007 from certain of our initial stockholders and $200,000 pursuant to a note dated October 4, 2007 from XinAo, all bearing interest at 10% per annum and due at the earlier of March 31, 2008 or the consummation of this offering. We refer to these borrowings as the “founders loan” and the “sponsor loan,” respectively. In connection with the founders loan, we will issue to those lenders an aggregate of 220,000 warrants immediately prior to the date of this prospectus. We refer to these warrants as the “founders’ loan warrants.” The founders’ loan warrants have terms identical to the sponsors’ warrants.

Our executive offices are located at 45 Rockefeller Plaza, Suite 2000, 630 Fifth Avenue, New York, New York 10111, and our telephone number at this address is (212) 332-3479.

The Offering

         In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled “Risk Factors” beginning on page 19 of this prospectus.

Securities offered:	20,000,000 units, each unit consisting of:

•	one share of common stock; and

•	one warrant.

Trading commencement and separation of common stock and warrants:	The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants will trade separately on the 30th day after the date of this prospectus unless Ferris, Baker Watts, Incorporated determines that an earlier date is acceptable.

Separate trading of the common stock and warrants is initially prohibited:	In no event will Ferris, Baker Watts, Incorporated allow separate trading of the common stock and warrants until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K, including an audited balance sheet, upon the consummation of this offering. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Current Report on Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. We will also disclose in a Current Report on Form 8-K (or amendment to such report) if Ferris, Baker Watts, Incorporated has allowed separate trading of the common stock and warrants prior to the 30th day after the date of this prospectus.

Units:

Number outstanding before this offering:	--

Number to be outstanding after this offering:	20,000,000 units

Common stock:

Number outstanding before this offering:	4,750,000 shares

Number to be sold privately prior to consummation of this offering:	250,000 shares

Number to be outstanding after this offering and private placements:	25,000,000 shares

Warrants:

Number outstanding before this offering:	--

Number sold or to be sold privately prior to consummation of this offering:	5,220,000 warrants

Number to be outstanding after this offering and private placements:	25,220,000 warrants

Exercisability:	Each warrant is exercisable to purchase one share of our common stock.

Exercise price:	$7.50 per share

Exercise period:	The warrants will become exercisable on the later of:

•	the completion of our initial business combination, or

•	twelve months from the date of this prospectus;

provided in each case that we have an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available.

We have agreed to use our best efforts to have an effective registration statement covering shares of common stock issuable upon exercise of the warrants from the date the warrants become exercisable and to maintain a current prospectus relating to those shares stock until the warrants expire or are redeemed. The warrants will expire at 5:00 p.m., New York time, five years from the date of this prospectus or earlier upon redemption.

On the exercise of any warrant, the warrant exercise price will be paid directly to us and not placed in the trust account.

Redemption:	At any time while the warrants are exercisable and there is an effective registration statement covering the shares of common stock issuable upon exercise of the warrants available and current, we may redeem the outstanding warrants (except as described below with respect to the sponsors’ warrants, the founders’ warrants and the founders’ loan warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption (the “30-day redemption period”); and if, and only if, the last sale price of our common stock equals or exceeds $14.25 per share for any 20 trading days within a 30

•	trading day period ending at least three business days before we send the notice of redemption.

If the foregoing conditions are satisfied and we issue a notice of redemption, each warrant holder can exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the common stock may fall below the $14.25 trigger price as well as the $7.50 warrant exercise price after the redemption notice is issued.

We will not redeem the warrants unless an effective registration statement covering the shares of common stock issuable upon exercise of the warrants is current and available throughout the 30-day redemption period.

Reasons for redemption limitations:	We have established the above conditions to our exercise of redemption rights to provide:

•	warrant holders with adequate notice of exercise only after the then-prevailing common stock price is substantially above the warrant exercise price; and

•	a sufficient differential between the then-prevailing common stock price and the warrant exercise price so there is a buffer to absorb the market reaction, if any, to our redemption of the warrants.

Founders’ common stock and founders’ warrants:	Effective December 6, 2007, we issued to our initial stockholders 4,750,000 shares of our common stock and have accepted from them subscriptions for 2,250,000 warrants for an aggregate of $26,000 in cash, at a purchase price of $0.005 per share and $.001 per warrant. The founders’ warrants are identical to the sponsors’ warrants. The founders’ common stock is identical to the common stock included in the units being sold in this offering, except that:

•	the founders’ common stock is subject to the transfer restrictions described below;

•	the initial stockholders will agree to vote the founders’ common stock in the same manner as a majority of the public stockholders in connection with our initial business combination and the amendment to our amended and restated certificate of incorporation to provide for our perpetual existence;

•	the initial stockholders will not be able to exercise conversion rights (as described below) with respect to the founders’ common stock; and

•	the initial stockholders will agree to waive their rights to participate in any liquidation distribution with respect to the founders’ common stock if we fail to consummate our initial business combination.

The initial stockholders will agree, subject to certain exceptions, not to sell or otherwise transfer any of the founders’ common stock until six months after the date of the completion of our initial business combination or earlier if, subsequent to our initial business combination, (i) the last sale price of our common stock equals or exceeds $20.00 per share for any 20 trading days within any 30-trading day period or (ii) we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. We refer to such restrictions as the “transfer restrictions” throughout this prospectus. In addition, the initial stockholders along with the sponsors will be entitled to registration rights with respect to the founders’ common stock, the common stock included in the sponsors units and the common stock underlying the founders’ warrants, the founders loan warrants, and the sponsors warrants, under a registration rights agreement to be signed on or before the date of this prospectus.

Sponsors’ securities purchased through private placements:

XinAo has agreed to purchase an aggregate of 2,500,000 sponsors’ warrants, at a price of $1.00 per warrant ($2.5 million in the aggregate), in a private placement that will occur simultaneously with the consummation of this offering. In addition, Jade has agreed to purchase an aggregate of 250,000 sponsors’ units, at a price of $10.00 per unit ($2.5 million in the aggregate), in a private placement that will occur simultaneously with the consummation of this offering. Atherstone has agreed to purchase from Jade all of Jade’s founders’ common stock, founders’ warrants and sponsors’ units upon the consummation of this offering. Each sponsors’ unit will include one founders’ share of common stock and one sponsors’ warrant. XinAo and Jade will be obligated to purchase the sponsor’s securities from us immediately prior to the consummation of this offering, and Atherstone will be obligated to purchase the sponsors’ units from Jade simultaneously with Jade’s purchase of the sponsors’ units from us. The purchase price of the sponsors’ securities will be added to the proceeds from this offering to be held in the trust account pending the completion of our initial business combination. If we do not complete our initial business combination, then the $5.0 million purchase price will become part of the liquidating distribution to our public stockholders and the sponsors’ warrants will expire worthless. The underwriters are not entitled to any underwriting discounts or commissions on the sale of the sponsors’ securities.

The sponsors’ warrants are identical to the public warrants, except as otherwise necessary to reflect the fact that they were sold in a private placement, to permit delivery of unregistered shares upon exercise and to permit net cashless exercise so as to, among other reasons, permit tacking of holding periods under Rule 144. Subject to limited exceptions (such as a transfer to relatives and trusts and controlled entities for estate and tax planning purposes, and upon death), the sponsors’ warrants are not transferable until we consummate our initial business combination, and will be non-redeemable so long as they are held by the sponsors or their permitted transferees. In addition, commencing on the date such warrants become exercisable, the shares of common stock issuable upon exercising the sponsors’ warrants will be entitled to registration rights under a registration rights agreement to be signed on or before the date of this prospectus.

Sponsor loan, founders loan and founders’ loan warrants:	We borrowed $220,000 pursuant to the founders loan and $200,000 pursuant to the sponsor loan, all bearing interest at 10% per annum and due at the earlier of March 31, 2008 or the consummation of this offering. In connection with the founders loan, we will issue to the lenders an aggregate of 220,000 founders’ loan warrants immediately prior to the date of this prospectus. The founders’ loan warrants have terms identical to the sponsors’ warrants, including registration rights.

Proposed American Stock Exchange symbols for our:

Units:	“[ __ ].U”

Common stock:	“[ __ ]”

Warrants:	“[ __ ].WS”

Offering and sponsors’ securities private placement proceeds to be held in trust account and amounts payable prior to trust account distribution or liquidation:	$196.0 million, or approximately $9.80 per unit ($224.9 million, or approximately $9.78 per unit, if the underwriters’ over-allotment option is exercised in full) of the proceeds of this offering and the private placement of the sponsors’ securities will be placed in a trust account at ______________ with _____________________ as trustee, pursuant to an agreement to be signed on the date of this prospectus. These proceeds include $6.5 million of deferred non-accountable expense allowance and deferred underwriting commissions. We believe that the inclusion in the trust account of the purchase price of the sponsors’ securities, the deferred non-accountable expense allowance and deferred underwriting commission is a benefit to our public stockholders because additional proceeds will be available for distribution to investors if a liquidation of our company occurs prior to our completing our initial business combination.

Except as described below, proceeds in the trust account will not be released until the earlier of completion of a business combination or our liquidation. Unless and until our initial business combination is consummated, proceeds held in the trust account will not be available for our use for any purpose, including the payment of expenses related to (i) this offering and (ii) the investigation, selection and negotiation of an agreement with one or more target businesses, except there can be released to us from the trust account (y) interest income earned on the trust account balance to pay any income taxes on such interest and (z) interest income earned of up to $3.25 million on the trust account balance to fund our working capital requirements, provided that after such release there remains in the trust account a sufficient amount of interest income previously earned on the trust account balance to pay any due and unpaid income taxes on such $3.25 million of interest income (which provision we refer to as the tax holdback).

Limited payments to insiders:	There will be no fees, reimbursements or other cash payments paid to our initial stockholders, officers, directors or their affiliates prior to, or for any services they render in order to effectuate, the consummation of a business combination (regardless of the type of transaction that it is) other than:

•	Repayment of the $220,000 founders loan and the $200,000 sponsor loan, both bearing interest at the rate of 10% per annum plus the issuance of 220,000 founders’ loan warrants;

•	Payment of an aggregate of $10,000 per month to Clemente Asset Management LLC, an affiliate of Lilia Clemente and Leopoldo M. Clemente, Jr., for office space, secretarial and administrative services; and

•	Reimbursement for any expenses incident to identifying, investigating and consummating a business combination with one or more target businesses, none of which have been incurred to date, and incident to this offering. Our audit committee will review and approve all reimbursements made to our initial stockholders, officers, directors or their affiliates, and any reimbursements made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval. There is no limit on the amount of reimbursable expenses relating to the offering and the completion of a business combination (except that reimbursement may not be made using funds in the trust account unless and until our initial business combination is consummated).

All amounts held in the trust
    account that are not subject to
    properly exercised conversion
    rights, released to us in the
    form of interest income or
    taxes payable thereon or
    payable to the underwriters
    for the deferred non-
    accountable expense
    allowance will be released
    to us on closing of our initial
business combination:	All amounts held in the trust account that are not subject to properly exercised conversion rights (as described below) or previously released to us as interest income or taxes payable thereon will be released on closing of our initial business combination. We will use these funds to pay amounts due to any public stockholders who properly exercise their conversion rights and to pay the underwriters the deferred non-accountable expense allowance and deferred underwriting commissions that is equal to a total of 3.25% of the gross proceeds of this offering, or $6.5 million. Funds released from the trust account to us can be used to pay all or a portion of the purchase price of the business or businesses with which our initial business combination occurs. If our initial business combination is paid for using stock or debt securities, we may apply the cash released to us from the trust account to general corporate purposes, including for maintenance or expansion of operations of acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination or to fund the purchase of other companies or for working capital.

Certificate of Incorporation:	As discussed below, there are specific provisions in our amended and restated certificate of incorporation that may not be amended prior to our consummation of our initial business combination, including our requirements to seek stockholder approval of such a business combination and to allow our stockholders to seek conversion of their shares if they do not approve of such a business combination. While we have been advised that such provisions limiting our ability to amend our certificate of incorporation may not be enforceable under Delaware law, we view these provisions, which are contained in Article Sixth of our amended and restated certificate of incorporation, as obligations to our stockholders and will not take any action to amend or waive these provisions.

Our amended and restated certificate of incorporation also provides that we will continue in existence only until 24 months after the date of this prospectus. If we have not completed our initial business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). In connection with a proposed initial business combination that we submit to our stockholders for approval, we will also submit to stockholders a proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence, thereby removing this limitation on our corporate life. We will only consummate our initial business combination if stockholders vote both in favor of such business combination and our amendment to provide for our perpetual existence. The approval of the proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence will require the affirmative vote of a majority of our outstanding shares of common stock. We view this provision terminating our corporate life 24 months after the date of this prospectus as an obligation to our stockholders and will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of our initial business combination.

Stockholders must approve initial business combination:	We will seek stockholder approval before effecting our initial business combination, even if the business combination would not ordinarily require stockholder approval under applicable state law.

In connection with the stockholder vote required to approve our initial business combination and the amendment to our amended and restated certificate of incorporation for our perpetual existence, the initial stockholders will agree to vote the founders’ common stock in the same manner as a majority of the public stockholders.

Conditions to consummating our initial business combination:	Our initial business combination must be consummated with one or more operating businesses whose fair market value is, either individually or collectively, equal to at least 80% of the balance of the trust account (excluding the deferred non-accountable expense allowance and deferred underwriting commissions of $6.5 million) at the time of the execution of the definitive agreements for the acquisition. While we expect that our initial business combination will involve only one business, it is possible that we may seek to consummate business combinations with more than one business, in which case such transactions must be consummated simultaneously.

If we acquire less than 100% interest in the target business, such interest must have a fair market value at least equal to 80% of the balance of the trust account (excluding the deferred non-accountable expense allowance and deferred underwriting commissions of $6.5 million) at the time the definitive agreements for the business combination are executed. The fair market value of a portion of a target business will be calculated by multiplying the fair market value of the entire business by the percentage of the target we acquire. We may seek to consummate a business combination with an initial target business or businesses with a collective fair market value in excess of 80% of the balance of the trust account (excluding the deferred non-accountable expense allowance and deferred underwriting commissions of $6.5 million). However, we may need to obtain additional financing to consummate such a business combination and have not taken any steps to obtain any such financing.

We will consummate our initial business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of our initial business combination and less than 30% of the shares sold in this offering are voted against the business combination and properly exercise their conversion rights described below. Our threshold for conversion rights has been established at 30% in order for this offering to be similar to other offerings by blank check companies currently in the market. However, historically, a 20% threshold has been more typical in offerings of this type. We have selected the higher threshold to reduce the risk of a small group of stockholders exercising undue influence on the stockholder approval process and to make it easier for us to receive stockholder approval of a business combination. However, the 30% threshold entails certain risks described under the heading “Risk Factors--The fact that we will proceed with the business combination if public stockholders holding less than 30% of the shares sold in this offering exercise their conversion rights, rather than the 20% threshold of most other blank check companies, may hinder our ability to consummate a business combination in the most efficient manner or to optimize our capital structure.” It is important to note that voting against our initial business combination alone will not result in conversion of a stockholder’s shares into a pro rata share of the trust account. Such conversion occurs only when the stockholder properly exercises the conversion rights described below.

We will not enter into our initial business combination with an entity which is affiliated with any of our initial stockholders unless we obtain an opinion from an independent investment banking firm or internationally recognized appraiser that the business combination is fair to our stockholders from a financial point of view.

Conversion rights for stockholders voting to reject our initial business combination:	Public stockholders voting against our initial business combination and properly exercising their conversion rights will be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account including interest earned, net of the deferred non-accountable expense allowance and deferred underwriting commissions, net of income taxes payable on interest earned and net of interest income of up to $3.25 million on the trust account balance previously released to us to fund our working capital requirements, if our initial business combination is approved and completed. If the initial business combination is not approved or otherwise not consummated for any reason, then public stockholders voting against our initial business combination will not be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account. Such public stockholders would be entitled to convert their shares of common stock into a pro rata share of the aggregate amount on deposit in the trust account only in the event that such stockholders properly exercise their conversion rights and affirmatively elect to vote against a subsequent initial business combination which is approved by stockholders and completed, or in connection with our dissolution and liquidation. The initial stockholders will not be able to exercise conversion rights with respect to any of our shares that they may acquire prior to, in or after this offering under any circumstances.

Public stockholders who properly convert their common stock into a pro rata share of the trust account will be paid their conversion price promptly following the consummation of our initial business combination and will continue to have the right to exercise any warrants they own. The initial per share conversion price is approximately $9.80 (or approximately $9.78 if the underwriters’ over-allotment option is exercised in full), without taking into account any interest earned on such funds. Since this amount is less than the $10.00 per unit price in this offering and may be lower than the market price of the common stock on the date of conversion, there may be a disincentive on the part of public stockholders to exercise their conversion rights.

Liquidation if no business combination:	If we are unable to complete a business combination within 24 months after the date of this prospectus, in accordance with our amended and restated certificate of incorporation, our corporate existence will cease except for the purposes of winding up our affairs and liquidating pursuant to Section 278 of the Delaware General Corporation Law, in which case we will as promptly as practicable thereafter adopt a plan of distribution in accordance with Section 281(b) of the Delaware General Corporation Law. Section 278 provides that our existence will continue for at least three years after its expiration for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and of enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized.

Our existence will continue automatically even beyond the three-year period for the purpose of completing the prosecution or defense of suits begun prior to the expiration of the three-year period, until such time as any judgments, orders or decrees resulting from such suits are fully executed.

Section 281(b) will require us to pay or make reasonable provision for all then-existing claims and obligations, including all contingent, conditional, or unmatured contractual claims known to us, and to make such provision as will be reasonably likely to be sufficient to provide compensation for any then-pending claims and for claims that have not been made known to us or that have not arisen but that, based on facts known to us at the time, are likely to arise or to become known to us within 10 years after the date of dissolution. Under Section 281(b), the plan of distribution must provide for all of such claims to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. If there are insufficient assets to provide for all such claims, the plan must provide that such claims and obligations be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of legally available assets. These claims must be paid or provided for before we make any distribution of our remaining assets to our stockholders. We cannot assure you funds outside the trust account will be sufficient to pay or provide for all creditors’ claims. Although we will seek to have all third parties (including any vendors or other entities we engage after this offering) and any prospective target businesses enter into valid and enforceable agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. We have not engaged any such third parties or asked for or obtained any such waiver agreements at this time. There is no guarantee that the third parties would not challenge the enforceability of these waivers and bring claims against the trust account for monies owed them. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Lilia C. Clemente and Wang Yusuo, our Non-Executive Chairman of the Board and Vice Chairman of the Board, respectively, will agree that they will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us, but only if such a vendor or prospective target business does not execute such a waiver. However, we cannot assure you that they will be able to satisfy those obligations, if they are required to do so.

Our initial stockholders and sponsors will agree to waive their rights to participate in any liquidation distribution with respect to the founders’ common stock and the common stock included in the sponsors’ units, respectively. We will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, all of our officers and directors will agree to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $25,000) and have agreed not to seek repayment for such expenses.

If we are unable to conclude an initial business combination and we expend all of the net proceeds of this offering and the initial founders’ investment other than the proceeds deposited in the trust account, without taking into account any interest earned on the trust account, we expect that the initial per-share liquidation price will be approximately $9.80 (or approximately $9.78 per share if the underwriters’ over-allotment option is exercised in full), or $0.20 less than the per-unit offering price of $10.00 ($0.22 less if the underwriters’ over-allotment is exercised in full). The proceeds deposited in the trust account could, however, become subject to claims of our creditors that are in preference to the claims of our stockholders. In addition, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. Therefore, we cannot assure you that the actual per-share liquidation price will not be less than approximately $9.80 (or approximately $9.78 per share if the underwriters’ over-allotment option is exercised in full).

Audit committee to monitor compliance:	Effective upon consummation of this offering, we will establish, and will maintain, an audit committee to, among other things, monitor compliance on a quarterly basis with the terms described above and the other terms relating to this offering. If any noncompliance is identified, then the audit committee will be charged with the responsibility to immediately take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering.

Determination of offering amount:	We determined the size of this offering based on our estimate of the capital required to facilitate our initial business combination with one or more viable target businesses with sufficient scale to operate as a stand-alone public entity. We intend to utilize the cash proceeds of this offering and the private placement of the sponsors’ securities, our capital stock, debt or a combination of these as the consideration to be paid in our initial business combination. Based on the experience of our management team, we believe that there should be opportunities to acquire one or more companies. This belief is not based on any research, analysis, evaluations, discussions or compilations of information with respect to any particular investment or any such action undertaken in connection with our organization. We cannot assure you that our belief is correct, that we will be able to successfully identify acquisition candidates, that we will be able to obtain any necessary financing or that we will be able to consummate a transaction with one or more operating companies.

Risks

We are a newly formed company that has conducted no operations and has generated no revenues. Until we complete our initial business combination, we will have no operations and will generate no operating revenues. In making your decision on whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 19 of this prospectus.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	December 12, 2007
	Actual	As Adjusted
Balance Sheet Data:
Working capital (deficiency)	$(113,775)	$190,015,520
Total assets	$461,026	$196,515,520
Total liabilities	$447,756	$6,500,000
Value of common stock which may be converted to cash	$—	$58,799,990
Stockholders’ equity	$13,270	$131,215,530

The “as adjusted” information gives effect to the sale of the units we are offering including the application of the related gross proceeds, the receipt of $5,000,000 from the sale of the sponsors’ securities immediately prior to the date of this prospectus, repayment of the $220,000 founders loan and the $200,000 sponsor loan, and the payment of the estimated remaining expenses of this offering. The “as adjusted” working capital and “as adjusted” total assets includes approximately $6.5 million being held in the trust account representing the deferred non-accountable expense allowance and deferred underwriting commissions.

The “as adjusted” working capital and total assets amounts include approximately $196.0 million to be held in the trust account, including approximately $6.5 million being held in the trust account representing the deferred non-accountable expense allowance and deferred underwriting commissions, which will be available to us as described in this prospectus. If no initial business combination is consummated, the proceeds held in the trust account, including the deferred non-accountable expense allowance and deferred underwriting commissions, and all interest thereon, net of income taxes on such interest and interest income of up to $3.25 million on the trust account balance released to us to fund our working capital requirements, will be distributed solely to our public stockholders as part of a plan of distribution upon termination of our corporate existence.

We will not consummate our initial business combination if public stockholders owning 30% or more of the shares of common stock included in the units sold in this offering vote against the business combination and properly exercise their conversion rights. Accordingly, we may effect our initial business combination if public stockholders owning up to 30% (minus one share) of the 20,000,000 shares of common stock included in the units sold in this offering cast a vote against our initial business combination and properly exercise their conversion rights. If this occurred, we would be required to convert to cash up to approximately 5,999,999 shares (or 6,899,999 shares if the underwriters exercise their over-allotment option in full) at an initial per-share conversion price of $9.80 for approximately $58,799,990 in the aggregate (or approximately $9.78 per share for approximately $67,412,990 in the aggregate if the underwriters exercise their over-allotment option in full). The actual per-share conversion price will be equal to:

•

the aggregate amount then on deposit in the trust account, before payment of the deferred non-accountable expense allowance and deferred underwriting commissions, and including accrued interest, net of income taxes on such interest and net of interest income on the trust account balance released to us as described above, as of two business days prior to the proposed consummation of our initial business combination,

•	divided by the number of shares of common stock sold in this offering.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this prospectus before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below.

Risks associated with our business and this offering

We are a newly formed development stage company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

We are a recently formed development stage company with no operating results, and we will not commence operations until obtaining funding through this offering. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective of completing our initial business combination with one or more target businesses. We have no plans, arrangements or understandings with any prospective target business concerning our initial business combination and may be unable to complete our initial business combination. If we expend all of the $500,000 in proceeds from this offering not held in trust and the interest income earned (net of taxes payable on such interest) of up to $3.25 million on the balance of the trust account that may be released to us to fund our working capital requirements in seeking our initial business combination, but fail to complete such a combination, we will never generate any operating revenues.

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”

As of December 12, 2007, we had $333,981 in cash and a working capital deficiency of $113,775. Further, we have incurred and expect to continue to incur significant costs in connection with this offering and subsequent to this offering in pursuit of our acquisition plans. Management’s plans to address this need for capital through this offering are discussed in the section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We cannot assure you that our plans to raise capital or to consummate our initial business combination will be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern. The financial statements contained elsewhere in this prospectus do not include any adjustments that might result from our inability to consummate this offering or our inability to continue as a going concern.

If we are unable to complete our initial business combination and are forced to liquidate, our public stockholders will receive less than $10.00 per share (the offering price per unit hereunder) upon distribution of the trust account and their warrants will expire worthless.

If we are unable to complete our initial business combination within 24 months after the date of this prospectus and are forced to liquidate our assets, the per share liquidation may be less than $10.00 because of the interest income earned (net of taxes payable on such interest) of up to $3.25 million on the balance of the trust account that may be released to us to fund our working capital requirements in seeking our initial business combination (although the per share liquidation price could be $10.00 or more as a result of interest earned on the trust account). The liquidation price will be $9.80 per share (or $9.78 if the underwriters’ over-allotment option is exercised in full), plus interest earned thereon (net of amounts released to us and net of taxes payable thereon), which includes the net proceeds of this offering and the private placement of the sponsors’ warrants and $6.5 million ($0.325 per share) of the deferred non-accountable expense allowance and deferred underwriting commissions. Lilia C. Clemente and Wang Yusuo, our Non-Executive Chairman of the Board and Vice Chairman of the Board, respectively, are expected to indemnify us for the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us, but only if such vendor or prospective target business does not execute a waiver. While we intend to pay, or reserve for payment, from funds not held in trust, all our liabilities and obligations, if it is subsequently determined that the reserve for liabilities is insufficient, the trust fund could become available to satisfy creditors. Furthermore, there will be no distribution with respect to the warrants included in the units and, accordingly, those warrants will expire worthless if we liquidate before the completion of our initial business combination. For a more complete discussion of the effects on our public stockholders if we are unable to complete our initial business combination, see the section below entitled “Effecting Our Initial Business Combination—Liquidation if no business combination.”

If we are unable to consummate our initial business combination, our public stockholders will be forced to wait the full 24 months or more before receiving liquidation distributions.

We have 24 months after the date of this prospectus in which to complete our initial business combination. We have no obligation to return funds to investors prior to such date unless we consummate our initial business combination prior thereto and only then in cases where investors have properly exercised their conversion rights. Only after the expiration of the full 24-month time period will public stockholders be entitled to liquidation distributions if we are unable to complete our initial business combination. Accordingly, investors’ funds may be unavailable to them until such date. It may take additional time after the expiration of such 24 month period to complete the administrative steps we must take prior to making liquidation distributions.

We may require public stockholders who wish to convert their shares to comply with specific requirements for conversion that may make it more difficult for them to exercise their conversion rights prior to the deadline for exercising conversion rights.

We may require public stockholders who wish to convert their shares to physically tender their stock certificates to our transfer agent prior to the stockholder meeting or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. It is our understanding that stockholders should generally allow at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical stock certificate. If we elect to require physical tender and it takes longer than we anticipate to obtain a physical certificate, public stockholders who wish to convert may be unable to obtain physical certificates by the deadline for exercising their conversion rights and thus will be unable to convert their shares.

You will not be entitled to protections normally afforded to investors in blank check companies.

Since the net proceeds of this offering are intended to be used to complete our initial business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, since it is anticipated that our securities will be listed on the American Stock Exchange, a national securities exchange, and we will have net tangible assets in excess of $5.0 million upon the successful consummation of this offering and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors in blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Because we are not subject to Rule 419, our units will be immediately tradable and we have a longer period of time to complete our initial business combination than we would if we were subject to such rule. For a more detailed comparison of our offering to offerings under Rule 419, see the section entitled “Comparison to offerings of blank check companies” below.

Because there are numerous companies with a business plan similar to ours seeking to effectuate a business combination, it may be more difficult for us to do so.

Since August 2003, based upon publicly available information as of December 2007, approximately 129 similarly structured blank check companies have completed initial public offerings in the United States. Of these companies, only 39 companies have consummated an initial business combination, while 23 companies have announced they have entered into a definitive agreement for an initial business combination, but have not consummated such business combination, and seven companies have failed to complete business combinations and have either dissolved or announced their intention to dissolve and return trust proceeds to their stockholders. Accordingly, as of December 2007, there were approximately 60 blank check companies with more than $8.0 billion in trust that are seeking initial business combinations. Furthermore, there are a number of additional offerings for blank check companies that are still in the registration process but have not completed initial public offerings and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of our initial business combination. While some of those companies must complete an initial business combination in specific industries, a number of them may consummate an initial business combination in any industry they choose. Therefore, we may be subject to competition from these and other companies seeking to consummate a business plan similar to ours. Because of this competition, we cannot assure you that we will be able to effectuate our initial business combination within the required time period.

Based upon publicly-available information, as of December 2007, approximately 14 similarly structured blank check companies focusing on doing a business combination in China and/or Asia have completed initial public offerings since August 2003 and six others have filed registration statements. Of these companies, only four companies have consummated a business combination, while two other companies have announced they have entered into a definitive agreement for a business combination, but have not consummated such business combination and one has liquidated. Accordingly, there are approximately ten blank check companies with approximately $689.1 million in trust that are seeking to carry out a business plan similar to our business plan. In addition, there are approximately five similarly structured blank check companies focusing on doing a business combination in China and/or Asia with a planned $432.0 million of gross proceeds currently in registration and waiting to complete initial public offerings.

If the interest income earned of up to $3.25 million on the balance of the trust account that may be released to us to fund our working capital requirements and the net proceeds of this offering not being held in trust are insufficient to allow us to operate for at least the next 24 months, we may be unable to complete our initial business combination.

We believe that, upon consummation of this offering, the funds available to us outside of the trust account, plus the interest earned on the funds held in the trust account that may be available to us, will be sufficient to allow us to operate for at least the next 24 months, assuming that our initial business combination is not consummated during that time. However, we cannot assure you that our estimates will be accurate. We could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination. If we entered into a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business.

If we do not conduct an adequate due diligence investigation of a target business with which we combine, we may be required to subsequently take write-downs or write-offs, restructuring, and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.

We must conduct a due diligence investigation of the target businesses with which we intend to combine. Intensive due diligence is time consuming and expensive due to the operations, accounting, finance and legal professionals who must be involved in the due diligence process. Even if we conduct extensive due diligence on a target business with which we combine, we cannot assure you that this diligence will surface all material issues that may affect a particular target business, or that factors outside the control of the target business and outside of our control will not later arise. If our diligence fails to identify issues specific to a target business, industry or the environment in which the target business operates, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our common stock. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing.

A decline in interest rates could limit the amount available to fund our search for a target business or businesses and complete our initial business combination since we will depend on interest earned on the trust account to fund our search, to pay our tax obligations and to complete our initial business combination.

In addition to $500,000 of the proceeds of this offering held outside of the trust account, only the interest income earned (net of taxes payable on such interest) of up to $3.25 million on the trust account balance will be available to us to fund our working capital requirements and only if there is sufficient net interest earned to provide for such funds. We will therefore depend on interest earned on the proceeds held in the trust account to provide us with the additional working capital we will need to identify one or more target businesses and to complete our initial business combination, as well as to pay any tax obligations that we may owe. A substantial decline in interest rates may result in our having insufficient funds available with which to structure, negotiate or close our initial business combination. In such event, we would need to borrow funds from our initial stockholders or sponsors to operate or may be forced to liquidate. Our initial stockholders and sponsors are under no obligation to advance funds in such circumstances.

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation price received by public stockholders may be less than approximately $9.80 (or $9.78 if the underwriters’ over-allotment option is exercised in full).

Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to have all vendors and service providers we engage and all prospective target businesses with which we negotiate, execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, some may decline to execute such agreements and we may elect nonetheless to use them. Vendors, service providers and prospective target businesses, who execute such agreements with us may nonetheless seek recourse against the trust account. There is also no guarantee that a court would uphold the validity of such agreements.

Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of our public stockholders and, as a result, the per-share liquidation price could be less than $9.80 (or $9.78 if the underwriters’ over-allotment option is exercised in full) due to claims of such creditors. If we liquidate before the completion of a business combination and distribute the proceeds held in trust to our public stockholders, Lilia C. Clemente and Wang Yusuo, our Non-Executive Chairman of the Board and Vice Chairman of the Board, respectively, are expected to be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or service providers that are owed money by us for services rendered or contracted for or products sold to us, but only if such vendor or prospective target business does not execute a waiver. Because we will seek to have all vendors, service providers and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, we believe the likelihood of our Non-Executive Chairman of the Board or Vice Chairman of the Board having any such obligation is minimal. Notwithstanding the foregoing, they may not be able financially to satisfy any indemnification obligations that may arise, or they may challenge the validity of such obligation generally or in particular cases.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our public stockholders. To the extent any bankruptcy claims deplete the trust account, we may not be able to return to our public stockholders at least $9.80 per share (or $9.78 per share if the underwriters’ over-allotment option is exercised in full).

Our public stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

If we are unable to complete our initial business combination within 24 months after the date of this prospectus, in accordance with our amended and restated certificate of incorporation, our corporate existence will cease except for the purposes of winding up our affairs and liquidating pursuant to Section 278 of the Delaware General Corporation Law, in which case we will as promptly as practicable thereafter adopt a plan of distribution in accordance with Section 281(b) of the Delaware General Corporation Law. Section 278 provides that our existence will continue for at least three years after its expiration for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and of enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized. Our existence will continue automatically even beyond the three-year period for the purpose of completing the prosecution or defense of suits begun prior to the expiration of the three-year period, until such time as any judgments, orders or decrees resulting from such suits are fully executed. Section 281(b) will require us to pay or make reasonable provision for all then-existing claims and obligations, including all contingent, conditional, or unmatured contractual claims known to us, and to make such provision as will be reasonably likely to be sufficient to provide compensation for any then-pending claims and for claims that have not been made known to us or that have not arisen but that, based on facts known to us at the time, are likely to arise or to become known to us within 10 years after the date of dissolution. Accordingly, we would be required to provide for any creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to distributing the funds held in the trust to public stockholders. We may not properly assess all claims that may be potentially brought against us. As such, our public stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of the date of distribution.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by public stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after 24 months from the date of this prospectus, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors.

Since we have not yet selected a particular target business with which to complete our initial business combination, you will be unable to currently ascertain the merits or risks of the business in which we may ultimately operate.

Since we have not identified a particular business to acquire, there is no current basis for you to evaluate the possible merits or risks of the particular target business which we may ultimately acquire. If we complete our initial business combination with an entity characterized by a high level of risk, we may be affected by the currently unascertainable risks of that business. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. Even if we properly assess those risks, some of them may be outside of our control or ability to affect. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business. For a more complete discussion of our selection of a target business, see the section below entitled “Effecting Our Initial Business combination—We have not identified a target business.”

Your opportunity to evaluate and affect the investment decision regarding a potential business combination will be limited to voting for or against the business combination submitted to our stockholders for approval, and if you vote against exercising your conversion rights for your shares.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of one or more target businesses. Accordingly, your opportunity to evaluate and affect the investment decision regarding a potential business combination will be limited to voting for or against our initial business combination submitted to our stockholders for approval and, if you vote against the potential business acquisition, properly exercising your conversion rights for your shares. A proposal that you vote against could still be approved if a sufficient number of public stockholders vote for the proposed business combination. Alternatively, a proposal that you vote for could still be rejected if a sufficient number of public stockholders vote against the proposed business combination. In addition, if public stockholders holding more than 30% of shares sold in this offering properly exercise their conversion rights, we will not be able to consummate the proposed business combination.

We will not be required to obtain a fairness opinion from an independent investment banking firm or appraiser as to the fair market value of the target business unless our board of directors is unable to independently determine the fair market value or we propose to enter into a business combination with an affiliate of our initial stockholders.

The fair market value of a target business or businesses will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, the values of comparable businesses, earnings and cash flow, and/or book value). If our board is not able to independently determine that the target business (or such portion of the target business to be acquired) has a fair market value that is at least 80% of the balance in the trust account (excluding the deferred non-accountable expense allowance and deferred underwriting commissions of $6.5 million) at the time of the execution of the definitive agreements for such business combination, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of FINRA or an internationally recognized appraiser with respect to the satisfaction of such criterion. We will also obtain a fairness opinion if we propose to enter into our initial business combination with an affiliate of an initial stockholder. In all other instances, we will have no obligation to obtain or provide you with a fairness opinion.

The fact that we will proceed with our initial business combination if public stockholders holding less than 30% of the shares sold in this offering properly exercise their conversion rights, rather than the 20% threshold of most other blank check companies, may hinder our ability to consummate our initial business combination in the most efficient manner or to optimize our capital structure.

While there are a few other offerings similar to ours which include conversion provisions greater than 20%, the 20% threshold is customary and standard for offerings similar to ours. We have set the conversion percentage at 30% in order to reduce the likelihood that a small group of investors holding a block of our common stock will be able to stop us from completing our initial business combination that is otherwise approved by a large majority of our public stockholders. We will proceed with our initial business combination if public stockholders holding less than 30% of the shares sold in this offering cast a vote against our initial business combination and properly exercise their conversion rights. However, as a result of our higher conversion threshold, we may have less cash available to complete our initial business combination. Because we will not know how many public stockholders may exercise such conversion rights, we will need to structure our initial business combination meeting the requirement that the target business or businesses have a fair market value equal to at least 80% of the balance of the trust account (excluding the deferred non-accountable expense allowance and deferred underwriting commissions of $6.5 million) that requires less cash, or we may need to arrange third party financing to help fund the transaction in case a larger percentage of public stockholders exercise their conversion rights than we expect. Alternatively, to compensate for the potential shortfall in cash, we may be required to structure the business combination, in whole or in part, using the issuance of our stock as consideration. Accordingly, this increase in conversion threshold to 30% may hinder our ability to consummate our initial business combination in the most efficient manner or to optimize our capital structure.

We may issue shares of our capital stock or debt securities to complete our initial business combination. Issuance of our capital stock would reduce the equity interest of our stockholders and may cause a change in control of our ownership, while the issuance of debt securities may have a significant impact on our ability to utilize our available cash.

Our amended and restated certificate of incorporation, which will be in effect at the time of consummation of this offering, authorizes the issuance of up to 125,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. Immediately after this offering and the issuance of the sponsors’ securities (assuming no exercise of the underwriters’ over-allotment option), there will be 75,030,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of the shares upon full exercise of our outstanding warrants) and all of the 10,000,000 shares of preferred stock available for issuance. Although we have no commitment as of the date of this offering, we may issue a substantial number of additional shares of our common or preferred stock, or a combination of common and preferred stock, to complete our initial business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

•	may significantly reduce your equity interest in this offering;
•	may subordinate the rights of holders of common stock if we issue preferred stock with rights senior to those afforded to our common stock;
•

may cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•	may, in certain circumstances, have the effect of delaying or preventing a change of control of us; and
•	may adversely affect prevailing market prices for our common stock.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after our initial business combination are insufficient to repay our debt obligations;
•

acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and
•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding.

The value of your investment in us may decline if any of these events occur. For a more complete discussion of the possible structure of our initial business combination, see the section below entitled “Effecting Our Initial Business Combination—Selection of a target business and structuring of our initial business combination.”

We may be unable to obtain additional financing, if required, to complete our initial business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination.

Although we believe that the net proceeds of this offering, including the interest earned on the proceeds held in the trust account that may be available to us, will be sufficient to allow us to consummate our initial business combination, because we have not yet identified any prospective target businesses, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination, the depletion of the available net proceeds in search of a target business, or the obligation to convert into cash a significant number of shares from dissenting public stockholders exercising conversion rights, we will be required to seek additional financing. Such financing may not be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate our initial business combination, we would be compelled to either restructure the transaction or abandon that particular initial business combination and seek an alternative target business candidate. Even if we do not need additional financing to consummate our initial business combination, we may require such financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after our initial business combination.

Resources could be used in researching acquisitions that are not consummated, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

It is anticipated that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If a decision is made not to complete a specific business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate the business combination for any number of reasons including those beyond our control such as our stockholders failing to approve the business combination or 30% or more of our public stockholders properly exercising their conversion rights. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

Our ability to successfully effect our initial business combination and to successfully operate the combined companies will be dependent upon the efforts of our key personnel, some of whom may join us following our initial business combination.

Our ability to successfully effect our initial business combination is dependent upon the efforts of our key personnel. We believe that our success will depend on the continued service of Ms. Clemente and Mr. Wang, at least until we have consummated our initial business combination. Such individuals may not remain with us. In addition, none of our officers or directors is required to commit any specified amount of time to our affairs. We do not have employment agreements with, or key-man insurance on the life of, any of these individuals. The unexpected loss of the services of any of these individuals could have a detrimental effect on us.

The role of our key personnel in the target business cannot presently be ascertained. Although some of our key personnel may remain with the target business in senior management or advisory positions following a business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after our initial business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company which could cause us to have to expend time and resources helping them to become familiar with such requirements. This could be expensive and time consuming and could lead to various regulatory issues which may adversely affect our operations.

Our key personnel may negotiate employment or consulting arrangements or agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following a business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel will be able to remain with the company after the consummation of our initial business combination only if they are able to negotiate employment or consulting arrangements or agreements in connection with our initial business combination. Such negotiations would take place simultaneously with the negotiation of our initial business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us or the target company after the consummation of our initial business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business. For a discussion of the potential conflicts of interest that you should be aware of, see the section below entitled “Management—Conflicts of Interest.”

Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to consummate our initial business combination.

Our officers and directors are not required to commit their full time to our affairs, which could create a conflict of interest when allocating their time between our operations and their other commitments. We do not intend to have any full time employees prior to the consummation of our initial business combination. All of our executive officers are engaged in other business endeavors and are not obligated to devote any specific number of hours to our affairs. If our officers’ and directors’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate our initial business combination. We cannot assure you that these conflicts will be resolved in our favor. To minimize any conflicts, or the appearance of conflicts, subject to their respective fiduciary obligations existing on the date of this prospectus, each of our officers and directors is expected to agree to present to us for our consideration any company or business having its primary operations in the PRC whose fair market value is at least equal to 80% of the balance of the trust account. Other than such proposed agreements, we have no written policies covering potential conflicts.

Messrs. Wang, Yu and Cheng owe a fiduciary duty to XinAo Gas Holdings Limited, a Hong Kong Stock Exchange listed company that is affiliated with XinAo Group, to present first to XinAo Gas Holdings Limited for consideration before presenting to us any business opportunity relating to gas supply (including but not limited to the investment in, and the operation, design, construction and management of gas pipeline infrastructure and the sale and distribution of piped gas) in the PRC. For a discussion of the potential conflicts of interest that you should be aware of, see the section below entitled “Management—Conflicts of Interest.”

Our directors, including those we expect to serve on our audit committee, may not be considered “independent” under the policies of the North American Securities Administrators Association, Inc. and, therefore, may take actions or incur expenses that are not deemed to be independently approved or independently determined to be in our best interest.

Under the policies of the North American Securities Administrators Association, Inc., an international organization devoted to investor protection, because all of our directors may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf such as attending meetings of our board of directors, identifying potential target businesses, and performing due diligence on suitable business combinations, and certain of our directors own shares of our securities, state securities administrators could take the position that such individuals are not “independent.” If this were the case, such state securities administrators would take the position that we would not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. There is no limit on the amount of out-of-pocket expenses that could be incurred and there will be no review of the reasonableness of the expenses by anyone other than our audit committee, our board of directors, or a court of competent jurisdiction if such reimbursement is challenged. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we complete our initial business combination. Although we believe that all actions taken by our directors on our behalf will be in our best interests, whether or not they are deemed to be “independent,” we cannot assure you that this will actually be the case. If actions are taken, or expenses are incurred that actually are not in our best interests, it could have a material adverse effect on our business and operations and the price of our stock held by the public stockholders.

All of our officers and directors own shares of our common stock issued prior to the offering and many will own warrants following this offering. These shares and warrants will not participate in liquidation distributions and, therefore, our officers and directors may have a conflict of interest in determining whether a particular target business is appropriate for our initial business combination.

All of our officers and directors own shares of our common stock that were issued prior to this offering and will own founders’ warrants following this offering, and certain of our directors have indirect interests in the sponsors’ warrants. Such individuals and their affiliated entities will have waived their right to receive distributions with respect to any of our securities held by them upon our liquidation if we are unable to consummate our initial business combination. Accordingly, the founders’ common stock, as well as the sponsors’ warrants, the founders’ warrants and any securities purchased by our officers or directors in this offering or in the aftermarket will be worthless if we do not consummate our initial business combination. The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing our initial business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

Our initial stockholders’ interests in obtaining reimbursement for any out-of-pocket expenses incurred by them may lead to a conflict of interest in determining whether a particular target business is appropriate for our initial business combination and in the public stockholders’ best interest.

Our initial stockholders, which include our officers and directors, will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the $500,000 in proceeds from the offering not held in trust and interest income earned (net of taxes payable in such interest) of up to $3.25 million on the trust account balance that may be released to us to fund our working capital requirements, unless our initial business combination is consummated. The amount of available proceeds is based on management estimates of the funds needed for operations and to consummate our initial business combination, and those estimates may prove to be inaccurate. The financial interest of our officers and directors could influence their motivation in selecting a target business as certain business combinations may involve the repayment of expenses while others may not. For instance, our officers and directors may, as part of any such combination, negotiate the repayment of some or all of their out-of-pocket expenses in excess of the amount in the trust account, which if not agreed to by the target business’ owners, could cause our officers and directors to view such potential business combination unfavorably, thereby resulting in a conflict of interest. As a result, our officers and directors may have a potential conflict of interest when determining whether or not a particular business combination is in the public stockholders’ best interest.

We may only be able to complete one business combination with the proceeds of this offering, which will cause us to be solely dependent on a single business which may have a limited number of products or services.

Our initial business combination must be with a target business (or such portion of the target business to be acquired) that has a fair market value of at least 80% of the balance in the trust account (excluding the deferred non-accountable expense allowance and the deferred underwriting commissions) at the time of the execution of the definitive agreements for such acquisition, although this may entail the simultaneous acquisitions of several operating businesses at the same time. However, we may not be able to acquire more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. By consummating our initial business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

•	solely dependent upon the performance of a single business, or
•	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our initial business combination. In addition, while we do not expect to do so, we will have the legal power to acquire less than a 50% interest in a company or enterprise if such a transaction is approved by the public stockholders.

Alternatively, if we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability to complete our initial business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations. See the section below entitled “Effecting Our Initial Business Combination—Probable lack of business diversification.”

We will likely seek to effect our initial business combination with one or more privately held companies, which may present certain challenges to us including the lack of available information about these companies.

In pursuing our acquisition strategy, we will likely seek to effect our initial business combination with one or more privately held companies. By definition, very little public information exists about these companies, and we could be required to make our decision on whether to pursue a potential initial business combination on the basis of limited information.

Because we must furnish our stockholders with target business financial statements, we may not be able to complete a business combination with some prospective target businesses.

We must provide stockholders with audited financial statements of the prospective target business as part of the proxy solicitation materials sent to stockholders to assist them in assessing the target business. In all likelihood, these financial statements will need to be prepared in accordance with United States generally accepted accounting principles. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with United States generally accepted accounting principles or that the potential target business will be able to prepare its financial statements in accordance with United States generally accepted accounting principles. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business. These financial statement requirements may limit the pool of potential target businesses with which we may combine.

The requirement that we complete our initial business combination by ______, 2010 [24  months from the date of this prospectus] may give potential target businesses leverage over us in negotiating our initial business combination.

We will liquidate and promptly distribute only to our public stockholders the amount in our trust account (subject to our obligations under Delaware law for claims of creditors) plus any remaining net assets if we do not effect a business combination by _____, 2010 [24  months from the date of this prospectus]. Any potential target business with which we enter into negotiations concerning a business combination will be aware of this requirement. Consequently, such target businesses may obtain leverage over us in negotiating a business combination, knowing that if we do not complete our initial business combination with that particular target business, we may be unable to complete a business combination with any target business. This risk will increase as we get closer to the time limits referenced above.

Because of our limited resources and structure and the significant competition for business combination opportunities, we may not be able to consummate an initial business combination.

We expect to encounter intense competition from entities other than blank check companies having a business objective similar to ours, including venture capital and private equity funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, the obligation we have to seek stockholder approval of a business combination may delay the consummation of a transaction. Additionally, our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. As of December 2007, only 62 of the 129 blank check companies that have gone public in the United States since August 2003 have either consummated an initial business combination or entered into a definitive agreement for an initial business combination, and seven such companies have failed to complete business combinations and have either dissolved or announced their intention to dissolve and return trust proceeds to their stockholders. These numbers may indicate that there are fewer attractive target businesses available to such entities like our company or that many privately held target businesses are not inclined to enter into these types of transactions with publicly held blank check companies like ours. If we are unable to consummate our initial business combination with a target business within 24 months after the date of this prospectus, we will be forced to liquidate.

Our initial stockholders, including our officers and directors, control a substantial interest in us and thus may influence certain actions requiring a stockholder vote.

Upon consummation of this offering, our initial stockholders and the sponsors (including all our officers and directors) will collectively beneficially own 20.0% of our issued and outstanding shares of common stock (in each case assuming they do not purchase any units in this offering). Our board of directors is and will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There may not be an annual meeting of stockholders to elect new directors prior to the consummation of our initial business combination, in which case all of the current directors will continue in office until at least the consummation of our initial business combination. If there is an annual meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our initial stockholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our initial stockholders will continue to exert control at least until the consummation of our initial business combination.

Our outstanding warrants may have an adverse effect on the market price of our common stock and make it more difficult to effect our initial business combination.

We will be issuing warrants to purchase 20,000,000 shares of common stock (or 23,000,000 shares of common stock if the underwriters’ over-allotment option is exercised) as part of the units offered by this prospectus; and the sponsors’ warrants (including the sponsors’ warrants contained in the sponsors’ units), founders’ warrants and founders’ loan warrants to purchase an aggregate of 5,220,000 shares of common stock. To the extent we issue shares of common stock to effect our initial business combination, the potential for the issuance of a substantial number of additional shares upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target business. Such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete our initial business combination. Accordingly, our warrants may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business. Additionally, the sale, or even the possibility of sale, of the shares of common stock issuable upon exercise of the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

If our initial stockholders or the holders of the sponsors’ securities exercise their registration rights with respect to the founders’ common stock, the common stock included in the sponsors’ units and the common stock underlying the founders’

warrants, the founders’ loan warrants and the sponsors’ warrants, it may have an adverse effect on the market price of our common stock and the existence of these rights may make it more difficult to effect our initial business combination.

The initial stockholders are entitled to demand that we register the resale of the founders’ common stock and the shares of common stock included in the sponsors’ units at any time commencing three months prior to the date on which their shares are released from escrow. Additionally, the holders of the founders’ warrants, the founders’ loan warrants and the sponsors’ warrants are entitled to demand that we register the resale of the common stock issuable upon exercise at any time after we consummate our initial business combination. We will bear the cost of registering these securities. If such individuals exercise their registration rights with respect to all of their securities, then there will be an additional 5,000,000 shares of common stock (as well as 5,220,000 shares of common stock issuable upon exercise of the warrants) eligible for trading in the public market. The presence of these additional securities trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effectuate our initial business combination or increase the cost of acquiring the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or will request a higher price for their securities because of the potential negative effect the exercise of such rights may have on the trading market for our common stock.

The determination of the offering price of our units and the size of this offering is more arbitrary than the pricing of securities and size of an offering of an operating company in a particular industry.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the underwriters. In determining the size of this offering, management held customary organizational meetings with representatives of the underwriters, both prior to our inception and thereafter, with respect to the state of capital markets, generally, and the amount the representatives believed they reasonably could raise on our behalf. Factors considered in determining the size of this offering, prices and terms of the units, including the common stock and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;
•	prior offerings of those companies;
•	our prospects for acquiring an operating business at attractive values;
•	a review of debt to equity ratios in leveraged transactions;
•	our capital structure;
•	an assessment of our management and their experience in identifying operating companies;
•	general conditions of the securities markets at the time of this offering; and
•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities of an operating company in a particular industry since we have no historical operations or financial results to compare them to. Therefore, it is possible that we will have raised too much or too little money in this offering to consummate a business combination that satisfies the requirements of our organizational document. In such event, we might not be able to consummate our initial business combination and we may be forced to liquidate.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our initial business combination.

If we are deemed to be an investment company under the Investment Company Act of 1940, our activities may be restricted, including:

•	restrictions on the nature of our investments; and
•	restrictions on the issuance of securities, which may make it difficult for us to complete a business combination.

In addition, we may have imposed upon us burdensome requirements, including:

•	registration as an investment company;
•	adoption of a specific form of corporate structure; and
•	reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the proceeds held in trust may only be invested by the trust agent in “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940. If we were deemed to be subject to the Investment Company Act of 1940, compliance with these additional regulatory burdens would require additional expenses that we have not budgeted.

Compliance with the Sarbanes-Oxley Act of 2002 will require substantial financial and management resources and may increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act of 2002 requires that we evaluate and report on our system of internal controls and requires that we have such system of internal controls audited beginning with our Annual Report on Form 10-K for the year ending December 31, 2009. If we fail to maintain the adequacy of our internal controls, we could be subject to regulatory scrutiny, civil or criminal penalties and/or stockholder litigation. Any inability to provide reliable financial reports could harm our business. Section 404 of the Sarbanes-Oxley Act also requires that our independent registered public accounting firm report on management’s evaluation of our system of internal controls. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition. Furthermore, any failure to implement required new or improved controls, or difficulties encountered in the implementation of adequate controls over our financial processes and reporting in the future, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock.

Our initial stockholders paid an aggregate of $23,750, or $0.005 per share, for the founders’ common stock and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share (allocating all of the unit purchase price to the common stock and none to the warrant included in the unit) and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and the other investors in this offering. Our initial stockholders acquired the founders’ common stock at a nominal price, significantly contributing to this dilution. Upon consummation of this offering, and assuming no value is ascribed to the warrants included in the units, you and the other new investors will incur an immediate and substantial dilution of approximately 30.9%, or $3.09 per share (the difference between the pro forma net tangible book value per share of $6.91, and the offering price of $10.00 per unit).

Although we are required to use our best efforts to have an effective registration statement covering the issuance of the shares underlying the warrants at the time that our warrant holders exercise their warrants, we cannot guarantee that a registration statement will be effective, in which case our warrant holders may not be able to exercise our warrants and the warrants may expire worthless.

No warrant held by public stockholders will be exercisable and we will not be obligated to issue shares of common stock unless, at the time such holder seeks to exercise such warrant, we have a registration statement under the Securities Act in effect covering the shares of common stock issuable upon the exercise of the warrants and a current prospectus relating to the common stock. Under the terms of the warrant agreement, we have agreed to use our best efforts to have a registration statement in effect covering shares of common stock issuable upon exercise of the warrants from the date the warrants become exercisable and to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we may not be able to do so, and if we do not maintain a current prospectus related to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise, whether by net cash settlement or otherwise. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current, the warrants held by public stockholders may have no value, we will have no obligation to settle the warrants for cash, the market for such warrants may be limited, and such warrants may expire worthless. Notwithstanding the foregoing, the sponsors’ warrants and founders’ warrants may be exercisable for unregistered shares of common stock even if the prospectus relating to the common stock issuable upon exercise of the warrants is not current. In no event will we be required to net cash settle the warrants.

We may choose to redeem our outstanding warrants at a time that is disadvantageous to our warrant holders.

Subject to there being a current prospectus under the Securities Act with respect to the shares of common stock issuable upon exercise of the warrants, we may redeem the warrants issued as a part of our units at any time after the warrants become exercisable in whole and not in part, at a price of $0.01 per warrant, upon a minimum of 30 days’ prior written notice of redemption, if and only if, the last sale price of our common stock equals or exceeds $14.25 per share for any 20 trading days within a 30 trading day period ending at least three business days before we send the notice of redemption. Redemption of the warrants could force the warrant holders (i) to exercise the warrants and pay the exercise price therefor at a time when it may be disadvantageous for the holders to do so, (ii) to sell the warrants at the then current market price when they might otherwise wish to hold the warrants, or (iii) to accept the nominal redemption price which, at the time the warrants are called for redemption, is likely to be substantially less than the market value of the warrants. The sponsors’ warrants and the founders’ warrants are not subject to redemption so long as the initial purchaser holds such warrants and, accordingly, will not be subject to these risks.

There is currently no market for our securities and a market for our securities may not develop, which could adversely affect the liquidity and price of our securities.

There is no market for our securities. Therefore, stockholders should be aware that they cannot benefit from information about prior market history as to their decisions to invest which means they are at further risk if they invest. In addition, the price of our securities after the offering can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be maintained. Investors may be unable to sell their securities unless a market can be established or maintained.

The American Stock Exchange may delist our securities from quotation on its exchange which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We will apply to list our securities on the American Stock Exchange, a national securities exchange, upon consummation of this offering. Although after giving effect to this offering we expect to meet the minimum initial listing standards set forth in Section 101(c) of the American Stock Exchange Company Guide, which require that we meet certain requirements relating to stockholders’ equity, market capitalization, aggregate market value of publicly held shares and distribution requirements, our securities could be delisted on the American Stock Exchange in the future prior to our initial business combination if we fail to meet continuing listing standards. Additionally, in connection with our initial business combination, it is likely that the American Stock Exchange will require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. We may not be able to meet those initial listing requirements at that time.

If the American Stock Exchange delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;
•

a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

•	loss of exemption from state securities regulators;
•	a limited amount of news and analyst coverage for our company; and
•	a decreased ability to issue additional securities or obtain additional financing in the future.

Risks associated with a business combination in China

Business combinations with companies with operations in China entail special considerations and risks. If we are successful in completing our initial business combination with a target business with operations in China, we will be subject to, and possibly adversely affected by, the following risks:

After our initial business combination, substantially all of our assets will likely be located in China and substantially all of our revenue will be derived from our operations in China. Accordingly, our results of operations and prospects will be subject, to a significant extent, to the economic, political and legal developments and conditions in China.

The PRC’s economic, political and social conditions, as well as government policies, could affect our business. The PRC economy differs from the economies of most developed countries in many respects.

China’s gross domestic product, or GDP, has grown consistently since 1978 (National Bureau of Statistics of China). However, such growth may not be sustained in the future. If, in the future, China’s economy experiences a downturn or grows at a slower rate than expected, there may be less demand for spending in certain industries. A decrease in demand for spending in certain industries could materially and adversely affect our ability to find an attractive target business with which to consummate our initial business combination and if we effect our initial business combination, the ability of that target business to operate profitably.

The PRC’s economic growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall PRC economy, but may also have a negative effect on us, depending on the industry in which we engage in our initial business combination. For example, our business, prospects, financial condition and results of operations may be materially adversely affected by PRC government control over capital investments or changes in tax regulations that are applicable to a potential target business and a business combination.

The PRC economy has been transitioning from a planned economy to a more market-oriented economy. Although in recent years the PRC government has implemented measures emphasizing the use of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the PRC government. In addition, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. It also exercises significant control over PRC economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. China’s economic, political or legal systems may develop in ways that are detrimental to our business, prospects, financial conditions and results of operations.

Many industries in China are subject to government regulations that limit or prohibit foreign investments in such industries, which may limit the potential number of acquisition candidates.

The Chinese government has imposed regulations in various industries that limit foreign investors’ equity ownership or prohibit foreign investments altogether in companies that operate in such industries.

As a result, the number of potential acquisition candidates available to us may be limited.

If the PRC enacts regulations in more industry segments which forbid or restrict foreign investment, our ability to consummate our initial business combination could be severely impaired.

If new laws or regulations forbid foreign investment in industries in which we want to complete our initial business combination, they could severely limit the candidate pool of potential target businesses. Further, there is uncertainty with enforcement and implementation of the rules and regulations at the local government level due to extra procedures imposed by local government officials that are not provided in the rules and regulations. Additionally, if the relevant Chinese authorities find us or the target business with which we ultimately complete our initial business combination to be in violation of any existing or future Chinese laws or regulations, they would have broad discretion in dealing with such a violation, including, without limitation:

•	levying fines;
•	revoking our business and other licenses;
•	requiring that we restructure our ownership or operations; and/or
•	requiring that we discontinue any portion or all of our business.

If we acquire a target business through contractual arrangements with one or more operating businesses in China, such contracts may not be as effective in providing operational control as direct ownership of such businesses and may be difficult to enforce.

The Chinese government has restricted or limited foreign ownership of certain kinds of assets and companies operating in certain industries. In addition there can be restrictions on the foreign ownership of businesses that are determined from time to time to be in “important industries” that may affect the national economic security or having “famous Chinese brand names” or “well established Chinese brand names.”

Subject to the review requirements of the Chinese Ministry of Commerce (MOFCOM) and other relevant agencies as discussed in the section entitled “Proposed Business—Government Regulations,” for the acquisitions of assets and companies in the PRC and subject to the various percentage ownership limitations, acquisitions involving foreign investors and parties in the various restricted categories of assets and industries may nonetheless sometimes be consummated using contractual arrangements with permitted Chinese parties. To the extent that such agreements are employed, they may be for control of specific assets such as intellectual property or control of blocks of the equity ownership interests of a company. The agreements would be designed to provide our company with the economic benefits of and control over the subject assets or equity interests similar to the rights of full ownership, while leaving the technical ownership in the hands of Chinese parties who would be our nominees. These agreements likely also would provide for increased ownership or full ownership and control by us when and if permitted under PRC law and regulation.

If we choose to effect a business combination that employs the use of these types of control arrangements, we may have difficulty in enforcing our rights. Therefore, these contractual arrangements may not be as effective in providing us with the same economic benefits, accounting consolidation or control over a target business as would direct ownership. For example, our ability to control the operations of the entity may be hampered by our inability to elect a majority of directors or to appoint management or replace directors and management. This lack of control may result in our inability to change the direction of the entity if we were in disagreement with the direction it was taking. In addition, if the target business or any other entity fails to perform its obligations under these contractual arrangements, we may have to incur substantial costs and expend substantial resources to enforce such arrangements, and rely on legal remedies under Chinese law, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure will be sufficient to offset the cost of enforcement and may adversely affect the benefits we expect to receive from our initial business combination.

Moreover, we expect that the contractual arrangements upon which we would be relying would be governed by Chinese law and would be the only basis of providing resolution of disputes which may arise through either arbitration or litigation in China. Accordingly, these contracts would be interpreted in accordance with Chinese law and any disputes would be resolved in accordance with Chinese legal procedures. Uncertainties in the Chinese legal system could limit our ability to enforce these contractual arrangements. In the event we are unable to enforce these contractual arrangements, we may not be able to exert the effective level of control or receive the full economic benefits of full direct ownership over the target business.

If relations between the United States and China deteriorate, potential target businesses or their goods or services could become less attractive.

The relationship between the United States and China is subject to sudden fluctuation and periodic tension. For instance, the United States recently announced its intention to impose new short-term quotas on Chinese clothing imports, which may be extended for several years. Such import quotas may adversely affect political relations between the two countries and result in retaliatory countermeasures by the PRC in industries that may affect our ultimate target business. Relations may also be compromised if the U.S. becomes a more vocal advocate of Taiwan or proceeds to sell certain military weapons and technology to Taiwan. Changes in political conditions in the PRC and changes in the state of relations between the U.S. and China are difficult to predict and could adversely affect our operations or cause potential target businesses or their goods and services to become less attractive.

As a result of merger and acquisition regulations implemented in September 2006 relating to acquisitions of assets and equity interests of Chinese companies by foreign persons, it is expected that acquisitions will take longer and be subject to economic scrutiny by the PRC government authorities such that we may not be able to complete our initial business combination.

In September 2006, MOFCOM, together with several other government agencies, promulgated a comprehensive set of regulations, called the Provisions on Takeover of Domestic Enterprises by Foreign Parties, which we refer to as the 2006 Acquisition Provisions, governing the approval process by which a Chinese company may participate in an acquisition of its assets or its equity interests and by which a Chinese company may obtain public trading of its securities on a securities exchange outside the PRC. Depending on the structure of the transaction, the 2006 Acquisition Provisions will require the Chinese parties to make a series of applications and supplemental applications to MOFCOM, State Administration of Industry and Commerce (SAIC), State Administration of Foreign Exchange (SAFE) or its branch offices, State Asset Supervision and Administration Commission (SASAC) or China Securities Regulatory Commission (CSRC). Some of these applications must be made within strict time limits and depend on approvals from more than one of these agencies. The application process has been supplemented to require the presentation of economic data concerning a transaction, including appraisals of the business to be acquired and evaluations of the acquirer which will permit the government to assess the economics of a transaction in addition to the compliance with legal requirements.

If obtained, approvals will have expiration dates by which a transaction must be completed. Also, completed transactions must be reported to MOFCOM and some of the other agencies within a short period after closing and be confirmed by such agencies. If the completed transactions are not confirmed, it could render the transaction legally ineffective even if consummated by the parties. In extreme cases, the authorities could suspend or revoke the business license of the Chinese entities and cause an unwinding of the transaction. If the transaction was unwound, the consideration paid to the target business would be returned to us and we would then be forced to either attempt to complete a new initial business combination if it was prior to 24 months after the date of this prospectus or we would be required to return any amounts which were held in the trust account to our stockholders and dissolve and liquidate. It is expected that compliance with the 2006 Acquisition Provisions will be time consuming, costly for the Chinese parties and will permit the government extensive evaluation and control over the terms of the transaction. Therefore, acquisitions in China may not be able to be completed because the terms of the transaction may not satisfy aspects of the approval process and may not be completed, even if approved, if they are not consummated within the time permitted by the approvals granted.

Because the 2006 Acquisition Provisions permit the government agencies to have scrutiny over the economics of an acquisition transaction and require consideration in a transaction to be paid within stated time limits, we may not be able to negotiate a transaction that is acceptable to our stockholders or sufficiently protect their interests in a transaction.

The 2006 Acquisition Provisions have introduced aspects of economic and substantive analysis of the target business and the acquirer and the terms of the transaction by MOFCOM and the other governing agencies through submissions of an appraisal report, an evaluation report and the acquisition agreement, all of which form part of the application for approval, depending on the structure of the transaction. The 2006 Acquisition Provisions also prohibit a transaction at an acquisition price obviously lower than the appraised value of the Chinese business or assets. The regulations require that in certain transaction structures, the consideration must be paid within strict time periods, generally not in excess of a year. Because the Chinese authorities have been unhappy with offshore flips which converted domestic companies into foreign investment enterprises (FIEs) in order to take advantage of certain benefits, including reduced taxation, in China, the 2006 Acquisition Provisions treatment. Accordingly, if a sufficient amount of foreign capital is not infused into the domestic company, it will not be eligible to obtain FIE treatment. In asset transactions there must be no harm to third parties and the public interest in the allocation of assets and liabilities being assumed or acquired. These aspects of the 2006 Acquisition Provisions will limit our ability to negotiate various terms of the acquisition, including aspects of the initial consideration, contingent consideration, holdback provisions, indemnification provisions and provisions relating to the assumption and allocation of assets and liabilities. Transaction structures involving trusts, nominees and similar entities are prohibited. Therefore, we may not be able to negotiate a transaction with terms that will satisfy our investors and protect our stockholders’ interests in an acquisition of a Chinese business or assets.

The 2006 Acquisition Provisions have introduced industry protection and antitrust aspects to the acquisition of Chinese companies and assets which may limit our ability to effect an acquisition.

Under the 2006 Acquisition Provisions, acquisitions of Chinese domestic companies relating to “important industries” that may affect the national economic security or result in the transfer of “actual control” of companies having “famous Chinese brand names” or “well established Chinese brand names” must be reported and approved by the relevant agencies. The 2006 Acquisition Provisions also provide for antitrust review requirements for certain large transactions or transactions involving large companies and roll-up transactions with the same effect in the relevant Chinese market. In addition, certain mergers and acquisitions among foreign companies occurring outside of the PRC could also be subject to antitrust review in China which is similar to United States antitrust law concepts. The 2006 Acquisition Provisions use various economic tests to determine if the transaction has to be reported to MOFCOM which include (i) if any of the parties to the transaction has revenue in the Chinese market of more than RMB 1,500,000,000, (ii) if in a transaction outside of the PRC, any party thereto has assets in the PRC of more than RMB 3,000,000,000, (iii) if any of the parties to the transaction, before its consummation, has control of not less than 20% of the Chinese market, (iv) if any of the parties as a result of the transaction will control 25% of the Chinese market, (v) the foreign investor has acquired 10 or more enterprises in related industries in the PRC during the last year, or (vi) if in a transaction outside of the PRC results in the foreign entities acquiring 15 or more FIEs in related industries within the PRC. Exemptions may be sought from MOFCOM and SAIC on the basis that: (i) the transaction will improve market competition, (ii) the transaction will restructure unprofitable entities and ensures employment, (iii) the transaction will introduce high technologies and increase international competitiveness, and (iv) the transaction will improve the environment. Notwithstanding the 2006 Acquisition Provisions, there is a draft anti-monopoly law being considered which may replace or supplement the above provisions. Any transaction that we contemplate will have to comply with these regulations and may require additional approval or abandonment if we are not able to satisfy the requirements of the governmental authorities. When we evaluate a potential transaction, we will consider the need to comply with the 2006 Acquisition Provisions, which may result in our modifying or not pursuing a particular transaction.

The 2006 Acquisition Provisions set forth many requirements that have to be followed, but there are still many ambiguities in many provisions. Although further regulations are anticipated in the future, until there has been clarification either by pronouncements, regulation or practice, there is some uncertainty in the scope of the 2006 Acquisition Provisions. Moreover, the ambiguities give the regulators wide latitude in the enforcement of the regulations and the transactions to which they may or may not apply. Therefore, we cannot predict the extent to which the 2006 Acquisition Provisions will apply to a transaction, and therefore, there may be uncertainty in whether or not a transaction will be completed until the approval process is under way or until the preliminary approvals are obtained, and regarding our ability to complete a transaction on a timely basis.

If the PRC imposes restrictions to reduce inflation, future economic growth in the PRC could be severely curtailed which could materially and adversely impact our profitability following a business combination.

While the economy of the PRC has experienced rapid growth, this growth has been uneven among various sectors of the economy and in different geographical areas of the country. Rapid economic growth can lead to growth in the supply of money and rising inflation. In order to control inflation in the past, the PRC has imposed controls on bank credits, limits on loans for fixed assets and restrictions on state bank lending. Imposition of similar restrictions may lead to a slowing of economic growth and decrease the interest in the services or products we may ultimately offer leading to a material and adverse impact on our profitability.

Because Chinese law will govern almost all of any target business’ material agreements, we may not be able to enforce our rights within the PRC or elsewhere, which could result in a significant loss of business, business opportunities or capital.

We expect Chinese law will govern almost all of our target business’ material agreements, some or many of which could be with Chinese governmental agencies. The target business may not be able to enforce its material agreements, and some remedies may be unavailable outside of the PRC. The system of laws and the enforcement of existing laws and contracts in China may not be as certain in implementation and interpretation as in the United States. The Chinese legal system is similar to a civil law system based on written statutes. Unlike common law systems, it is a system in which decided legal cases have little precedential value. Although legislation in China over the past 25 years has significantly improved the protection afforded to various forms of foreign investment and contractual arrangements in China, these laws, regulations and legal requirements are relatively new and their interpretation and enforcement involve uncertainties, which could limit the legal protection available to us, and foreign investors, including you. Further, the Chinese judiciary is relatively inexperienced in enforcing corporate and commercial law, leading to a higher than usual degree of uncertainty as to the outcome of any litigation. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital and could have a material adverse impact on our business, prospects, financial condition and results of operations.

Additionally, if we acquire a company located in China, it is likely that substantially all of our assets would be located outside of the United States, mostly in China, and some of our officers and directors will reside outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon such directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of such directors and officers under federal securities laws.

If our management following our initial business combination is unfamiliar with United States securities laws, they may have to expend time and resources becoming familiar with such laws which could lead to various regulatory issues.

Following our initial business combination, some or all of our management team will likely resign from their positions as officers of the company and the management of the target business at the time of our initial business combination will take their place. We cannot assure you that management of the target business will be familiar with United States securities laws. If new management is unfamiliar with our laws, they may have to expend time and resources becoming familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Because any target business with which we attempt to complete our initial business combination may be required to provide our stockholders with financial statements prepared in accordance with and reconciled to United States generally accepted accounting principles, prospective target businesses may be limited.

In accordance with requirements of United States federal securities laws, in order to seek stockholder approval of a business combination, a proposed target business may be required to have certain financial statements which are prepared in accordance with, or which can be reconciled to, U.S. generally accepted accounting principles and audited in accordance with U.S. generally accepted auditing standards. To the extent that a proposed target business does not have financial statements which have been prepared with, or which can be reconciled to, U.S. generally accepted accounting principles and audited in accordance with U.S. generally accepted auditing standards, we may not be able to complete our initial business combination with that proposed target business. These financial statement requirements may limit the pool of potential target businesses with which we may complete our initial business combination. Furthermore, to the extent that we seek to acquire a target business that does not have financial statements prepared in accordance with United States generally accepted accounting principles, it could make it more difficult for our management to analyze such target business and determine whether it has a fair market value at least equal to 80% of the balance of the trust account (excluding the deferred non-accountable expense allowance and deferred underwriting commissions of $6.5 million). It could also delay our preparation of our proxy statement that we will send to stockholders relating to the proposed business combination with such a target business, thereby making it more difficult for us to consummate such a business combination.

Any devaluation of currencies used in China could negatively impact our target business’ results of operations and any appreciation thereof could cause the cost of a target business as measured in dollars to increase.

Because we intend to focus our efforts in identifying an initial business combination with a target business having its primary operating facilities located in China, and because substantially all revenues and income following a business combination would be received in a foreign currency such as Renminbi, the main currency used in the PRC, the dollar equivalent of our net assets and distributions, if any, would be adversely affected by reductions in the value of the Renminbi. The value of the Renminbi fluctuates and is affected by, among other things, changes in the PRC’s political and economic conditions. To the extent that we need to convert United States dollars into Chinese Renminbi for our operations, appreciation of this currency against the United States dollar could have a material adverse effect on our business, financial condition and results of operations. Conversely, if we decide to convert our Renminbi into United States dollars for other business purposes and the United States dollar appreciates against this currency, the United States dollar equivalent of the Renminbi we convert would be reduced. The conversion of Renminbi into foreign currencies such as the United States dollar has been generally based on rates set by the People’s Bank of China, which are set daily based on the previous day’s interbank foreign exchange market rates and current exchange rates on the world financial markets. Historically, China “pegged” its currency to the United States dollar. This meant that each unit of Chinese currency had a set ratio for which it could be exchanged for United States currency, as opposed to having a floating value like other countries’ currencies. Many countries argued that this system of keeping the Chinese currency low when compared to other countries gave Chinese companies an unfair price advantage over foreign companies. In July 2005, the PRC reformed its economic policies to establish a floating value for its currency. However, the Renminbi can only fluctuate against the United States dollar by 0.5% a day. This fluctuation rate was recently increased to 0.5%. Since China introduced the exchange rate reform, the Renminbi has appreciated by approximately 8.1% in cumulative terms. As of December 11, 2007, the exchange rate of one Renminbi was 0.13548 United States dollars. This floating exchange rate, and any appreciation of the Renminbi that may result from such rate, could cause the cost of a target business as measured in dollars to increase. Further, target companies may be adversely affected since the competitive advantages that existed as a result of the former policies will cease. We cannot assure you that a target business with which we consummate our initial business combination will be able to compete effectively with the new policies in place.

Exchange controls that exist in China may limit our ability to utilize our cash flow effectively following our initial business combination.

Following our initial business combination, we will be subject to China’s rules and regulations on currency conversion. In China, SAFE regulates the conversion of the Renminbi into foreign currencies. Currently, foreign investment enterprises (FIEs) are required to apply to SAFE for “Foreign Exchange Registration Certificates for FIEs.” Following our initial business combination, we will likely be an FIE as a result of our ownership structure. FIEs holding such registration certificates, which must be renewed annually, are allowed to open foreign currency accounts including a “basic account” and “capital account.” Currency conversion within the scope of the “basic account,” such as remittance of foreign currencies for payment of dividends, can be effected without requiring the approval of SAFE. However, conversion of currency in the “capital account,” including capital items such as direct investment, loans and securities, still require approval of SAFE. We cannot assure you that the Chinese regulatory authorities will not impose further restrictions on the convertibility of the Renminbi. In addition, in the event that we require approval from SAFE following the consummation of our initial business combination, we cannot assure you that we will be able to obtain such approval in a timely manner, if at all. Any future restrictions on currency exchanges may limit our ability to use our cash flow for the distribution of dividends to our stockholders or to fund operations we may have outside of China.

Regulations relating to offshore investment activities by PRC residents may increase the administrative burden we face and create regulatory uncertainties that may limit or adversely effect our ability to acquire PRC companies.

Regulations were issued in 2005 by SAFE, that would require approvals from, and registrations with, PRC government authorities in connection with direct or indirect offshore investment activities by PRC residents and PRC corporate entities; however, there has been a recent announcement that such regulations may be partially reversed. The SAFE regulations retroactively require approval and registration of direct or indirect investments previously made by PRC residents in offshore companies. In the event that a PRC stockholder with a direct or indirect stake in an offshore parent company fails to obtain the required SAFE approval and make the required registration, the PRC subsidiaries of such offshore parent company may be prohibited from making distributions of profit to the offshore parent and from paying the offshore parent proceeds from any reduction in capital, share transfer or liquidation in respect of the PRC subsidiaries. Further, failure to comply with the various SAFE approval and registration requirements described above, as currently drafted, could result in liability under PRC law for foreign exchange evasion. More recently, however, new regulations have been proposed that would partially reverse the policy that requires Chinese companies to obtain permission from SAFE to own overseas corporate entities.

As a result of the lack of implementing rules, the uncertainty as to when the new draft regulations will take effect, and uncertainty concerning the reconciliation of the new regulations with other approval requirements, it remains unclear how these existing regulations, and any future legislation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant government authorities. As a result of the foregoing, we or the owners of the target business we intend to acquire, as the case may be, may not be able to complete the necessary approval, filings and registrations for a proposed business combination. This may restrict our ability to implement our business combination strategy and adversely affect our operations. See “Government Regulations—Regulation of Foreign Exchange in Certain Onshore and Offshore Transactions.”

If we acquire a business located in the PRC and we re-incorporate in a foreign jurisdiction, we may become subject to United States Federal income taxation on our United States source income.

Should we complete our initial business combination with a target business outside of the United States and, such acquisition involved our reincorporation as a foreign entity, we intend to qualify under Section 883 of the U.S. Internal Revenue Code of 1986, as amended, for an exemption from United States federal income tax on substantially all of our income. This exemption may not be available, or may subsequently be lost, if 50% or more of our stock is owned, for more than half the number of days during the taxable year, by persons in the United States. The ownership of our stock at that time may not permit us to qualify for the Section 883 exemption. If we do not qualify for an exemption pursuant to Section 883, we will be subject to United States federal income tax, likely imposed on a gross basis at 4%, on our United States source income, which constitutes not more than 50% of our gross income. In such case, we may seek to elect to be taxed under what is in essence an alternative tonnage tax created by the American Job Creation Act of 2004, which would likely provide for a substantially reduced tax to the extent it applies. In such case, our net income and cash flow will be reduced by the amount of such tax.

If certain exemptions within the PRC regarding withholding taxes are removed we may be required to deduct Chinese corporate withholding taxes from dividends we may pay to our stockholders following our initial business combination.

According to the PRC’s applicable income tax laws, regulations, notices and decisions related to foreign investment enterprises and their investors, income such as dividends and profits distribution from the PRC derived from a foreign enterprise which has no establishment in the PRC is subject to a 20% withholding tax, unless the relevant income is specifically exempted from tax under the applicable foreign enterprises tax law. Currently, profits derived by a stockholder, such as through dividends, from a foreign-invested enterprise are exempted. However, if the foregoing exemption is removed in the future following our initial business combination, we may be required to deduct certain amounts from dividends we may pay to our stockholders to pay corporate withholding taxes. We have not sought an opinion of tax counsel with respect to such regulations and rulings.

After we consummate our initial business combination, our operating company in China will be subject to restrictions on dividend payments.

After we consummate our initial business combination, we will rely on dividends and other distributions from our operating company to provide us with cash flow and to meet our other obligations. Current regulations in China would permit our operating company in China to pay dividends to us only out of its accumulated distributable profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, our operating company in China will be required to set aside at least 10% (up to an aggregate amount equal to half of its registered capital) of its accumulated profits each year. Such reserve account may not be distributed as cash dividends. In addition, if our operating company in China incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments to us.

If any dividend is declared in the future and paid in a foreign currency, you may be taxed on a larger amount in U.S. dollars than the U.S. dollar amount that you will actually ultimately receive.

If you are a U.S. holder, you will be taxed on the U.S. dollar value of your dividends at the time you receive them, even if you actually receive a smaller amount of U.S. dollars when the payment is in fact converted into U.S. dollars. Specifically, if a dividend is declared and paid in a foreign currency, the amount of the dividend distribution that you must include in your income as a U.S. holder will be the U.S. dollar value of the payments made in the foreign currency, determined at the conversion rate of the foreign currency to the U.S. dollar on the date the dividend distribution is includible in your income, regardless of whether the payment is in fact converted into U.S. dollars. Thus, if the value of the foreign currency decreases before you actually convert the currency into U.S. dollars, you will be taxed on a larger amount in U.S. dollars than the U.S. dollar amount that you will actually ultimately receive. We have not sought a tax opinion regarding taxation of dividends.

An investment in this offering may involve adverse U.S. federal income tax consequences because the conversion or liquidation price per share is greater than an investor’s initial tax basis in our common stock.

While we intend to take a contrary position, there is a risk that an investor’s entitlement to receive payments in excess of the investors’ initial tax basis in our common stock upon exercise of the investor’s conversion right or upon our liquidation will result in constructive income to the investor, which could affect the timing and character of income recognition and result in a U.S. federal income tax liability to the investor without the investor’s receipt of cash from us. Prospective investors are urged to consult their own tax advisors with respect to these tax risks, as well as the specific tax consequences to them of purchasing, holding or disposing of our units.

The legal authorities in China are in the process of evaluating existing tax and fee benefits provided to foreign investors and companies to encourage development within the country such that these benefits may be lessened or removed with the consequence that expenses may rise, negatively affecting margins and net income.

The legal authorities are evaluating tax and fee benefits that have been available to foreign investors and companies operating in China and tax holidays for new enterprises. It is anticipated, in the near term, there are going to be changes that substantially reduce or eliminate many, if not all, of the tax and other governmental fee advantages that currently are available to foreign entities and newly created entities whether or not such new entities are foreign. The goal is to institute greater equalization of tax and government fee treatment of all corporate and similar entities in China. China is being encouraged to create this more equal treatment because of its World Trade Organization (“WTO”) obligations and public opinion within China. There may be phase-ins of various taxes and fees for entities that currently benefit from either no or lower tax rates and fees compared to wholly owned Chinese companies and entities, but there can be no assurance of this. Even if there are phase-in periods, the length of such periods is not known. Overall, it is expected that the cost of operating in China will increase for those companies and entities that have had various tax and fee advantages in the past. As a result, any target business we might acquire in China that has had or expects to have benefits from some forms of preferential tax and fee rates may have increased costs which may have an adverse impact on operating margins and net income.

Regulations relating to the transfer of state-owned property rights in enterprises may increase the cost of our acquisitions and impose an additional administrative burden on us.

The legislation governing the acquisition of a PRC state-owned company contains stringent governmental regulation including the Provisional Regulations on Using Foreign Investment to Reorganize State-owned Enterprises promulgated by SAIC and SAFE in November 2002, effective from January 2003 and the Provisional Measures on the Administration of the Transfer of State-Owned Property Rights in Enterprises promulgated by the SASAC and the Ministry of Finance (MOF) in December 2003, and effective from February 2004.

The transfer of state-owned property rights in enterprises must take place through a government approved “state-owned asset exchange,” and the value of the transferred property rights must be evaluated by those Chinese appraisal firms qualified to do “state-owned assets evaluation.” The final price must not be less than 90% of the appraisal price. Additionally, bidding/auction procedures would be essential in the event that there is more than one potential transferee.

In the case of an acquisition by foreign investors of state-owned enterprises, the acquirer and the seller must make a resettlement plan to properly resettle the employees, and the resettlement plan must be approved by the Employees’ Representative Congress. The seller would be required to pay all unpaid wages and social welfare payments from the existing assets of the target company to the employees. Compliance with these regulations may put us at a disadvantage to PRC-based investors in negotiating to acquire PRC state-owned enterprises or result in expenses that make such an acquisition unattractive to us, either of which would make it more difficult for us to consummate our initial business combination.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about our:

•	ability to complete our initial business combination;
•	success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;
•

officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination, as a result of which they would then receive expense reimbursements or other benefits;

•	potential ability to obtain additional financing to complete our initial business combination;
•	pool of prospective target businesses;
•	the ability of our officers and directors to generate a number of potential investment opportunities;
•	potential change in control if we acquire one or more target businesses for stock;
•	our public securities’ potential liquidity and trading;
•	listing or delisting of our securities from the American Stock Exchange or the ability to have our securities listed on the American Stock Exchange following our initial business combination;
•	use of proceeds not held in the trust account or available to us from interest income on the trust account balance; or
•	financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

We estimate that the net proceeds of this offering, in addition to the funds we will receive from the sale of the sponsors’ securities (all of which will be deposited into the trust account), will be as set forth in the following table:

	Without Over- Allotment Option	With Over- Allotment Option Exercised
Offering gross proceeds	$200,000,000	$230,000,000
Proceeds from sale of sponsors’ securities	5,000,000	5,000,000

Total gross proceeds	$205,000,000	$235,000,000

Offering expenses (1)(2)
Underwriting discount (4% of offering gross proceeds) Non-accountable expense allowance	$8,000,000 6,000,000	$9,200,000 6,000,000
Legal fees and expenses	750,000	750,000
Printing and engraving expenses	40,000	40,000
Accounting fees and expenses	40,000	40,000
SEC registration fee	15,818	15,818
FINRA registration fee	40,750	40,750
American Stock Exchange fees	87,000	87,000
Miscellaneous expenses	26,432	26,432

Total offering expenses	15,000,000	16,200,000

Proceeds after offering expenses	$190,000,000	$218,800,000

Net offering proceeds held in trust	$189,500,000	$218,300,000
Deferred non-accountable expense allowance and deferred underwriting commission held in trust	$6,500,000	$6,575,000

Total held in trust	$196,000,000	$224,875,000
Net offering proceeds not held in trust	$500,000	$500,000

Working capital-funded from net offering proceeds not held in trust and interest earned on net offering proceeds held in trust (3)(4)
Due diligence of prospective target businesses, including fees for market research or consultants used to perform due diligence, if any, and reimbursement of out-of-pocket due diligence expenses incurred by our management team	$1,000,000
Legal, accounting and other non-due diligence expenses, including structuring and negotiating our initial business combination	1,000,000
Payment for office space, administrative and support services to Clemente Asset Management LLC ($10,000 per month for up to 24 months)	240,000
Legal and accounting fees relating to SEC reporting obligations	200,000
Working capital to cover miscellaneous expenses (potentially including deposits or down payments for a proposed business combination), director and officer liability insurance premiums and reserves	1,310,000

Total	$3,750,000

(1)

A portion of the offering expenses have been paid from loans we received from our officers and directors and others described below. These loans will be repaid out of the proceeds of this offering but such repayments will not reduce the net offering proceeds held in trust.

(2)	These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein.
(3)	$3.25 million of interest income earned on the trust account balance will be available to us to pay for our working capital requirements. For purposes of presentation, the full amount available to us is shown as the total amount of net proceeds available to us immediately following the offering.

(4)

These are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring our initial business combination based upon the level of complexity of that business combination. We do not anticipate any change in our intended use of proceeds, other than fluctuations within the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would be deducted from our excess working capital, if any, derived from sources discussed below.

A total of $196.0 million (or approximately $224.9 million if the underwriters’ over-allotment option is exercised in full), of the net proceeds from this offering and the sale of the sponsors’ warrants described in this prospectus, including $6.5 million of deferred non-accountable expense allowance and deferred underwriting commissions, will be placed in a trust account at _______________ with ___________________, as trustee. Except for a portion of the interest income that may be released to us, the proceeds held in trust will not be released from the trust account until the earlier of the completion of our initial business combination or our liquidation. All amounts held in the trust account that are not converted to cash or released to us as interest income will be released on closing of our initial business combination with one or more target businesses which collectively have a fair market value of at least 80% of the balance in the trust account (excluding the deferred non-accountable expense allowance and deferred underwriting commissions of $6.5 million) at the time definitive agreements for the business combination are executed, subject to a majority of our public stockholders voting in favor of the business combination and less than 30% of the public stockholders electing their conversion rights and subject to such deferred non-accountable expense allowance and deferred underwriting commissions having been paid to the underwriters. On release of funds from the trust account and after payment of the conversion price to any public stockholders who properly exercise their conversion rights, the underwriters will receive their deferred non-accountable expense allowance and deferred underwriting commissions, and the remaining funds will be released to us and can be used to pay all or a portion of the purchase price of the business or businesses with which our initial business combination occurs. If our initial business combination is paid for using stock or debt securities, we may apply the cash released to us from the trust account to general corporate purposes, including for maintenance or expansion of operations of acquired business or businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination, to fund the purchase of other companies, or for working capital.

We have agreed to pay Clemente Asset Management LLC, an affiliate of Ms. Clemente, our non-executive Chairman of the Board, and Mr. Clemente, our Senior Vice President - Research, a total of $10,000 per month for office space, administrative services and secretarial support. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.

We expect that due diligence of prospective target businesses will be performed by some or all of the members of our management team and may include engaging market research firms and/or third party consultants. Members of our management team, or their affiliates, will not receive any compensation for their due diligence of prospective target businesses, but will be reimbursed for any out-of-pocket expenses (such as travel expenses) incurred in connection with such due diligence activities. Prior to our initial business combination, our audit committee will review and approve all expense reimbursements made to any member of our management team and any expense reimbursements payable to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

We believe that amounts not held in trust as well as the interest income (net of taxes payable on such interest) of up to $3.25 million earned on the trust account balance that may be released to us will be sufficient to pay the costs and expenses to which such proceeds are allocated. This belief is based on the fact that in-depth due diligence will be undertaken only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of our initial business combination. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating our initial business combination is less than the actual amount necessary to do so, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. In this event, we could seek such additional capital through loans or additional investments from members of our management team, but such members of our management team are not under any obligation to advance funds to, or invest in, us.

If we complete our initial business combination, the out-of-pocket expenses incurred by members of our management team prior to the business combination’s closing will become an obligation of the post-combination business, assuming these out-of-pocket expenses have not been reimbursed prior to the closing. These expenses would be a liability of the post-combination business and would be treated in a manner similar to any other account payable of the combined business. Members of our management team may, as part of any such combination, negotiate the repayment of some or all of any such expenses. If the target business’ owners do not agree to such repayment, this could cause our management team to view such potential business combination unfavorably and result in a conflict of interest.

To the extent that our capital stock is used in whole or in part as consideration to effect our initial business combination, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our initial business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

As of the date of this prospectus, certain of our initial stockholders have loaned to us a total of $420,000 which was used to pay a portion of the expenses of this offering referenced in the line items above for the SEC registration fee, FINRA registration fee, American Stock Exchange fee and accounting fees and expenses. These loans are evidenced by promissory notes, bearing interest at the rate of 10% per annum, are unsecured and are due at the earlier of March 31, 2008 or the consummation of this offering. In addition, upon consummation of the offering, the lenders will receive an aggregate of 220,000 founders’ warrants. The loans will be repaid out of the proceeds of this offering but such repayments will not reduce the net offering proceeds held in trust.

The proceeds of this offering not held in the trust account and not immediately required for the purposes set forth above as well as the net proceeds held in the trust account will be invested only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, so that we are not deemed to be an investment company under the Investment Company Act of 1940. Interest income (net of taxes payable on such interest) of up to $3.25 million on the trust account balance is releasable to us from the trust account to fund a portion of our working capital requirements.

Other than the $10,000 aggregate per month administrative fees described above, there will be no fees, reimbursements or other cash payments paid to our initial stockholders, officers, directors or their affiliates prior to, or for any services they render in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction that it is) other than: (i) repayment of a $420,000 aggregate principal amount of loans made to us by certain of our initial stockholders to cover offering expenses, bearing interest at the rate of 10% per annum including the issuance of 220,000 founders’ loan warrants; and (ii) legal fees payable to our counsel, Kelley Drye & Warren LLP, of which Harry M. Glazer, one of our officers, is a special counsel, and two of our other initial stockholders are partners. To the extent that such expenses exceed proceeds not held in trust and the interest income (net of taxes payable on such interest) of up to $3.25 million (net of taxes) that is released to us from the trust account, such out-of-pocket expenses would not be reimbursed by us prior to our consummation of our initial business combination. In the event our initial business combination is consummated and irrespective of whether such persons remain associated with us, we may determine to reimburse such persons for such expenses. There is no limit on the amount of such expenses reimbursable by us to such persons. A public stockholder will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account, net of taxes payable with respect to such interest, and less interest income released to us from the trust account in the manner described above) only in the event of our liquidation if we fail to complete our initial business combination within the allotted time or if the public stockholder seeks to convert such shares into cash in connection with a business combination that the public stockholder voted against and that we actually complete. In no other circumstances will a public stockholder have any right or interest of any kind in or to funds in the trust account.

On completion of our initial business combination, the underwriters will receive the deferred non-accountable allowance and deferred underwriting commission held in the trust account. If we do not complete our initial business combination and the trustee must therefore distribute the balance in the trust account on our liquidation, the underwriters will agree (i) to forfeit any rights or claims to the deferred non-accountable expense allowance and deferred underwriting commission, together with any accrued interest thereon, in the trust account, and (ii) that the trustee is authorized to distribute the deferred non-accountable expense allowance and deferred underwriting commission, together with any accrued interest thereon, net of income taxes payable on such interest, to the public stockholders on a pro rata basis.

DIVIDEND POLICY

We have not paid any dividends on our common stock to date and do not intend to pay dividends prior to the completion of our initial business combination. The payment of dividends in the future will depend on our revenues and earnings, if any, capital requirements and general financial condition after our initial business combination is completed. The payment of any dividends subsequent to our initial business combination will be within the discretion of our then-board of directors. It is the present intention of our board of directors to retain any earnings for use in our business operations and, accordingly, we do not anticipate the board declaring any dividends in the foreseeable future.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units we are offering by this prospectus and the sponsors’ warrants and founders’ warrants and the pro forma net tangible book value per share of our common stock after this offering, constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the sponsors’ warrants and founders’ warrants and founders’ loan warrants. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash), by the number of outstanding shares of our common stock.

At December 12, 2007, our net tangible book value deficit was $113,775, or approximately $0.02 per share of common stock. After giving effect to the sale of 20,250,000 shares of common stock included in the units we are offering by this prospectus and in the sponsors’ units, and the deduction of underwriting discounts and estimated expenses of this offering, and the sale of the sponsors' securities, our pro forma net tangible book value at December 12, 2007, would have been $131,213,280 or $6.91 per share, representing an immediate increase in net tangible book value of $6.93 per share to the initial stockholders and an immediate dilution of $3.09 per share or 30.9% to new investors not exercising their conversion rights. For purposes of presentation, our pro forma net tangible book value after this offering is approximately $58.8 million less than it otherwise would have been because if we effect our initial business combination, the conversion rights to the public stockholders (but not our initial stockholders) may result in the conversion into cash of up to 30% (minus one share) of the aggregate number of the shares sold in this offering at a per share conversion price equal to the amount in the trust account (a portion of which is made up of $6.5 million of deferred non-accountable expense allowance and deferred underwriting commissions) as of two business days prior to the consummation of the proposed business combination, inclusive of any interest, divided by the number of shares sold in this offering.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units and the sponsors’ warrants:

Public offering price		$10.00
Net tangible book value before this offering	$(0.02)
Increase attributable to new investors and sale of the sponsors’ warrants	6.93

Pro forma net tangible book value after this offering		6.91

Dilution to new investors		$3.09

The following table sets forth information with respect to our initial stockholders and the new investors:

	Shares Purchased		Total Consideration		Average Price Per Share
	Number	Percentage	Amount	Percentage
Initial stockholders	4,750,000	19.0%	$23,750	0.01%	$0.005
New investors	20,250,000	81.0	202,500,000	99.99	10.00

	25,000,000	100.0%	$202,523,750	100.00%	$8.101

The pro forma net tangible book value after this offering is calculated as follows:

Numerator:
Net tangible book value before this offering	$(113,775)
Net proceeds from this offering and sale of sponsors’ securities	190,000,000
Offering costs included in net tangible book value before this offering	127,045
Less: Proceeds held in trust subject to conversion to cash (5,999,999 x $9.80) (1)	(58,799,990)
$131,213,280

Denominator:
Shares of common stock outstanding prior to this offering	4,750,000
Shares of common stock included in the units offered and the sponsors’ units	20,250,000
Less: Shares subject to conversion (20,000,000 x 30% (minus one share))	(5,999,999)

19,000,001

(1)

Does not include the deduction for the deferred non-accountable expense allowance and deferred underwriting commissions ($0.325 per share) which will be distributed to the underwriter on completion of our initial business combination.

CAPITALIZATION

The following table sets forth our capitalization at December 12, 2007 and as adjusted to give effect to the sale of our units and the sponsors’ warrants and the application of the estimated net proceeds derived from the sale of such securities:

	December 12, 2007
	Actual	As Adjusted (1)
Accounts payable and accrued expenses	$25,506	$—
Notes payable(2)	420,000	—
Warrant liability	2,250	—
Deferred non-accountable expense allowance and underwriting commissions	—	6,500,000
Total liabilities	447,756	6,500,000
Common stock, -0- and 5,999,999 shares of which are subject to possible conversion at conversion value (3)	$—	$(58,799,990)

Stockholders’ equity:
Preferred stock, par value $0.001 per share, 10,000,000 shares authorized; none issued or outstanding	$—	$—

Common stock, par value $0.001 per share, 125,000,000 shares authorized; 4,750,000 shares issued and outstanding; 25,000,000 shares issued and outstanding (excluding 5,999,999 shares subject to possible conversion), as adjusted	$4,750	$19,000
Additional paid-in capital	19,000	131,207,010
Deficit accumulated during the development stage	(10,480)	(10,480)

Total stockholders’ equity	$13,270	$131,215,530

Total capitalization	$461,026	$196,515,520

(1)	Includes the $5.0 million we will receive from the sale of the sponsors’ securities.
(2)

Notes payable are comprised of promissory notes issued in the amount of $420,000 in the aggregate to the initial stockholders. The notes are 10% interest bearing and are payable on the earlier of March 31, 2008 or the consummation of this offering.

(3)

If we consummate our initial business combination, the conversion rights afforded to our public stockholders may result in the conversion into cash of up to 30% (minus one share) of the aggregate number of shares sold in this offering at a per-share conversion price equal to the aggregate amount then on deposit in the trust account (initially approximately $9.80 per share (or approximately $9.78 per share if the underwriters’ over-allotment option is exercised in full)), before payment of the deferred non-accountable expense allowance and deferred underwriter commissions and including accrued interest, net of any income taxes due on such interest, which income taxes, if any, shall be paid from the trust account, and net of interest income previously released to us for working capital requirements, as of two business days prior to the proposed consummation of our initial business combination divided by the number of shares sold in this offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND

RESULTS OF OPERATIONS

Overview

We were formed on March 27, 2007, to effect a merger, stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more operating business or businesses. While our efforts in identifying a prospective target business will not be limited to a particular industry, we intend to focus our efforts in identifying prospective target businesses in the energy industry (and closely related industries) in China. We do not have any specific business combination under consideration and we have not, nor has anyone on our behalf, contacted any potential target business or had any substantive discussions, formal or otherwise, with respect to such a transaction. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target business. We intend to effect our initial business combination using cash from the proceeds of this offering, our capital stock, debt or a combination of cash, stock and debt. We may acquire less than a 50% interest in an entity. The issuance of additional shares of our stock in our initial business combination:

•	may significantly reduce the equity interest of our stockholders;
•

will likely cause a change in control if a substantial number of shares of our stock are issued, which may affect, among other things, our ability to use our net operating loss carry-forwards, if any, and may also result in the resignation or removal of one or more of the present members of our management team; and

•	may adversely affect prevailing market prices for our common stock.

Similarly, debt securities issued by us in our initial business combination may result in:

•	default and foreclosure on our assets if our operating revenues after our initial business combination are insufficient to pay our debt obligations;
•

acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants requiring the maintenance of certain financial ratios or reserves and any such covenant is breached without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and
•	our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such debt security is outstanding.

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of our initial business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering.

As indicated in the accompanying financial statements, at December 12, 2007, we had $333,981 in cash or cash commitments and a working capital deficiency of $113,775. Further, we have incurred and expect to continue to incur significant costs in pursuit of our financing and acquisition plans. Management’s plans to address this uncertainty through this offering are discussed above. We cannot assure you that our plans to raise capital or to consummate our initial business combination will be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern.

Liquidity and Capital Resources

Our liquidity needs have been satisfied to date through receipt of $26,000 from the sale of the founders’ common stock and founder’ warrants, and loans from certain of our initial stockholders and XinAo that are more fully described below. We estimate that the net proceeds from (i) the sale of the units in this offering, after deducting offering expenses of approximately $1,000,000 and underwriting discounts and commissions of $14 million (or approximately $15.2 million if the underwriters’ over-allotment option is exercised in full), and (ii) the sale of the sponsors’ securities for a purchase price of $5.0 million, will be approximately $190.0 million (or approximately $218.8 million if the underwriters’ over-allotment option is exercised in full). Approximately $196.0 million (or approximately $224.9 million if the underwriters’ over-allotment option is exercised in full), will be held in trust, which includes $6.5 million of deferred non-accountable expense allowance and deferred underwriting commissions.

We will use substantially all of the net proceeds of this offering to acquire one or more target businesses or an interest in such businesses, including identifying and evaluating prospective target businesses, selecting one or more target businesses, and structuring, negotiating and consummating our initial business combination. To the extent we use our capital stock in whole or in part as consideration for our initial business combination, the proceeds held in the trust account (less amounts paid to any public stockholders who properly exercise their conversion rights and the deferred non-accountable expense allowance and deferred underwriting commissions paid to the underwriters) as well as any other net proceeds not expended prior to that time will be used to finance the operations of the target business or businesses. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our initial business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

Following consummation of this offering, we believe the funds available to us outside of the trust account, together with interest income earned (net of taxes payable on such interest) of up to $3.25 million on the trust account balance to be released to us for working capital requirements, will be sufficient to allow us to operate for 24 months after the date of this prospectus, assuming our initial business combination is not completed during that time. We expect our primary liquidity requirements during that period to include approximately $1,000,000 for expenses for the due diligence and investigation of a target business or businesses; approximately $1,000,000 for legal, accounting and other expenses associated with structuring, negotiating and documenting our initial business combination; an aggregate of $240,000 for office space, administrative services and support, representing $10,000 per month for 24 months after the date of this prospectus; $200,000 for legal and accounting fees relating to our SEC reporting obligations; and approximately $1,310,000 for general working capital that will be used for miscellaneous expenses and reserves, including additional expenses that may be incurred by us in connection with this offering over and above the amounts listed in the section entitled “Use of Proceeds.”

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds were required to consummate our initial business combination. Subject to compliance with applicable securities laws, we would only consummate such financing simultaneously with the consummation of our initial business combination.

Related Party Transaction

We entered into the founders loan whereby we borrowed $220,000 pursuant to notes dated July 12, 2007 and we entered into the sponsors’ loan whereby we borrowed $200,000 pursuant to a note dated October 4, 2007, all bearing interest at 10% per annum and due at the earlier of March 31, 2008 or the consummation of this offering. In connection with the founders loan, we will issue to the lenders an aggregate of 220,000 founders’ loan warrants immediately prior to the date of this prospectus.

We anticipate that immediately prior to the date of this prospectus, we will privately sell 2,500,000 sponsors’ warrants, at a price of $1.00 per warrant, and 250,000 sponsors’ units, at a price of $10.00 per unit, for an aggregate of $5.0 million to affiliates of certain of our officers and directors. The sponsors’ warrants will be substantially identical to those sold in this offering but may not be sold or otherwise transferred until after we complete our initial business combination (except in limited circumstances), and will be exercisable on a cashless basis and will be non-redeemable so long as they are held by the sponsors or their permitted transferees.

PROPOSED BUSINESS

Market data and industry statistics used throughout this prospectus are based on independent industry publications and other publicly available information. We have not independently verified any third-party information. In addition, while we believe the market data and industry statistics included in this prospectus are generally reliable, such information involves risk and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors.” Accordingly, we urge investors not to place undue reliance on this information.

Introduction

We are a recently organized Delaware blank check company formed in March 2007 to complete our initial business combination with one or more operating businesses. While our efforts in identifying a prospective target business will not be limited to a particular industry, we intend to focus our efforts in identifying prospective target businesses to the energy industry (and closely related industries) in China. To date, our efforts have been limited to organizational and financial activities as well as activities related to this offering. We do not have any specific business combination under consideration and we have not, nor has anyone on our behalf, contacted any potential target business or had any substantive discussions, formal or otherwise, with respect to such a transaction. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target business.

China: The Market Opportunity

China is the world’s most populous country, and it is the second largest energy consumer in the world, behind the United States. Since China implemented economic reform and open policy in 1978, China has emerged as an economic power. According to China’s minister of the National Development and Reform Commission, China’s gross domestic product (“GDP”) grew at an average annual rate of 9.67% from 1978 to 2006, as compared to the average GDP growth rate in the world economy during this period of approximately 3.3%. Related to this economic growth is China’s growing industrialization and urbanization and infrastructure development. A number of factors have contributed to this growth, which we believe make China an attractive environment for investment, including:

•	high savings rates;
•	high rates of fixed asset investment;
•	the presence of an inexpensive, skilled and disciplined work force;
•	a deep entrepreneurial base;
•	the opening of the economy and capital markets to foreigners;
•	increased political stability;
•	structural and ongoing reforms in areas such as privatization of state-owned enterprises and ongoing capital market reforms; and
•	the implementation of more open trade policies.

China Energy: The Investment Opportunity

Together with its economic growth, China’s demand for energy has experienced strong growth. Today China accounts for 12% of the world’s energy use, and it is the second largest energy consumer in the world, behind the United States. China’s energy production is expected to reach 1.63 billion tons (12 billion barrels) of oil equivalents in 2007, up 9.5% from 2006. China’s total energy use is only half that of the United States, and China’s per capita consumption levels are only about one-eighth of those in the United States. We believe there has also been a trend away from burning coal as the primary energy source to more efficient and cleaner fuels and production methods. We believe these changes in the manner of energy production and consumption, as well as the projected continued growing demand for energy in China, will provide attractive investment opportunities in the energy sector in China.

The Company’s Target Energy Sectors

We intend to focus our initial efforts to identify a potential business combination in the following energy sectors:

•	Coal and promotion of clean coal technology, focusing on technologies to improve the production of coal and to derive energy from coal in more environmentally friendly ways;
•	Oil and gas infrastructure and development, including development, processing, storage and transportation;
•	Electrical generation and distribution; and
•	Renewable energy.

China’s Energy Resources

In 2005, China produced 80.6% of its energy requirement from coal, 13.2% from oil, 3.4% from natural gas, 2.5% from hydropower, and 0.3% from nuclear power. Its energy production has increased an average of 12.7% per year during 2003-2005, outpacing the 10% average annual growth rate of GDP. As a result of the high energy demand in recent years, China’s index of energy self sufficiency (the ratio of energy production over energy consumption (both in energy units)) has dropped from 1.0 in 2001 to 0.95 in 2004. We believe that the growing reliance on imported energy resources, coupled with growing environmental problems, lead to increased emphasis on energy conservation and renewable energy in the 11th Five Year Plan (2006-2010) and the enactment of the Renewable Energy Law in 2006.

Electricity

According to the Energy Information Administration, a statistical agency of the U.S. Department of Energy, China is the second largest producer of electricity in the world. China’s use of electricity more than doubled in the decade between 1986 and 1995 and then increased 2.5 times between 1995 and 2005, reaching 2.5 trillion kilowatt-hours in 2005. Demand for electricity has risen in line with the rapid growth in GDP and faster than available capacity. The Chinese government estimates that significant new generation capacity will be needed in the next five years to satisfy the anticipated demand for electricity. In 2005, approximately 77.9% of China’s electricity is generated by coal, 16% by hydroelectric, 3.2% by oil, 2% by nuclear and 0.3% by gas plants.

Coal

China is both the largest coal producer and coal consumer in the world. Total coal production in 2005 was 2.2 billion metric tons, up from 1.3 billon metric tons in 2000 or compound annual growth rate of 11.1%. It holds an estimated 114 billion metric tons of recoverable coal reserves, the third largest in the world behind the U.S. and Russia. The dominance of coal is not expected to fall significantly, even as China’s energy demand increases. According to the 11th Five-Year Plan (2006-2010), the Chinese government estimates that coal-based power generation will account for 66% of the country’s total energy generation by 2010, with the aim of reducing it to 60% by 2020. Notwithstanding the continued dependence on coal, the coal industry in China is undergoing change as small scale mines are closed and large scale operating mines are modernized and new technologies are introduced to increase efficiency, safety and environmental benefits. In February 2006, the National Development and Reform Commission (NDRC) announced a plan to restructured the fragmented coal industry into five or six giant conglomerates and to close down all small coal mines by 2015. Among new coal technologies being utilized in China are coal liquefaction and gasification, coal bed methane production and slurry pipeline transportation projects. We believe China is increasingly open to foreign investment in the coal industry, particularly to provide modernization and new technologies.

Oil

It is estimated that China produced 3.8 million barrels of oil per day (MMbbl/d) in 2006, slightly higher than 2005. It is also estimated that China consumed 7.4 MMbbl/d of oil in 2006, an increase of a half million barrels per day over 2005. This increase in oil demand represented 38% of the total world increase in demand for 2006. According to Oil and Gas Journal, China had 18.3 billion barrels of proven oil reserves as of January 2006. We believe that China’s primary oil producing fields are mature, and exploration and development of new fields is primarily occurring offshore and in the western provinces. China’s petroleum industry is dominated by three state-owned firms: China National Petroleum Corporation (CNPC), China Petroleum and Chemical Corporation (Sinopec) and China National Offshore Oil Corporation (CNOOC), of which CNPC and Sinopec are vertically integrated oil companies, operating nearly all of China’s oil refineries and domestic pipeline network. According to Oil and Gas Journal, China has 6.2 MMbbl/d of crude oil refining capacity as of January 2006 and according to the BP Statistical Review of World Energy, refinery utilization in China increased from 67% in 1998 to 94% in 2004. We believe that due to growing demands for petroleum products, this sector is undergoing expansion and modernization, with dozens of small refineries shutting down and the national oil companies planning or building several new refineries and upgrading existing plants. However, we believe that price regulation on finished petroleum products, the high international oil prices and low domestic rates has squeezed margins in recent years among the Chinese refineries.

Natural Gas

China’s estimated reserves of natural gas are small, ranging from 53.3 trillion cubic feet (Tcf) to 83 Tcf, and natural gas accounts for less than 4% China’s total energy consumption in 2005. Most of China’s natural gas reserves are located in the north-central and western provinces, and because China lacks a well developed gas distribution network, natural gas is generally consumed locally. We believe that due to distribution bottlenecks, China is facing supply shortage in many coastal areas. The 2,500 mile West-East pipeline connecting Xinjiang Province to Shanghai began operations in January 2005 and improved China’s gas transport network. China built its first liquefied natural gas (LNG) terminal in Guangdong Province, which received its first shipment in May 2006 and as many as a dozen other LNG terminals are either planned or proposed. Natural gas in China is mainly used in industry, mostly for power generation. In September 2007, the NDRC announced a new policy on natural gas use which prohibits new methanol (gas to liquids) projects and limits certain gas-fired power plants while promoting the use of natural gas in urban residential areas.

Hydroelectric

China was the world’s second largest producer of hydroelectric power in 2004, behind Canada. In 2004, electricity from hydroelectric plants accounted for approximately 15.8% of the total power generation in China. Production of hydroelectric power in China will increase over the near term given the number of large scale hydroelectric projects planned or under construction in China, the largest of which is the Three Gorges Dam project, with a total generating capacity of 18.2 gigawatts (GW). China has an estimated 400 GW of exploitable hydropower—the second largest in the world behind Canada. The Chinese government has stated a goal to increase hydroelectric power output to 30% of the country’s electric power production by 2020, and the government has introduced various incentives to promote hydropower development, particularly small scale hydropower projects.

Nuclear

Management believes that China is actively promoting nuclear power as a clean and efficient source of electricity generation. Although it is only a small fraction of China’s installed generating capacity, many of the major developments currently taking place in the China electric industry involve nuclear power, with installed capacity rising sharply from 2 GW in 2002 to around 8.6 GW in 2005 according to the Energy Information Administration. As of September 2007, China has 11 nuclear reactors in commercial operations and eight nuclear power stations under construction, with a planned increase to 40 GW by 2020. In spite of this expansion, nuclear power is expected to only represent between 2.5 and 4.5% of installed general capacity by 2020.

Renewable Energy

The Chinese government has expressed its desire to expand the production of energy from renewable sources, but according to the China Sustainable Energy Program, renewable energy (other than hydroelectric) currently accounts for only a small portion of China’s energy production. In January 2006, the Renewable Energy Law went into effect with the goal of increasing the use of renewable energy to 16% of projected energy consumption by 2020. The National Development and Reform Commission, the agency responsible for implementing the Renewable Energy Law, estimated that the Chinese government and industry will spend 2 trillion yuan ($266 billion) over the next 14 years to achieve the 2020 target. The primary sources of renewable energy in China, excluding hydropower, are biomass energy, wind power and solar energy.

Biomass Energy. We believe China’s biomass energy resources have the potential to play a significant role in China’s energy supply, including the potential for methane production from municipal waste; the production of liquid fuel (ethanol and biodiesel) from crops and agricultural wastes; and the fueling of power plants with agricultural wastes, scraps from forestry and forest products.

Wind Power. By the end of 2005, total grid-connected capacity of wind power was 1,260 megawatts (MW), an increase of 65% over 2004. With a large land mass and long coastline, China has relatively abundant wind resources, with an exploitable potential of 250 GW land-based and 750 GW ocean-based.

Solar Energy. China is rich in solar energy resources. Two thirds of the country has more than 2000 hours of sunshine a year. Within China, the western provinces, particularly Qinghai and Tibet, enjoy the highest annual solar radiation and they experience sunshine hours which are high by world standards. Currently, the main use of solar energy in China is household water heating, which accounts for over 80 million square meters of collector areas. Photovoltaic cells provide 70 MW of generation capacity, of which 50% is used to supply electricity to remote rural areas. In 2005, there were more than 10 solar cell manufacturers in China with total production capacity of 146 MW, accounting for 8% of the world’s production.

The Company’s Proposed Strategy

Business Strategy

Our strategy is to pursue acquisition and investment opportunities in China’s energy and related industries that facilitate stockholder returns based on historical operating results and that have the potential for enhanced returns. In particular, we will seek to acquire a business whose operations can be improved and enhanced with our capital resources and where there are substantial opportunities for both organic and acquisition growth. An important element of our strategy is to identify and execute a plan that will be consistent with the overall objectives of the Chinese government. We intend to focus our search on energy and closely related businesses in China, though we are not precluded from investing in another industry or another country if such opportunity should present itself.

Competitive Advantages

We believe that we possess the relationships, experience and skills necessary to locate potential target businesses, evaluate those businesses and execute our initial business combination.

Status as a public company

We believe our structure will make us an attractive business combination partner to our target businesses. As an existing public company, we offer a target business an alternative to going public through a merger or other business combination, where the owners of the target business can exchange their shares of stock in the target business for shares of our stock. Once public, we believe the target business would then have greater access to capital, and the ability to use public equity as currency for additional acquisitions and additional means of incentivizing management consistent with stockholders’ interests. Our status as a public company can offer further benefits by augmenting the target company’s profile among potential new customers and vendors and aid in attracting talented employees.

Financial position

With a trust account initially in the amount of approximately $196.0 million (or approximately $224.9 million if the underwriters’ over-allotment option is exercised in full), we offer a target business access to capital for the potential growth and expansion of its operations or strengthening its balance sheet by reducing its debt ratio. Because we are able to consummate our initial business combination using our cash, debt or equity securities, or a combination of the foregoing, we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its requirements. However, if our initial business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may properly exercise their conversion rights, we may either need to reserve part of the trust account for possible payment upon such conversion, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders properly exercise their conversion rights than we expect. Since we have no specific business combination under consideration, we have not taken any steps to secure third party financing. Accordingly, our flexibility in structuring our initial business combination will be subject to these contingencies.

Management Expertise

Our management team and their advisors have substantial experience in identifying, acquiring and operating a wide variety of businesses in the energy industry. Various team members have been involved in the formation of companies, several of which have become leaders in their marketplace, as well as many acquisitions by those companies. Lilia Clemente, our Non-Executive Chairman of the Board, and Wang Yusuo, our Vice Chairman of the Board, each has extensive experience with business, investment and finance in China.

Effecting Our Initial Business Combination

General

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize the cash proceeds to us from this offering and the private placement of the sponsors’ securities, our capital stock, debt or a combination of these as the consideration to be paid in our initial business combination or investment. While substantially all of the net proceeds of this offering and the private placement of the sponsors’

securities are allocated to completing our initial business combination or investment, the proceeds are not otherwise designated for more specific purposes. If we engage in a business combination with a target business using our capital stock and/or debt financing as the consideration to fund the combination, the net proceeds from this offering and the private placement of the sponsors’ securities will then be used to undertake additional acquisitions, to fund the operations of the target business on a post-combination basis, or for other general working capital purposes. We may engage in our initial business combination with a company that does not require significant additional capital but is seeking a public trading market for its shares, and which wants to merge with an already public company to avoid the uncertainties associated with undertaking its own public offering. These uncertainties include time delays, compliance and governance issues, significant expense, a possible loss of voting control, and the risk that market conditions will not be favorable for an initial public offering at the time the offering is ready to be sold. We may seek to effect our initial business combination with more than one target business, although our limited resources may serve as a practical limitation on our ability to do so.

We do not have any specific business combination under consideration and we have not, nor has anyone on our behalf, contacted any potential target business or had any substantive discussions, formal or otherwise, with respect to such a transaction. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target business. Accordingly, prospective investors will at the time of their investment in us not be provided an opportunity to evaluate the specific merits or risks of one or more target businesses.

Subject to the requirement that a target business or businesses have a collective fair market value of at least 80% of the balance in the trust account (excluding the deferred non-accountable expense allowance and deferred underwriting commissions of $6.5 million) at the time the definitive agreements for the business combination are executed, we have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses. Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete our initial business combination. Although our management will assess the risks inherent in a particular target business with which we may combine, we cannot assure you that this assessment will result in our identifying all risks that a target business may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely impact a target business.

Prior to completion of our initial business combination, we will seek to have all vendors, prospective target businesses or other entities, which we refer to as potential contracted parties, execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders. In the event that a potential contracted party were to refuse to execute such a waiver, we will execute an agreement with that entity only if our management first determines that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to execute such a waiver. Examples of instances where we may engage a third party that refused to execute a waiver would be the engagement of a third party consultant whose particular expertise or skills are believed by management to be superior to those of other consultants that would agree to execute a waiver or a situation in which management does not believe it would be able to find a provider of required services willing to provide the waiver. If a potential contracted party refuses to execute such a waiver, then Lilia C. Clemente and Wang Yusuo, our Non-Executive Chairman of the Board and Vice Chairman of the Board, respectively, will be personally liable to cover the potential claims made by such party for services rendered and goods sold, in each case to us, but only if, and to the extent that, the claims reduce the trust account proceeds payable to our public stockholders in the event of a liquidation. However, if a potential contracted party executes a waiver, then our Non-Executive Chairman of the Board and Vice Chairman of the Board will have no personal liability as to any claimed amounts owed to a contracted party.

Sources of target businesses

We believe that the business, investment and finance experience of Lilia Clemente and Wang Yusuo will enable them to identify investment and acquisition opportunities.

Lilia Clemente, our Non-Executive Chairman of the Board, is a professional investment manager with over 30 years of experience in investing in China and other Asian markets. Mr. Wang founded the XinAo Group, in 1989, and under his leadership XinAo Group has grown through a combination of strategic acquisitions and managed internal growth to become a leading energy company in China. As of June 6, 2007, XinAo Group Companies had total assets in excess of RMB 20.6 billion ($2.8 billion) and more than 23,000 employees, and now operates through more than 100 subsidiaries and offices in over 80 cities in China and internationally. The primary businesses of XinAo Group include energy development, energy chemicals and energy distribution, emphasizing clean energy. XinAo Group operates a variety of supporting businesses including liquefied natural gas equipment, transport and storage, bio-chemicals, energy equipment, intelligent technology and industrial real estate. Reflecting the scope of its energy-related operations in China, XinAo Group has taken a leading role in the clean vehicle initiative in China via its network of compressed natural gas refueling stations. XinAo Group is the first non-state-owned company in China to be granted a gas import license. XinAo Group has completed and is operating a liquefied natural gas terminal in southern China, and XinAo Group has made a major investment in a coal mine in Inner Mongolia to convert coal to gas, one of the largest such projects in China.Two companies within XinAo Group, XinAo Gas Holdings Limited and Enric Energy Equipment Holdings Limited, are listed companies on the Hong Kong stock exchange. Mr. Wang is Chairman of XinAo Gas Holdings Limited. Mr. Wang and our other management team members affiliated with XinAo Group have experience in the China energy markets, including experience in identifying, evaluating and consummating acquisition transactions in China, as well as financial, tax, operating and legal experience with respect to the conduct of business in China. XinAo Group has been recognized by AsiaMoney, Yashou Zhoukan, Finance Asia and other independent bodies for its achievements in business and management.

In addition to his service to XinAo Group, Mr. Wang is a committee member of the Tenth Chinese People’s Political Consultative Conference and a Vice Chairman of the Ninth Executive Committee of the All-China Federation of Industry and Commerce, and Mr. Wang has been recognized for his entrepreneurial achievements with various awards, including Hebei’s Top 10 Outstanding Young Persons and Outstanding Entrepreneurs in China. We have no agreements or understandings with XinAo Group regarding the use of XinAo Group employees (and we will incur no additional costs with respect to the use of such employees) or relationships, and no XinAo Group employee is required to devote a specific amount of time to efforts on our behalf.

Our other officers and directors and members of our advisory board may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. We anticipate that business candidates for investment or acquisition will also be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings. These sources may introduce us to target businesses on their own initiative, since some of these sources will have read this prospectus and know what types of businesses we are targeting We may also engage the services of professional firms or other individuals that specialize in business acquisitions on a formal basis in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. However, except as otherwise described in this prospectus, in no event will any of our existing officers or directors, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction that it is). We will not enter into our initial business combination with a target business that is affiliated with any of our officers, directors or existing shareholders unless we obtain an opinion from an independent investment banking firm or internationally recognized appraiser that the business combination is fair to our stockholders from a financial point of view.

Contractual arrangements

The Chinese government has restricted or limited foreign ownership of certain kinds of assets and companies operating in a wide variety of industries, including certain aspects of the energy industry. In addition, there can be restrictions on the foreign ownership of businesses that are determined from time to time to be in “important industries” that may affect the national economic security or having “famous Chinese brand names” or “well established Chinese brand names.” Subject to the review requirements of MOFCOM and other relevant agencies as discussed below under “Government Regulation” for acquisitions of assets and companies in China and subject to the various percentage ownership limitations, acquisitions involving foreign investors and parties in the various restricted categories of assets and industries may nonetheless sometimes be consummated using contractual arrangements with permitted Chinese parties. To the extent that such agreements are employed, they may be for control of specific assets such as intellectual property or control of blocks of the equity ownership interests of a company. The agreements would be designed to provide our company with the economic benefits of and control over the subject assets or equity interests similar to the rights of full ownership, while leaving the legal ownership in the hands of Chinese parties who would likely be designated by us.

For example, these contracts could result in a structure where, in exchange for our payment of the acquisition consideration, (i) the target company would be majority owned by Chinese residents whom we designate and the target company would continue to hold the requisite licenses for the target business, and (ii) we would establish a new subsidiary in China which would provide technology, technical support, consulting and related services to the target company in exchange for fees, which would transfer to us substantially all of the economic benefits of ownership of the target company.

These contractual arrangements would be designed to provide the following:

•	Our exercise of substantial control over the target company;
•	A substantial portion of the economic benefits of the target company would be transferred to us; and

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We, or our designee, would have an exclusive option to purchase all or part of the equity interests in the target company owned by the Chinese residents whom we designate, or all or part of the assets of the target company, in each case when and to the extent permitted by Chinese regulations.

We have not selected any target business or target industry on which to concentrate our search for our initial business combination and we are, therefore, unable to determine at this time what form an acquisition of a target business will take.

If we choose to effect our initial business combination that employs the use of these types of control arrangements, we may have difficulty in enforcing our rights. Therefore these contractual arrangements may not be as effective in providing us with the same economic benefits, accounting consolidation or control over a target business as would direct ownership through a merger or stock exchange. For example, if the target business or any other entity fails to perform its obligations under these contractual arrangements, we may have to incur substantial costs and expend substantial resources to enforce such arrangements, and rely on legal remedies under Chinese law, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure will be sufficient to off-set the cost of enforcement and may adversely affect the benefits we expect to receive from our initial business combination.

Moreover, we expect that the contractual arrangements upon which we would be relying would be governed by Chinese law and would be the only basis of providing resolution of disputes which may arise through either arbitration or litigation in China. Accordingly, these contracts would be interpreted in accordance with Chinese law and any disputes would be resolved in accordance with Chinese legal procedures. Uncertainties in the Chinese legal system could limit our ability to enforce these contractual arrangements. In the event we are unable to enforce these contractual arrangements, we may not be able to exert the effective level of control or receive the full economic benefits of full direct ownership over the target business.

Selection of a target business and structuring of our initial business combination

Subject to the requirement that our initial business combination must be with a target business or businesses with a collective fair market value that is at least 80% of the balance in the trust account (excluding the deferred non-accountable expense allowance and deferred underwriting commissions of $6.5 million) at the time the definitive agreements for our initial business combination are executed, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business.

We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. In evaluating a prospective target business, our management may consider a variety of factors, including one or more of the following:

•	financial condition and results of operations;
•	growth potential;
•	experience and skill of management and availability of additional personnel;
•	capital requirements;
•	stage of development of the business and its products or services;
•	competitive position;
•	barriers to entry into the industry;
•	degree of current or potential market acceptance of the products or services;
•	proprietary features and degree of intellectual property or other protection for products, processes or services;
•	regulatory environment of the industry;
•	potential for compliance with GAAP, SEC regulations and Sarbanes-Oxley Act requirements; and
•	costs associated with effecting our initial business combination.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination may be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management to our business objective. In evaluating a prospective target business, we expect to conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as well as review of financial and other information which will be made available to us.

The time required to select and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are uncertain. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination. Other than as described in this prospectus, we will not pay any finders or consulting fees to members of our management team, or any of their respective affiliates, for services rendered to or in connection with our initial business combination.

Fair market value of target business or businesses

The initial target business or businesses with which we combine must have a collective fair market value equal to at least 80% of the balance in the trust account (excluding the deferred non-accountable expense allowance and deferred underwriting commissions of $6.5 million) at the time the definitive agreements for our initial business combination are executed. If we acquire less than 100% of one or more target businesses in our initial business combination, the aggregate fair market value of the portion or portions we acquire must equal at least 80% of the balance in the trust account (excluding the deferred non-accountable expense allowance and deferred underwriting commissions of $6.5 million) at the time the definitive agreements for our initial business combination are executed. The fair market value of a portion of a target business will be calculated by multiplying the fair market value of the entire business by the percentage of the target we acquire. We may seek to consummate our initial business combination with an initial target business or businesses with a collective fair market value in excess of 80% of the minimum set forth above. However, we would likely need to obtain additional financing to consummate such a business combination and have not taken any steps to obtain any such financing.

In contrast to many other companies with business plans similar to ours that must combine with one or more target businesses that have a fair market value equal to 80% or more of the acquirer’s net assets, we will not combine with a target business or businesses unless the fair market value of such entity or entities meets a minimum valuation threshold of 80% of the amount in the trust account (excluding the deferred non-accountable expense allowance and deferred underwriting commissions of $6.5 million). We have used this criterion to provide investors and our management team with greater certainty as to the fair market value that a target business or businesses must have in order to qualify for our initial business combination. The determination of net assets requires an acquirer to have deducted all liabilities from total assets to arrive at the balance of net assets. Given the on-going nature of legal, accounting, stockholder meeting and other expenses that will be incurred immediately before and at the time of our initial business combination, the balance of an acquirer’s total liabilities may be difficult to ascertain at a particular point in time with a high degree of certainty. Accordingly, we have determined to use the valuation threshold of 80% of the amount in the trust account (excluding the deferred non-accountable expense allowance and deferred underwriting commissions of $6.5 million) for the fair market value of the target business or businesses with which we combine so that our management team will have greater certainty when selecting, and our investors will have greater certainty when voting to approve or disapprove a proposed combination with, a target business or businesses that will meet the minimum valuation criterion for our initial business combination.

The fair market value of a target business or businesses will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, the values of comparable businesses, earnings and cash flow and/or book value). If our board is not able to independently determine that the target business has a fair market value that is at least 80% of the balance in the trust account (excluding the deferred non-accountable expense allowance and deferred underwriting commissions of $6.5 million) at the time the definitive agreements for our initial business combination are executed, we will obtain an opinion from an unaffiliated, independent investment banking firm or internationally recognized appraiser with respect to the satisfaction of such criterion. Ferris, Baker Watts, Incorporated has agreed to provide this opinion to us. We expect that any such opinion would be included in our proxy soliciting materials furnished to our stockholders in connection with our initial business combination, and that such independent investment banking firm or appraiser will be a consenting expert. We will not be required to obtain an opinion from an investment banking firm or appraiser as to the fair market value of the business if our board of directors independently determines that the target business or businesses has sufficient fair market value to meet the threshold criterion.

Lack of business diversification

While we may seek to effect business combinations with more than one target business, our initial business combination must be with one or more target businesses whose collective fair market value is at least equal to 80% of the balance in the trust account (excluding the deferred non-accountable expense allowance and deferred underwriting commissions of $6.5 million) at the time the definitive agreements for our initial business combination are executed, as discussed above. At the time of our initial business combination, we may not be able to acquire more than one target business because of various factors, including complex accounting or financial reporting issues. For example, we may need to present pro forma financial statements reflecting the operations of several target businesses as if they had been combined historically. A simultaneous combination with several target businesses also presents logistical issues such as the need to coordinate the timing of negotiations, proxy statement disclosure and closings. In addition, if conditions to closings with respect to one or more of the target businesses are not satisfied, the fair market value of the businesses could fall below the threshold of 80% of the balance in the trust account (excluding the deferred non-accountable expense allowance and deferred underwriting commissions of $6.5 million).

Accordingly, while it is possible that we may attempt to effect our initial business combination with more than one target business, we are more likely to choose a single target business if all other factors appear equal. This means that for an indefinite period of time, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of acquiring only one company. By consummating our initial business combination with only a single entity, our lack of diversification may:

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subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after our initial business combination, and

•	result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services.

If we complete our initial business combination in which we use our stock as the acquisition consideration, we would have a significant amount of cash available after our initial business combination for working capital purposes, and we could us a portion of such funds to make add-on acquisitions following our initial business combination.

Target business management

We intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting our initial business combination with that business. However, target management may not have the necessary skills, qualifications or abilities to manage a public company. The future role of members of our management team, if any, in the target business cannot presently be stated with any certainty. While it is possible that one or more of our officers and directors will remain associated in some capacity with us following our initial business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to our initial business combination. In addition, we have no current assurance that they will remain associated in some capacity with us following our initial business combination and we may employ other personnel. Members of our current management team may not have significant experience or knowledge relating to the operations of the particular target business.

Following our initial business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We may not be able to recruit additional managers that will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for stockholder approval of business combination

Prior to the completion of our initial business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. In connection with any such transaction, we will also submit to our stockholders for approval a proposal to amend our amended and restated certificate of incorporation to provide for our corporate life to continue perpetually following the consummation of our initial business combination. We will consummate our initial business combination only if stockholders vote in favor of both such business combination and our amendment to extend our corporate life.

In connection with seeking stockholder approval of our initial business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the business.

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In connection with the vote required for our initial business combination, all of our initial stockholders, including all of our officers and directors, and our sponsors, will agree to vote their founders’ common stock and the common stock included in the sponsors’ units in accordance with the majority of the shares of common stock voted by the public stockholders. Our initial stockholders will also agree that they will vote any shares they purchase in the open market in or after this offering in favor of our initial business combination. We will proceed with our initial business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 30% of the shares sold in this offering affirmatively vote against the initial business combination and properly exercise their conversion rights, as discussed below.

Conversion rights

At the time we seek stockholder approval of our initial business combination, we will offer each public stockholder the right to have such stockholder’s shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. Our initial stockholders will not have such conversion rights with respect to any shares of common stock owned by them, directly or indirectly, whether included in or underlying the founders’ common stock or purchased by them in this offering or in the aftermarket. The actual per-share conversion price will be equal to the aggregate amount then on deposit in the trust account, including accrued interest, net of the deferred non-accountable expense allowance and deferred underwriter commissions, net of any income taxes on the interest earned (which shall be paid from the trust account), and net of interest income of up to $3.25 million previously released to us to fund our working capital requirements, calculated as of two business days prior to the consummation of the proposed business combination, divided by the number of shares included with units sold in this offering. The initial per-share conversion price would be approximately $9.80 (or approximately $9.78 per share if the underwriters’ over-allotment option is exercised in full), or $0.20 less than the per-unit offering price of $10.00 ($0.22 less if the underwriters’ over-allotment is exercised in full).

An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and one business day prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. Additionally, we may require public stockholders to tender their certificates to our transfer agent prior to the meeting or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. The proxy solicitation materials that we will furnish to stockholders in connection with the vote for any proposed business combination will indicate whether we are requiring stockholders to satisfy such certification and delivery requirements. Traditionally, in order to perfect conversion rights in connection with a blank check company’s business combination, a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise their conversion rights. After the business combination was approved, the company would contact such stockholder to arrange for him to deliver his certificate to verify ownership. As a result, the stockholder then had an “option window” after the consummation of the business combination during which he could monitor the price of the stock in the market. If the price rose above the conversion price, he could sell his shares in the open market before actually delivering his shares to the company for cancellation in consideration for the conversion price. Thus, the conversion right, to which stockholders were aware they needed to commit before the stockholder meeting, would become a “put” right surviving past the consummation of the business combination until the converting holder delivered his certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a converting holder’s election to convert is irrevocable once the business combination is approved.

If a stockholder votes against our initial business combination but fails to properly exercise its conversion rights, such stockholder will not have its shares of common stock converted to its pro rata distribution of the trust account. Any request for conversion, once made, may be withdrawn at any time up to one business day prior to the date of the meeting. Furthermore, if a stockholder delivers his certificate for conversion and subsequently decides prior to the meeting not to elect conversion, he may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to stockholders entitled to convert their shares who elect conversion will be distributed promptly after completion of a business combination. Public stockholders who properly exercise their conversion rights will still have the right to exercise any warrants they still hold.

We will not complete our proposed initial business combination if public stockholders owning 30% or more of the shares sold in this offering properly exercise their conversion rights. The initial conversion price will be approximately $9.80 per share (or approximately $9.78 per share if the underwriters’ over-allotment option is exercised in full). As this amount is lower than the $10.00 per unit offering price and it may be less than the market price of the common stock on the date of conversion, there may be a disincentive on the part of public stockholders to exercise their conversion rights.

If a vote on our initial business combination is held and the business combination is not approved, we may continue to try to consummate our initial business combination with a different target until 24 months after the date of this prospectus. If the initial business combination is not approved or completed for any reason, then public stockholders voting against our initial business combination who exercised their conversion rights would not be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account. In such case, if we have required public stockholders to tender their certificates prior to the meeting, we will promptly return such certificates to the tendering public stockholder. Public stockholders would be entitled to receive their pro rata share of the aggregate amount on deposit in the trust account only in the event that the initial business combination they voted against was duly approved and subsequently completed, or in connection with our liquidation.

Liquidation if no business combination

Our amended and restated certificate of incorporation provides that we will continue in existence only until 24 months after the date of this prospectus. This provision may not be amended except in connection with the consummation of our initial business combination. If we have not completed our initial business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to vote to approve our dissolution and liquidation and the filing of a certificate of dissolution with the Delaware Secretary of State). Instead, we will notify the Delaware Secretary of State in writing on the termination date that our corporate existence is ceasing, and include with such notice payment of any franchise taxes then due to or assessable by the state. We view this provision terminating our corporate life by 24 months from the date of this prospectus as an obligation to our stockholders and will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of our initial business combination.

If we are unable to complete our initial business combination by 24 months after the date of this prospectus, we will as soon as practicable after the expiration of the 24-month period adopt a plan of distribution in accordance with Section 281(b) of the Delaware General Corporation Law. Section 278 provides that our existence will continue for at least three years after our expiration for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and of enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized. Our existence will continue automatically even beyond the three-year period for the purpose of completing the prosecution or defense of suits begun prior to the expiration of the three-year period, until such time as any judgments, orders or decrees resulting from such suits are fully executed. Section 281(b) will require us to pay or make reasonable provision for all then-existing claims and obligations, including all contingent, conditional, or unmatured contractual claims known to us, and to make such provision as will be reasonably likely to be sufficient to provide compensation for any then-pending claims and for claims that have not been made known to us or that have not arisen but that, based on facts known to us at the time, are likely to arise or to become known to us within 10 years after such date. Under Section 281(b), the plan of distribution must provide for all of such claims to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. If there are insufficient assets, the plan must provide that such claims and obligations be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of legally available assets. Any remaining assets will be available for distribution to our stockholders. However, because we are a blank check company rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors and service providers (such as accountants, lawyers, investment bankers, etc.) and potential target businesses. As described below, we will seek to have all vendors, service providers and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. However, there is no guarantee that vendors, service providers and prospective target businesses will execute such agreements; nor is there any guarantee that, even if they execute such agreements with us, they will not seek recourse against the trust account. A court could also conclude that such agreements are not legally enforceable. As a result, if we liquidate, the per-share distribution from the trust account could be less than $9.80 (or $9.78 if the underwriters’ over-allotment option is exercised in full) due to claims or potential claims of creditors. We will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, plus any remaining net assets (subject to our obligations under Delaware law to provide for claims of creditors as described above).

Our initial stockholders including Jade and Atherstone will agree to waive their rights to participate in any liquidation distribution with respect to the founders’ common stock and the common stock included in the sponsors’ units. There will be no distribution from the trust account with respect to our warrants, which will expire worthless. We will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, all of our officers and directors have agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $25,000) and have agreed not to seek repayment of such expenses.

If we are unable to complete our initial business combination and expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price would be $9.80, or $0.20 less than the per-unit offering price of $10.00 (or $9.78, or $0.22 less than the per-unit offering price of $10.00 if the underwriters’ over-allotment option is exercised in full). The per share liquidation price includes a total of $6.5 million in the deferred non-accountable expense allowance and deferred underwriting commissions that would also be distributable to our public stockholders.

The proceeds deposited in the trust account could become subject to the claims of our creditors (which could include vendors and service providers we have engaged to assist us in connection with our search for a target business and that are owed money by us, as well as target businesses themselves) which could have higher priority than the claims of our public stockholders. Lilia C. Clemente and Wang Yusuo, our Non-Executive Chairman of the Board and Vice Chairman of the Board, respectively, will agree that they will be personally liable to pay debts and obligations to target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us in excess of the net proceeds of this offering not held in the trust account but only if, and to the extent, that the claims otherwise reduce the trust account proceeds payable to our public stockholders in the event of a liquidation, and only if such a vendor or prospective target business does not execute such a waiver. Because we will seek to have all vendors and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, we believe the likelihood of all of Ms. Clemente and Mr. Wang having any such obligations is minimal. However, Ms. Clemente and Mr. Wang may not be able financially to satisfy any indemnification obligations. Accordingly, the actual per-share liquidation price could be less than $9.80 (or $9.78 if the underwriters’ over-allotment option is exercised in full), plus interest, due to claims of creditors. Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders at least $9.80 per share (or $9.78 per share if the underwriters’ over-allotment option is exercised in full).

Our public stockholders will be entitled to receive funds from the trust account only in the event of the expiration of our corporate existence and our liquidation or if they seek to convert their respective shares into cash upon our initial business combination which the stockholder voted against and which is completed by us. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after 24 months after the date of this prospectus, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors.

Amended and Restated Certificate of Incorporation

Our amended and restated certificate of incorporation sets forth certain requirements and restrictions relating to this offering that apply to us until the consummation of our initial business combination. Specifically, our amended and restated certificate of incorporation provides, among other things, that:

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Prior to the consummation of our initial business combination, we shall submit such business combination to our stockholders for approval even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law;

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we may consummate our initial business combination only if approved by a majority of the shares of common stock voted by our public stockholders at a duly held stockholders meeting, and only if public stockholders owning less than 30% of the shares sold in this offering properly exercise their conversion rights;

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if our initial business combination is approved and consummated, public stockholders who voted against the business combination and properly exercised their conversion rights will receive their pro rata share of the trust account; and

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if our initial business combination is not consummated within 24 months after the date of this prospectus, then our existence will terminate and we will distribute all amounts in the trust account and any net assets remaining outside the trust account on a pro rata basis to all of our public stockholders.

We view these provisions, which are contained in our amended and restated certificate of incorporation, as obligations to our stockholders and will not take any action to amend or waive these provisions.

Government Regulations

Regulation of Foreign Currency Exchange and Dividend Distribution

Foreign currency exchange.   Foreign currency exchange in China is governed by a series of regulations, including the Foreign Currency Administrative Rules (1996), as amended, and the Administrative Regulations Regarding Settlement, Sale and Payment of Foreign Exchange (1996), as amended. Under these regulations, the Renminbi is freely convertible for trade and service-related foreign exchange transactions, but not for direct investment, loans or investments in securities outside China without the prior approval of the State Administration for Foreign Exchange (SAFE). Pursuant to the Administrative Regulations Regarding Settlement, Sale and Payment of Foreign Exchange, foreign-invested enterprises in China may purchase foreign exchange without the approval of SAFE for trade and service-related foreign exchange transactions by providing commercial documents evidencing these transactions. They may also retain foreign exchange, subject to a cap approved by SAFE, to satisfy foreign exchange liabilities or to pay dividends. In addition, foreign exchange transactions for direct investment, loan and investment in securities outside China are still subject to limitations and require approvals from SAFE.

Regulation of Foreign Exchange in Certain Onshore and Offshore Transactions.   Pursuant to recent regulations issued by SAFE, PRC residents are required to register with and receive approvals from SAFE in connection with offshore investment activities. SAFE has stated that the purpose of these regulations is to ensure the proper balance of foreign exchange and the standardization of the cross-border flow of funds.

In January 2005, SAFE issued a regulation stating that SAFE approval is required for any sale or transfer by PRC residents of a PRC company’s assets or equity interests to foreign entities in exchange for the equity interests or assets of the foreign entities. The regulation also states that, when registering with the foreign exchange authorities, a PRC company acquired by an offshore company must clarify whether the offshore company is controlled or owned by PRC residents and whether there is any share or asset link between or among the parties to the acquisition transaction.

In April 2005, SAFE issued another regulation further explaining and expanding upon the January 2005 regulation. The April 2005 regulation clarified that, where a PRC company is acquired by an offshore company in which PRC residents directly or indirectly hold shares, such PRC residents must (i) register with the local SAFE regarding their respective ownership interests in the offshore company, even if the transaction occurred prior to the January 2005 regulation, and (ii) file amendments to such registration concerning any material events of the offshore company, such as changes in share capital and share transfers. The April 2005 regulation also expanded the statutory definition of the term “foreign acquisition,” making the regulations applicable to any transaction that results in PRC residents directly or indirectly holding shares in the offshore company that has an ownership interest in a PRC company. The April 2005 regulation also provides that failure to comply with its registration procedures may result in the imposition of restrictions on the PRC company’s foreign exchange activities and its ability to distribute profits to its offshore parent company.

In October 2005, SAFE issued the Notice on Issues Relating to the Administration of Foreign Exchange in Fund-raising and Reverse Investment Activities of Domestic Residents Conducted via Offshore Special Purpose Companies, or Notice 75. Notice 75 replaced the two rules issued by SAFE in January and April 2005 summarized above.

According to Notice 75:

•

prior to establishing or assuming control of an offshore company for the purpose of financing that offshore company with assets or equity interests in an onshore enterprise in the PRC, each PRC resident, whether a natural or legal person, must complete the overseas investment foreign exchange registration procedures with the relevant local SAFE branch;

•

an amendment to the registration with the local SAFE branch is required to be filed by any PRC resident that directly or indirectly holds interests in that offshore company upon either (1) the injection of equity interests or assets of an onshore enterprise to the offshore company, or (2) the completion of any overseas fund raising by such offshore company; and

•

an amendment to the registration with the local SAFE branch is also required to be filed by such PRC resident when there is any material change involving a change in the capital of the offshore company, such as (1) an increase or decrease in its capital, (2) a transfer or swap of shares, (3) a merger or division, (4) a long term equity or debt investment, or (5) the creation of any security interests over the relevant assets located in China.

Moreover, Notice 75 applies retroactively. As a result, PRC residents who have established or acquired control of offshore companies that have made onshore investments in the PRC in the past were required to complete the relevant overseas investment foreign exchange registration procedures by March 31, 2006. Under the relevant rules, failure to comply with the registration procedures set forth in Notice 75 may result in restrictions being imposed on the foreign exchange activities of the relevant onshore company, including the payment of dividends and other distributions to its offshore parent or affiliate and the capital inflow from the offshore entity, and may also subject relevant PRC residents to penalties under PRC foreign exchange administration regulations.

As a Delaware company, and therefore a foreign entity, if we purchase the assets or equity interest of a PRC company owned by PRC residents, such PRC residents will be subject to the registration procedures described in the regulations as currently drafted. Moreover, PRC residents who are beneficial holders of our shares will be required to register with SAFE in connection with their investment in us.

As a result of the lack of implementing rules, other uncertainties concerning how the existing SAFE regulations will be interpreted or implemented, and uncertainty as to when the new regulations will take effect, we cannot predict how they will affect our business operations following our initial business combination. For example, our ability to conduct foreign exchange activities following a business combination, such as remittance of dividends and foreign-currency-denominated borrowings, may be subject to compliance with the SAFE registration requirements by such PRC residents, over whom we have no control. In addition, we cannot assure you that such PRC residents will be able to complete the necessary approval and registration procedures required by the SAFE regulations. Following our initial business combination, we will require all our stockholders, who are PRC residents to comply with any SAFE registration requirements, although we have no control over either our stockholders or the outcome of such registration procedures. Such uncertainties may restrict our ability to implement our investment strategy and adversely affect our business and prospects following our initial business combination.

Dividend distribution.   The principal laws and regulations in China governing distribution of dividends by foreign-invested companies include:

•	The Sino-foreign Equity Joint Venture Law (1979), as amended;
•	The Regulations for the Implementation of the Sino-foreign Equity Joint Venture Law (1983), as amended;
•	The Sino-foreign Cooperative Enterprise Law (1988), as amended;
•	The Detailed Rules for the Implementation of the Sino-foreign Cooperative Enterprise Law (1995), as amended;
•	The Foreign Investment Enterprise Law (1986), as amended; and
•	The Regulations of Implementation of the Foreign Investment Enterprise Law (1990), as amended.

Under these regulations, foreign-invested enterprises in China may pay dividends only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, wholly foreign-owned enterprises in China are required to set aside at least 10% of their respective accumulated profits each year, if any, to fund certain reserve funds unless such reserve funds have reached 50% of their respective registered capital. These reserves are not distributable as cash dividends.

Regulation of Foreign Investors’ Merging Chinese Enterprises

In August 2006, MOFCOM, the State-owned Assets Supervision and Administration Commission, State Administration of Taxation, State Administration for Industry and Commerce, China Securities Regulatory Commission and State Administration of Foreign Exchange jointly promulgated the Provisions for Foreign Investors to Merge Domestic Enterprises, which took effect on September 8, 2006, replacing the Interim Provisions for Foreign Investors to Merge Domestic Enterprises issued in March 2003 by four authorities, the Ministry of Foreign Trade and Economic Cooperation, State Administration of Taxation, State Administration for Industry and Commerce and State Administration of Foreign Exchange. The State-owned Assets Supervision and Administration Commission and China Securities Regulatory Commission newly join the regulation promulgation.

The requirements and approval procedures for the Equity Acquisition and Assets Acquisition remain unchanged as those in the interim regulation. The new regulation adds one chapter on the acquisition with equity as the consideration including one section on the special purpose company. This chapter stipulated the relevant conditions and approval procedures in detail making such acquisitions workable. The currently mandatory requirement for the submission of fund remittance into China will be changed.

The anti-monopoly chapter in the new regulation was essentially the same as the existing interim regulation, although the Chinese government has recently imposed more stringent controls. For example, the proposed takeover of China’s top machinery maker, Xugong Group Construction Machinery, by a United States private equity firm was halted due to this regulation.

We cannot predict how such regulations, especially the anti-monopoly chapter, will affect our future completion of our initial business combination.

Government regulations relating to foreign exchange controls

The principal regulation governing foreign exchange in China is the Foreign Currency Administration Rules, as amended. Under these rules, the Renminbi, China’s currency, is freely convertible for trade and service-related foreign exchange transactions, but not for direct investment, loan or investment in securities outside of China unless the prior approval of SAFE is obtained. FIEs are required to apply to the SAFE for “Foreign Exchange Registration Certificates for FIEs.” Following a business combination, we will likely be an FIE as a result of our ownership structure. With such registration certificates, which need to be renewed annually, FIEs are allowed to open foreign currency accounts including a “basic account” and “capital account.” Currency translation within the scope of the “basic account,” such as remittance of foreign currencies for payment of dividends, can be effected without requiring the approval of the SAFE. However, conversion of currency in the “capital account,” including capital items such as direct investment, loans and securities, still requires approval of the SAFE. This prior approval may delay or impair our ability to operate following a business combination. Further, SAFE has the authority to examine randomly any remittance that exceeds $100,000 and to charge a penalty if the remittance is not in compliance with the requirements of SAFE.

Government regulations relating to taxation

According to the current effective PRC Income Tax Law of Foreign Investment Enterprises and Foreign Enterprises and the Implementation Rules for the Income Tax Law, the standard Enterprise Income Tax, or EIT, rate of FIEs is 33%, reduced or exempted in some cases under any applicable laws or regulations. Most manufacturing FIEs enjoyed a preferential tax status that resulted in average effective tax rate of 15% for all FIEs. By contrast, Chinese domestic companies paid a 33% income tax rate; however, after taking into account available incentives, the average income tax rate for domestic companies was approximately 25%.

In March of 2007, a new Enterprise Income Tax (EIT) Law, which we refer to as the New Law, was enacted and will come into effect on January 1, 2008, unifies the income tax levied on domestic and foreign enterprises. The New Law will introduce a single tax rate of 25%, replacing the existing two-system tax, which has substantially different effective tax rates for domestic companies and FIEs due principally to different incentives available as well as different limitation on cost deduction. The new tax rate is lower than the average tax rates of neighboring countries in an effort to increase the competitiveness of enterprises and to boost China’s attraction of foreign investors.

For FIEs currently enjoying preferential tax treatments, the New Law offers a grandfather provision protection. Prior to the New Law, income such as dividends and profits derived from the PRC by an FIE which has no establishment in the PRC is subject to a 20% withholding tax, unless reduced or exempted by any applicable laws or regulations. The profit derived by a foreign investor from a FIE is currently exempted from EIT, and the New Law is still silent on this issue. However, if this exemption were to be removed in the future, we might be required to deduct certain amounts from dividends we may pay to our stockholders following a business combination to pay corporate withholding taxes.

Regulation of Mergers and Acquisitions

The 2006 Acquisition Provisions, revised the Tentative Provisions on Acquisition of Domestic Enterprises by Foreign Investors enacted by MOFCOM, SAT, SAIC and SAFE in March 2003 which we refer to as the 2003 Acquisition Provisions.

As with the 2003 Acquisition Provisions, the 2006 Acquisition Provisions require Chinese regulatory approvals for mergers with or acquisitions of the equity ownership or assets of Chinese domestic companies. Additionally, the 2006 Acquisition Provisions deprive companies incorporated or controlled overseas that are established by Chinese domestic companies, enterprises or natural persons and are merging with or acquiring Chinese domestic affiliated companies, of the tax preferential treatments granted to FIEs, unless the overseas companies will bring a certain amount of additional capital to the Chinese company. The

2006 Acquisition Provisions also create new layers of Chinese regulatory approvals affecting offshore “special purpose companies” set up by Chinese domestic companies, enterprises or natural persons, and the in-bound investment made by such “special purpose companies.” The 2006 Acquisition Provisions require that the parties to a merger or acquisition shall disclose to the PRC approval authority and elaborate on whether the parties are affiliates; if there are two parties who belong to the same actual controlling party, the parties concerned must disclose the actual controlling party to the PRC approval authority and explain the purpose of the merger or acquisition and whether the price agreed conforms to fair market value.

The 2006 Acquisition Provisions define a “special purpose company” as “a foreign company directly or indirectly controlled by Chinese domestic companies or natural persons for the purpose of listing in an overseas market the equity interests in a Chinese domestic company actually held by them.” This definition is slightly different from that in Notice 75.

A Chinese domestic company that is to set up a special purpose company overseas must obtain approval from MOFCOM and disclose to the MOFCOM certain information including the business plan with regard to the listing of the special purpose company in the overseas market and the appraisal report issued by a consultant with regard to the stock offering price for any future listing of the special purpose company on an overseas market. The overseas listing of the special purpose company is subject to the approval of the China Securities Regulatory Commission. Additionally, the financing of the special purpose company from its overseas listing must be repatriated to China according to the repatriation plan filed with SAFE. The profits, dividends and foreign exchange income obtained as a result of capital variation, which are received by the Chinese domestic companies or natural persons from their special purpose companies, must be repatriated to China within six months from the day on which they are received.

With regard to the tax treatments granted to FIEs established by Chinese domestic companies, enterprises or natural persons by way of merger with or acquisition of Chinese domestic affiliated companies in the name of their companies duly incorporated or controlled overseas, the 2006 Acquisition Provisions explicitly state that such FIEs are not eligible for the preferential treatments granted by the Chinese government to FIEs, unless such overseas companies subscribe to the capital increase of the target Chinese domestic companies or contribute additional capital to the post-acquisition Chinese domestic company and the amount of the capital subscribed or contributed accounts for 25% or more of the post-acquisition registered capital of the Chinese company.

The 2006 Acquisition Provisions require that if the merger or acquisition of a Chinese domestic company by foreign investors and their obtaining controlling rights (i) involves key industries, (ii) has any factor that impacts or may impact the economic security of China, or (iii) leads to a shift of controlling rights over a Chinese domestic company that possesses “famous brands” or “traditional Chinese trade names,” then the parties concerned shall file an application in respect of such issues with MOFCOM. The 2006 Acquisition Provisions emphasize that mergers with or acquisitions of Chinese domestic companies by foreign investors must not result in a loss on the sale of state-owned assets and if the merger or acquisition involves such matters as the transfer of state-owned property rights in companies or management of state-owned equity rights in listed companies the relevant provisions regarding the administration of State-owned assets must be complied with (see below).

Regulation of State-owned Property Rights

The acquisition of a PRC state-owned company is subject to stringent governmental regulation. The governing legislation is the Provisional Regulations on Using Foreign Investment to Reorganize State-owned Enterprises promulgated by SAIC and SAFE in November 2002, effective from January 1, 2003 and the Provisional Measures on the Administration of the Transfer of State-Owned Property Rights in Enterprises promulgated by the SASAC and the MOF in December 2003, effective from February 1, 2004.

The transfer of state-owned property rights in enterprises must take place through a government approved “state-owned asset exchange,” and the value of the transferred property rights must be evaluated by those Chinese appraisal firms qualified to do “state-owned assets evaluation.” The final price must not be less than 90% of the appraisal price. Additionally, bidding/auction procedures are required in the event that there is more than one potential transferee.

In the case of an acquisition by foreign investors of state-owned enterprises, the acquirer and the seller must make a resettlement plan to properly resettle the employees, and the resettlement plan must be approved by the Employees’ Representative Congress. The seller must pay all unpaid wages and social welfare payments from the existing assets of the target company to the employees.

Regulation of wholly-owned foreign enterprises (WOFE)

Generally speaking, under the current Chinese legal regime regulating foreign direct investment in China, the following forms of FIEs are available to foreign investors:

•	Sino-foreign equity joint ventures (EJV);
•	Sino-foreign co-operative joint ventures (CJV); and
•	Wholly foreign-owned enterprises (WFOE).

A WFOE is a company with limited liability and legal person status. There are only foreign investors and no Chinese partners. Unlike an EJV or CJV, articles of association are sufficient to establish a WFOE, and there is no need to draw up a joint venture contract even if there are two or more foreign investors in the WFOE. Like an EJV or CJV, the articles of association must be approved by the Chinese government.

Foreign investors may prefer WFOEs to EJVs/CJVs because in the case of a WFOE: (1) there is a straightforward management structure which is not dependent on the interests of a local partner; (2) it is easy to terminate compared to an EJV or CJV; and (3) intellectual property is usually better protected. Without a local partner, the foreign investor lacks local support and proper access to resources (such as connections with governmental authorities) and access to the markets of China’s unique economy.

Comparison of this Offering to those of Blank Check Companies Subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting discounts and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds

Approximately $184.5 million of the net offering proceeds, as well as the $5.0 million net proceeds from the sale of sponsors’ securities and $6.5 million of deferred non-accountable expense allowance and deferred underwriting commissions, will be deposited into a trust account at _____________ maintained by _______________________________, as trustee.

Approximately $167.4 million of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds

Approximately $184.5 million of the net offering proceeds, as well as $5.0 million net proceeds from the sale of the sponsors’ securities and $6.5 million of deferred non-accountable expense allowance and deferred underwriting commissions, held in trust will only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940.

Proceeds could be invested only in an obligation that constitutes a “deposit” under the Federal Deposit Insurance Act, or in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Receipt of interest on escrowed funds

Interest on proceeds from trust account to be paid to stockholders is reduced by (i) any taxes paid or due on the interest generated and (ii) up to $3.25 million that can be used for working capital purposes.

Interest on funds in escrow account would be held for the sole benefit of investors, unless and until the funds held in escrow were released to us in connection with our consummation of a business combination.

Limitation on fair value or net assets of target business

The initial target business that we acquire must have a fair market value equal to at least 80% of the balance in the trust account (excluding the deferred non-accountable expense allowance) at the time of such acquisition.

The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.

Trading of securities issued

The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading on the 30th day after the date of this prospectus unless Ferris, Baker Watts, Incorporated determines that an earlier date is acceptable, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin.

In no event will the common stock and warrants be traded separately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file this Form 8-K upon the consummation of this offering, which is anticipated to take place three business days from the date of this prospectus.

No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

Exercise of the warrants

The warrants cannot be exercised until the later of the completion of our initial business combination or 12 months from the date of this prospectus (assuming in each case that there is an effective registration statement covering the shares of common stock underlying the warrants in effect) and, accordingly, will only be exercised after the trust account has been terminated and distributed.

The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor

Stockholders will have the opportunity to vote on our initial business combination. Each stockholder will be sent a proxy statement containing information required by the SEC. A public stockholder following the procedures described in this prospectus is given the right to convert his, her or its shares into a pro rata share of the trust account, before payment of the deferred non-accountable expense allowance and deferred underwriter commissions and including accrued interest, net of income taxes on such interest and net of interest income of up to $3.25 million previously released to us to fund our working capital requirements (subject to the tax holdback). However, a public stockholder who does not follow these procedures or a public stockholder who does not take any action would not be entitled to the return of any funds from the trust account.

A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if he, she or it elects to remain a stockholder of the company or require the return of his, her or its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the stockholder. Unless a sufficient number of investors elect to remain investors, the business combination will not be consummated.

Business combination deadline

Pursuant to our amended and restated certificate of incorporation, our corporate existence will cease 24 months after the date of this prospectus except for the purposes of winding up our affairs and we will liquidate. However, if we complete our initial business combination within this time period, we will amend this provision to allow for our perpetual existence following our initial business combination.

If an acquisition has not been consummated within 18 months after the effective date of the company’s registration statement, funds held in the trust or escrow account are returned to investors.

Release of funds

Except with respect to interest income earned on the trust account balance released to us to pay any income taxes on such interest and interest income (net of taxes payable on such interest) of up to $3.25 million on the trust account balance released to us to fund our working capital requirements, the proceeds held in the trust account are not released to us until the earlier of the completion of our initial business combination or the failure to complete our initial business combination within the allotted time.

The proceeds held in the escrow account are not released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

Competition

In identifying, evaluating and selecting a target business for our initial business combination, we may encounter intense competition from other entities having a business objective similar to ours including other blank check companies, private equity groups and leveraged buyout funds, and operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than we have. Our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore:

•	our obligation to seek stockholder approval of our initial business combination or investment or obtain necessary financial information may delay the completion of a transaction;
•

our obligation to convert into cash up to 30% of our shares of common stock held by our public stockholders who vote against our initial business combination or investment and properly exercise their conversion rights may reduce the resources available to us for our initial business combination;

•	our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses; and
•

the requirement to acquire or invest in an operating business that has a fair market value equal to at least 80% of the balance of the trust account (excluding the deferred non-accountable expense allowance and deferred underwriter commissions of $6.5 million in the aggregate) at the time the definitive agreements for the business combination are executed could require us to acquire the assets of several operating businesses at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to consummate our initial business combination.

Any of these factors may place us at a competitive disadvantage in successfully negotiating our initial business combination.

Facilities

We currently maintain our executive offices at 45 Rockefeller Plaza, Suite 2000, 630 Fifth Avenue, New York, New York 10111. The cost for this space is included in the $10,000 per month fee described above that Clemente Asset Management LLC charges us for office space, administrative services and secretarial support. We believe, based on rents and fees for similar services in the New York metropolitan area that the fee charged by Clemente Asset Management LLC is at least as favorable as we could have obtained from an unaffiliated person. In addition, we expect that Clemente Asset Management LLC will make available to us, at no additional cost to us, use of their offices at Suite 2500, Beijing Sunflower Tower, 37 Maizidian Street, Chao Yang District, Beijing 100026, P.R. China. We consider our current office space adequate for our current operations.

Officers and Employees

We currently have six executive officers. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the stage of the business combination process the company is in. Accordingly, once management locates a suitable target business to acquire, they will spend more time investigating such target business and negotiating and processing our initial business combination (and consequently spend more time on our affairs) than they would prior to locating a suitable target business. None of our officers will be compensated for their services to us prior to the consummation of our initial business combination. We do not intend to have any employees prior to the consummation of our initial business combination.

Periodic Reporting and Financial Information

We will register our units, common stock and warrants offered in this prospectus under the Securities Exchange Act of 1934, and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

We will provide stockholders with audited financial statements of the prospective target business as part of the proxy solicitation materials sent to stockholders to assist them in assessing the target business. In all likelihood, these financial statements will need to be prepared in accordance with United States generally accepted accounting principles. We anticipate that most businesses identified by us as potential acquisition candidates will not have financial statements prepared in accordance with United States generally accepted accounting principles, and some potential acquisition candidates may be unable to prepare financial statements in accordance with United States generally accepted accounting principles. If a proposed target business cannot prepare financial statements in accordance with United States generally accepted accounting principles, we likely will not be able to acquire the proposed target business. These financial statement requirements may limit the pool of potential acquisition candidates.

We may be required to have our internal control procedures audited for the fiscal year ending December 31, 2009 as required by the Sarbanes-Oxley Act of 2002. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Legal Proceedings

There is no material litigation currently pending against us or any members of our management team in their capacity as such.

MANAGEMENT

Directors and Executive Officers

Our directors and executive officers as of the date of this prospectus are as follows:

Name	Age	Position
Lilia C. Clemente	66	Non-Executive Chairman of the Board
Wang Yusuo	43	Vice Chairman of the Board
Paul J. Feldman	57	Chief Executive Officer and Director
Yu Jianchao	39	Director
Girish Bhagat	54	Director
Liu Yujie	43	Chief Operating Officer and Assistant Secretary
Cheng Chak Ngok	36	Chief Financial Officer and Treasurer
Leopoldo M. Clemente, Jr.	69	Senior Vice President – Research
Harry M. Glazer	51	Secretary and Senior Vice President – United States Operations
Alexander T. Shang	50	Senior Vice President – China Operations

Lilia C. Clemente has been the Non-Executive Chairman of the Board of the company since August 2007. Mrs. Clemente is the Founder and Chairman of Clemente Capital, Inc., based in New York and Beijing, China. Ms. Clemente began her career in 1967 as an Investment Analyst and Portfolio Manager with CNA Financial Corporation in Chicago, responsible for metals, mining and steel industries. From 1969 to 1976, she served as Director of Investment Research and Assistant Treasurer at the Ford Foundation. In 1976, Ms. Clemente left the Ford Foundation and founded Clemente Capital Inc. which initially focused on economic and business consulting with emphasis on Pacific Basin. From 1983 to 1986, Ms. Clemente provided global investment management services as First Vice President and Chief Investment Officer at Mitchell Hutchins Asset Management, a wholly-owned subsidiary of Paine Webber Inc. Ms. Clemente led the firm’s successful launch into global investing in fund management. In 1992, Ms. Clemente, through Clemente Capital, launched Cathay Clemente Holdings Ltd., a private equity fund listed on the Hong Kong Stock Exchange which initially had over $75 million under management, and had the Stock Exchange Executive Council (SEEC) of China as its Investment Advisor. This fund invested in Chinese companies that had not yet gone public and was responsible for the New York Stock Exchange listing of China Yuchai Holdings, a leading diesel engine manufacturer in China in 1994. Ms. Clemente also worked with China Investment Consulting Corporation, a subsidiary of China Construction Bank, on project advisory services from 1993 to 2001. Ms. Clemente currently serves as Chairman, Advisory Board, China Vision SME, under the China Council for the Promotion of International Trade. Ms. Clemente is the wife of Leopoldo M. Clemente, Jr. Ms. Clemente earned a Bachelor of Science degree from the University of the Philippines.

Wang Yusuo has been the Vice Chairman of the Board of the company since November 2007. Mr. Wang is the co-founder, chairman and an executive Director of XinAo Gas Holdings Limited, a clean energy distributor listed on the Hong Kong Stock Exchange (2688.HK). Mr. Wang has served XinAo Gas Holdings Limited in this capacity since 2000. He holds a master’s degree in management and a doctoral degree in enterprise management from the Tianjin University of Finance and Economics. Mr. Wang is also currently a committee member of the Tenth Chinese People’s Political Consultative Conference and a Vice Chairman of the Ninth Executive Committee of the All-China Federation of Industry and Commerce. He was named one of Hebei’s Top 10 Outstanding Young Persons and Outstanding Entrepreneurs in China by the consortium of All-China Youth Association and China Youth Fund Association.

Paul J. Feldman has been the Chief Executive Officer and a director of the company since November 2007.  Since 2005, Mr. Feldman has served on the Board of Directors of the Midwest ISO and was reelected Chairman in December 2007 for a second term.  The Midwest ISO optimizes transmission in the midwest US, dispatches all electricity generators, and makes trading markets for electricity.  He is a member of the Board’s Markets Committee, Audit and Finance Committee, and Governance Committee. Mr. Feldman was CEO of Utilicorp United’s Energy Retail business in 1996 and 1997. From 1997 to 1999, Mr. Feldman was CEO of Columbia Energy’s Retail and Wholesale Trading (natural gas and electricity) businesses. From 1999 to 2002, Mr. Feldman was the CEO and Founder of GeoUtilities, Inc. (sold to AES Energy) and Senior Vice President of AES Corporation, a developer and builder of power plants in international markets. From 2002 to 2003, Mr. Feldman was the VP and General Manager of Enterprise Software — Novell, Inc. In 2003, Mr. Feldman founded Trend IQ, a Business Intelligence company that utilizes the internet to conduct sophisticated analysis of business problems for clients. He is now non-Executive Chairman of Trend IQ, Inc. Prior to his energy career, Mr. Feldman was with AT&T and since 1972 has held positions of increasing responsibility, and for the last 8 years was Vice President. Mr. Feldman earned a Master of Arts degree in Economics from Cleveland State University in Cleveland, Ohio and a Bachelor of Arts degree in Mathematics from Akron University in Akron, Ohio.

Yu Jianchao has been a director of the company since November 2007. Mr. Yu has been the Chairman of the Board of XinAo Group Co. Ltd. since 1998. He obtained a bachelor’s degree from the Hebei College of Economics and Finance and a master’s degree in business administration from China-Europe International Business School. Prior to joining XinAo Group, he worked as the chief accountant for a number of foreign enterprises, including Lang fang Supply and Marketing Society from 1988 to 1996, GSK Industry (China) Co., Ltd from January 1997 to July 1997, and Nissin COFCO Foods Co., Ltd from July 1997 to January 1998.

Girish Bhagat has been a director of the Company since November 2007.   He is Chief Executive Officer of Atherstone Capital Markets Limited (Atherstone), a financial services and investment banking firm headquartered in India, which position he has held since October 1, 2007.  From January 2007 to September 2007, Mr. Bhagat served as the Chief Executive Officer (Offshore Fund and Strategic Initiatives) of Atherstone Capital (Asia) Limited.  At Atherstone, Mr. Bhagat is responsible for establishing Atherstone’s alternate investment management business and assisting in the globalization of Atherstone’s business interests.  Mr. Bhagat also currently serves as a member of the Board of Belgravia Atherstone India Real Estate Fund.  Prior to joining Atherstone, from November 2005 to December 2006, Mr. Bhagat was a practicing consultant during which, amongst others, he advised Standard Chartered Bank, India, in setting up their Asset Reconstruction Company.  From March 2003 to October 2005, Mr. Bhagat served as Head of Relationship Management Unit at HSBC Software Development (India) Limited , where he was responsible for increased off-shoring of IT development to HSBC’s IT Development Centre in India.  From May 2002 to March 2003 Mr. Bhagat was Vice President – Business Development for Mphasis Software & Services India Pvt. Ltd.  In May 2000, Mr. Bhagat founded HDFC Securities, which provided an online trading platform for retail investors and served as its Managing Director from May 2000 to March 2003.  From May 1992 to mid 2000, Mr. Bhagat served as co-founder and Managing Director of IIT InvesTrust, a boutique investment banking and equities brokerage firm.  From August 1986 to mid 1992, Mr. Bhagat served at Citibank, India, in various positions and the last position held was as Head of Custody Business. From August 1978 to August 1986 Mr. Bhagat served at Unit Trust of India (UTI). Whilst serving as Executive Assistant to Chairman of UTI, he assisted in building a large private equity portfolio, launching India’s first offshore fund, designing investment management policies, and earlier in UTI in his capacity as an Investment Analyst he worked on a portfolio of public and private equity investments of UTI. Mr. Bhagat holds a bachelor’s degree in economics, as well as a master’s degree in business economics, from the University of Delhi.

Liu Yujie has been the chief operating officer of the company since November 2007. Since 2007, Ms. Liu has also served as Vice President at General Water of China (Technology) Co., Ltd., a state-owned water utilities holding company with 14 subsidiaries and one of the largest water companies in China. From 2004 to December 2006, Ms. Liu was the Chairman of New Universe Environment Group, a British Virgin Island-registered company engaged in medical waste treatment in China. From October 2001 to September 2003, Ms. Liu was Executive Director and Vice President of China Gas Holding Limited, a large municipal gas distributor in China. Ms. Liu received her MBA from the University of International Business and Economics and a bachelor’s degree in business from Dongbei University of Finance and Economics concentrating in international trade and law.

Cheng Chak Ngok has been the chief financial officer of the company since November 2007. Since 2000, Mr. Cheng has served as an executive Director, financial controller and company secretary of XinAo Gas Holdings Limited where he was responsible for financial management, corporate finance, implementation of good corporate governance as well as investor relations management. From January 1997 to November 2000, Mr. Cheng served as Senior Associate for BDO International, an international accounting firm. From September 1991 to February 1994, Mr. Cheng was the chief accountant for Rical Ocean Forwarding Co. Ltd., a freight forwarding company. Mr. Cheng graduated from Manchester Metropolitan University with a bachelor’s degree in accounting and finance. He is fellow member of the Association of Chartered Certified Accountants in England, and also an associate member of the Hong Kong Institute of Certified Public Accountants, the Hong Kong Institute of Chartered Secretaries and the Institute of Chartered Secretaries and Administrators in England.

Leopoldo M. Clemente, Jr. has been a Senior Vice President – Research of the company since November 2007 and the Treasurer since September 2007. Since 1986, Mr. Clement has served as Chief Investment Officer and Portfolio Manager of Clemente Capital, Inc., where Mr. Clemente is responsible for portfolio and asset management for all the Clemente investment accounts. From 1992 to 1995 Mr. Clemente served as Co-Investment Manager to the Fund and all the China-related projects at Cathay Clemente Investment Holdings, Ltd. From 1989 to 2003, Mr. Clemente served as Managing Director and Executive Vice President of the First Philippine Fund. From 1963 to 1964, Mr. Clemente served as an economist in the Program Implementation Agency Office of the President of the Philippines. From 1969 to 1975, Mr. Clemente served as a Securities Analyst at Merrill Lynch, covering the metals, mining and technology sectors. In 1975, Mr. Clemente joined Marine Midland Bank, where he served as Senior Securities Analyst, responsible for selection of the Bank’s foreign stocks and its mining/steel investments. From 1978 to 1982, Mr. Clemente served as Securities Analyst and Portfolio Manager of pension funds for Eberstadt Asset Management. He also served as a member of the Eberstadt Investment Policy Committee and was responsible for launching and managing the Eberstadt International Fund. From 1982 to 1986, Mr. Clemente served as Vice President and Portfolio Manager for Van Eck Associates in New York where he participated in launching and managing the World Trends Fund, Inc., an open-ended global mutual fund. Mr. Clemente holds a Bachelor of Science degree in Business Administration from the University of the Philippines and a master’s degree in Business Administration from Northwestern University. He has served as Treasurer of the International Institute of Rural Reconstruction, the Children’s Symphony Orchestra, a member of the New York Society of Security Analysts and a fellow of the Association for Investment and Management Research. Mr. Clemente is the husband of Lilia Clemente.

Harry M. Glazer has been the Senior Vice President – United States Operations and Secretary of the Company since June 2007. Mr. Glazer was a director of the Company from April 2007 until November 2007. Mr. Glazer has been a Special Counsel at Kelley Drye & Warren, an international law firm based in New York, since October 2005. Mr. Glazer’s practice focuses on corporate, private equity, venture capital, corporate finance, mergers and acquisitions and restructurings. From 2002 to 2005, Mr. Glazer served as director of business development of the East Coast operations for Sherwood Partners, Inc., a Silicon Valley business and financial advisory boutique, focusing on private equity and venture capital investment turnarounds. From 1997 to 2002, Mr. Glazer founded and co-managed the Virginia office for Greenberg Traurig LLP, a U.S. law firm with an international scope and co-chaired the firm’s emerging growth technology practice group. From 1991 to 1997, Mr. Glazer was a partner with the Washington, D.C. law firm of Ginsburg, Feldman and Bress and opened their Virginia office in 1995 to focus on emerging growth companies. Mr. Glazer is the co-founder and co-chair of MindShare, a CEO forum for emerging technology companies. Mr. Glazer holds a bachelor’s degree in Political Science from University of Maryland and a Juris Doctor degree from University of Richmond.

Alexander T. Shang has been the Senior Vice President – China Operations of the company since November 2007. Mr. Shang has been a partner of Clemente Asset Management LLC since May 2007. Mr. Shang has also served as the managing director of Mariner Pacific, Ltd., a private equity and advisory firm based in New York, since 2000. From 2000 to 2002, Mr. Shang was also the Chief Financial Officer of NewState Holdings Inc., a Korean mortgage banking company, listed on the OTC-BB exchange. From 1983 to 1987, Mr. Shang served as the head of product development at FactSet Research Systems, Inc., a NYSE listed provider of on-line databases and research tools for investment banks and institutional investors. From 1987 to 1989, Mr. Shang was an electric utilities analyst at Dean Witter Reynolds. From 1989 to 1994, Mr. Shang was a vice president at Financial Security Assurance, Inc. a triple-A insurance company providing financial guaranty to asset-backed securities and municipal bonds. Mr. Shang was in the Corporate Underwriting and Research Group and later in the Municipal Group, underwriting electric, water and sewer utilities, landfills, waste-to-energy plants and stadium. From 1994 to 1996, Mr. Shang was a Vice President at Furman Selz, LLC, an investment bank based in New York, where he was initially in the fixed income department, focusing on high yield bonds and electric utilities. In 1995, Mr. Shang joined the newly-formed Emerging Market Banking Group, where he worked on private placements of equity for Chinese companies. After leaving Furman Selz in 1996, Mr. Shang was stationed for three months in Henan, China, as the acting general manager of Luohe Toure Steel Ltd., a joint venture rolling steel mill. Mr. Shang was a vice president at GEM Advisors, Inc., an investment banking firm with an emerging market fund, from 1997 to 1999. At GEM, Mr. Shang was responsible for the Asia Pacific region. Mr. Shang has a Bachelor of Arts degree in Economics from Columbia College and a Bachelor of Science degree in Computer Science from the School of Engineering, Columbia University. He also received his S.M. in Management from the Sloan School of Management, MIT. Mr. Shang is a Chartered Financial Analyst and a member of the New York Society of Security Analysts.

Advisory Board

We have an advisory board and anticipate that the members of this advisory board will advise us concerning our acquisition of a target business and, possibly, the operation of the target business after a business combination. Each of our advisors is employed by or affiliated with organizations other than us and has other commitments that may conflict or compete with our interests. Nevertheless, we believe that they will be helpful to our search for a target business and our consummation of a business combination. Our current advisors and their respective biographies are set forth below.

W.H. Thompson Jr. is Chairman of the company’s advisory board. Since 2000, Mr. Thompson has served as the Managing Member of A&T Resources, L.L.C., a privately held oil and gas exploration and production company with headquarters in Tulsa, Oklahoma. Mr. Thompson served in several positions of increasing responsibility from 1964 to 1976 with Signal Oil and Gas Company and its successor companies, Burmah Oil and Gas Company and Aminoil USA, Inc., and he was appointed President and Chief Executive Officer of Signal Oil and Gas Company in 1972. In September 1976, Mr. Thompson joined MAPCO, Inc. as President and Chief Operating Officer and Director, and in January 1980, he assumed the duties of Chief Executive Officer of MAPCO. MAPCO was a fully integrated Fortune 500 energy company exploring for oil, gas and coal, producing and marketing coal and hard minerals, a substantial producing, transporting and marketing LP-gas liquids; and a manufacturing and marketing liquid plant foods and sonic instrumentation devices. MAPCO merged with the Williams Companies in 1998. In January 1990, Mr. Thompson was elected Chairman of the Board and Chief Executive Officer of the First National Bank and Trust Company of Tulsa. After a merger with Liberty Bank of Oklahoma City, Mr. Thompson served as President of Liberty Bancorp, Inc., the parent company of both banks. In December 1997, Liberty merged with Bank One Corp. and Mr. Thompson became Vice Chairman of Bank One, Oklahoma until his retirement in 2000 to form his own oil and gas firm, A&T Resources, L.L.C. Mr. Thompson is a director and served as Chairman of the Board of Directors of St. John Medical Center and is also a Director of Midwest Research Institute in Kansas City, Missouri, the Independent Petroleum Association of America,

the University of Tulsa Board of Trustees, the Oklahoma Petroleum Council, Philbrook Museum of Art in Tulsa, and is an Executive Board member of the Indian Nations Council of the Boy Scouts of America, the Tulsa Community College Foundation, and the National Conference Tulsa Region. He also serves as Vice Chairman on the Board of Commissioners of the Tulsa Development Authority. Mr. Thompson obtained a Bachelor of Arts degree and a Master of Science degree from the University of Minnesota.

Fu Fengxiang has participated in the establishment and management of the securities market in China for over 17 years. Mr. Fu was the Deputy Chairman of the China Securities Regulatory Commission (CSRC), from 1992 to 1995.   Mr. Fu also served as the President of the Stock Executive Exchange Council (SEEC) from 1988 to 1992.  In addition, he served as the Commissioner of the State Commission for Restructuring the Economic System, P.R. China from 1982 to 1992.  Mr. Fu also served as the Vice Chairman of the China Mechanical Committee from 1981 to 1982.  He also was an executive officer of the China Securities Research Institute from 1996 to 1998.  Mr. Fu was also an executive officer of the Asia Securities Research Institute from 1990 to 1995.

Huang Dasen has been the Chief Representative, Beijing, of the Shanghai Pudong Development Bank (SPDB) since March 2000. He has 30 years of experience in the financial industry and worked at the People’s Bank where he was selected to develop the Shanghai International Financial Center.  From 1993 to 1995 he served as Mayor of the city of Qidong, Jiangsu Province, and from 1996 to 1998 he served as Mayor of the city of Nantong, Jiangsu Province. Mr. Huang received his Bachelor of Arts degree from Nantong University, and completed graduate studies in management at Jiangsu University and the University of International Business and Economics.

Zhou Dadi is a founding director of the Beijing Energy EfficiencyCenter (BECon) and from 1982 to 2006 served as a director of China’s Energy Research Institute of the National Development and Reform Commission (NDRC).  From 1996 to 2001, Mr. Zhou served as an advisor to the Scientific and Technical Advisory Panel (STAP) of the Global Environment Facility of the United Nations, where he assisted in the development of the $200 million World Bank/GEF loan for energy efficiency service companies in China. In addition, Mr. Zhou currently serves as the deputy director for the $65 million China Green Lights program. Mr. Zhou is the lead representative from China to the Intergovernmental Panel on Climate Change (IPCC).  He holds bachelors and masters degrees in physics and engineering from Tsinghua University in Beijing and a Ph.D. from Geneva College of Diplomacy and International Relations in Geneva, Switzerland.

Michael S. Gering is the President, Chief Executive Officer, and Chairman of the Board of Directors of Global Solar Energy, Inc. Mr. Gering joined Global Solar as President in October 2001 following an 18-year career at Litton Industries. He joined Litton’s Amecom Division in 1983 as Navy Aviation Marketing Manager, and was subsequently appointed Director of Business Development. In 1993 he was promoted to Vice President of Business Development and the following year was named Vice President of EW Systems. In December 1995, Mr. Gering was promoted to Vice President and General Manager of the Amecom Division, and in June 1997, he was promoted to President. In March 1999, Mr. Gering led the acquisition of Denro, Inc., a telecommunications company, and managed the consolidation into his operating division. In August of the same year, Litton’s Amecom and Applied Technology divisions were merged into a new entity named Litton Advanced Systems, Inc., with sales of $215 million. Mr. Gering was named President at the time of the merger. He also served 25 years in the U.S. Marine Corps and retired with the rank of Colonel. While in the service, Mr. Gering had tours with both the U.S. Navy and Air Force, and served three tours duty in Vietnam. Mr. Gering earned his Bachelor of Science degree from The Citadel.

Dennis L. Yakobson was a founder and has served and is currently serving as Chairman of the Board and as a Director of Rentech, Inc. since 1983. In 2005, he resigned from his dual positions of President and Chief Executive Officer of Rentech, a publicly traded company on the American Stock Exchange (AMEX:RTK), which offers energy independence technologies utilizing domestic resources to economically produce ultra-clean synthetic fuels and specialty chemicals. Mr. Yakobson served as Vice President of Administration and Finance of Nova Petroleum Corporation from 1981 to 1983. From 1979 to 1983, he served as a Director and Secretary of Nova Petroleum Corporation. He resigned from those positions in November 1983 to become a Director and assume the presidency of Rentech. From 1976 to 1981 he served as a Director, Secretary and Treasurer of Power Resources Corporation, a mineral exploration company, and was employed by it as Vice President-Land. From 1975 to 1976, he was employed by Wyoming Mineral Corporation, a wholly owned subsidiary of Westinghouse Corporation, as a contract administrator. He is a Director of GTL Energy Pty Ltd., a private company based in Adelaide, Australia. Mr. Yakobson is also a sole inventor as well as a co-inventor on numerous patents with additional patents pending. Mr. Yakobson graduated from Cornell University in 1959 with a bachelor’s degree in Civil Engineering (BCE), and also received an MBA at Adelphi University.

Thomas M. Davidson, Sr. has been, since March 2006, a director of Alliance Holdings GP, L.P., a publicly traded limited partnership that indirectly is the managing partner of Alliance Resource Partners, L.P., a diversified producer and marketer of coal to major United States utilities and industrial users.  In 1999, Mr. Davidson founded Davidson Capital Group, which is engaged primarily in investment banking, including mergers and acquisitions and consolidations, formation of strategic alliances and business consulting services to corporate clients on a national basis. Mr. Davidson currently serves as President and Senior

Managing Director of Davidson Capital Group. Mr. Davidson was an investment banker with Washington Equity Partners from July 1997 to April 1998. From April 1993 to July 1997, Mr. Davidson practiced law at various law firms in Washington, D.C. From 1986 to 1989, Mr. Davidson was Senior Vice President and General Counsel of The Peter Kiewit Companies, a $5 billion revenue coal mining and construction company. From 1982 to 1985, Mr. Davidson was a senior law partner in the corporate group in Akin, Gump, Strauss, Hauer and Feld in Washington, D.C. From 1977 to 1982, Mr. Davidson was Senior Vice President and General Counsel of MAPCO, Inc. From 1974 to 1977, Mr. Davidson was Senior Vice President and General Counsel with Mesa Petroleum Corporation in Amarillo, Texas.

Number and Terms of Office of Directors

Our board of directors is divided into three classes, with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of ________ and ____________, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of ___________ and ______, will expire at the second annual meeting of stockholders. The term of office of the third class of directors, consisting of _____________, _______________ and _____________, will expire at the third annual meeting of stockholders.

Executive Officer and Director Compensation

Members of our management team have not received any cash compensation for services rendered to us. Commencing on the date of this prospectus through the earlier of our consummation of our initial business combination or our liquidation, we will pay Clemente Asset Management LLC, an affiliate of Ms. Clemente and Mr. Clemente, a total of $10,000 per month for office space and administrative services, including secretarial support. This arrangement is being agreed to by Ms. Clemente and Mr. Clemente for our benefit and is not intended to provide Ms. Clemente or Mr. Clemente compensation in lieu of a salary. We believe that such costs are at least as favorable as we could have obtained from an unaffiliated third party. No other director has a relationship with or interest in Clemente Capital. Other than this arrangement, or as otherwise described in this prospectus, no compensation of any kind, including finder’s or consulting fees, will be paid to any members of our management team, or their respective affiliates, for services rendered prior to or in connection with the consummation of our initial business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. After our initial business combination, members of our management team who remain with us, if any, may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders. The amount of such compensation may not be known at the time of a stockholder meeting held to consider our initial business combination, as it may be within the discretion of the directors of the post-combination business to determine executive and director compensation.

Director Independence

The American Stock Exchange requires that within one year from the date of this offering, a majority of our board of directors must be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that each of __________ and __________ are independent directors as such term is defined in the rules of the American Stock Exchange. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Any affiliated transactions will be on terms no less favorable to us than could be obtained from independent parties. Any affiliated transactions must be approved by a majority of our independent and disinterested directors.

Audit Committee

Effective upon consummation of this offering, we will establish an audit committee of the board of directors, which will consist of ___________, as Chairman, _________ and _____________, each of whom has been determined to be “independent” as defined in Rule 10A-3 of the Exchange Act and the rules of the American Stock Exchange. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

•

prior to our initial business combination, reviewing and approving all reimbursements made to our initial stockholders, officers, directors or their affiliates (and any reimbursements made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval);

•

reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our Annual Report on Form 10-K;

•	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;
•	discussing with management major risk assessment and risk management policies;
•	monitoring the independence of the independent auditor;
•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;
•

reviewing and approving all related-party transactions, including analyzing the shareholder base of each target business so as to ensure that we do not consummate our initial business combination with an entity that is affiliated with any of our officers, directors or initial stockholders;

•	inquiring and discussing with management our compliance with applicable laws and regulations;
•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;
•	appointing or replacing the independent auditor;
•	reviewing proxy disclosure to ensure that it is in compliance with SEC rules and regulations;
•

determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work; and

•

establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies.

Financial Experts on Audit Committee

The audit committee will at all times be composed exclusively of “independent directors” who are “financially literate” as defined under the American Stock Exchange listing standards. The American Stock Exchange listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we must certify to the American Stock Exchange that the audit committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors has determined that __________ satisfies the American Stock Exchange’s definition of financial sophistication and also qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Nominating Committee

Effective upon consummation of this offering, we will establish a nominating committee of the board of directors, which will consist of _____________, as Chairman, and _________ and ___________, each of whom is an independent director under the American Stock Exchange’s listing standards. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee considers persons identified by its members, management, stockholders, investment bankers and others.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which are specified in the Nominating Committee Charter, generally provide that persons to be nominated:

•	should have demonstrated notable or significant achievements in business, education or public service;
•

should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

•	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders.

The Nominating Committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time. The nominating committee does not distinguish among nominees recommended by stockholders and other persons.

Code of Ethics and Committee Charters

As of the date of this prospectus, we have adopted a code of ethics that applies to our officers, directors and employees and have filed copies of our code of ethics and our board committee charters as exhibits to the registration statement of which this prospectus is a part. You will be able to review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the code of ethics will be provided without charge upon request to us. We intend to disclose any amendments to or waivers of certain provisions of our code of ethics in a Current Report on Form 8-K.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this prospectus, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus, and assuming no purchase of units in this offering, by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;
•	each of our officers and directors; and
•	all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The following table does not reflect record or beneficial ownership of the shares purchased upon exercise of the sponsors’ warrants, the founders’ warrants or the founders’ loan warrants as these securities are not issuable nor exercisable within 60 days of the date of this prospectus.

	Amount and Nature of Beneficial Ownership(1)	Approximate Percentage of Outstanding Common Stock(1)
Name and Address of Beneficial Owner (2)		Before Offering(3)	After Offering(4)
Lilia Clemente(5) (9)	1,425,000 shares	28.5%	3.7%
Wang Yusuo(6) (7)	2,150,000 shares	45.3	8.6
Paul J. Feldman	305,770 shares	6.4	1.2
Yu Jianchao(6)	190,000 shares	4.0	*
Girish Bhagat(8)	50,000 shares	1.0	*
Liu Yujie(6)	130,000 shares	2.7	*
Cheng Chak Ngok(4) (5)	60,000 shares	1.3	*
Leopoldo M. Clemente, Jr.(5) (9)	600,000 shares	12.0	*
Alexander T. Shang	150,000 shares	3.2	*
Harry M. Glazer	126,923 shares	2.7	*
XinAo Group International Investments Limited(6)(7)	2,150,000 shares	45.3	8.6
Jade Asset Management Ltd. (9)	500,000 shares	10.0	—
Atherstone Capital (Singapore) Ltd. (9) (10)	500,000 shares	10.0	2.0
All officers and directors as a group (10 persons). (9) (11)	4,687,693 shares	93.8	16.8

_____________________

*	Less than one percent.
(1)

Does not include 5,260,000 shares of common stock issuable upon exercise of the sponsors’ warrants, the founders’ warrants or the founders’ loan warrants or included in the sponsors’ units that are not exercisable and will not become exercisable within 60 days of the date of this prospectus.

(2)	Unless otherwise indicated, the business address of each of the individuals and Jade Asset Management Ltd. is 45 Rockefeller Plaza, Suite 2000, 630 Fifth Avenue, New York, New York 10111.
(3)	Based on 4,750,000 shares, and calculated in accordance with Rule 13d-3 promulgated under the Exchange Act.
(4)	Based on 25,000,000 shares including the shares included in the sponsors’ units and assuming no exercise of the over-allotment option.
(5)

Before offering includes 250,000 shares held by Jade and an additional 250,000 shares included in the sponsors’ units all of which are subject to sale upon the consummation of the offering to Atherstone Capital (Singapore) Ltd. Lilia Clemente our Non-Executive Chairman, and Leopoldo M. Clemente, Jr., our Senior Vice President – Research, are co-owners of Jade and share voting and investment control of securities held by Jade. Lilia Clemente and Leopoldo M. Clemente, Jr. are married.

(6)	The address for Wang Yusuo, Yu Jianchao, Liu Yujie, Cheng Chak Ngok and XinAo is Hua Xiang Road, Economic and Technological Development Zone, Langfang, Hebie Province, PRC 065001.
(7)	All of such shares are owned by XinAo Group International Investments Limited. Mr. Wang and his wife share voting and investment control over such securities.
(8)	Excludes 500,000 shares subject to sale to Atherstone upon the consummation of the offering. Mr. Bhagat is the chief executive officer of Atherstone Capital Markets Limited (Atherstone), an affiliate of Atherstone. Mr. Bhagat disclaims beneficial ownership of the shares subject to sale to Atherstone. The address for Mr. Bhagat is [     ].

(9)

Includes 250,000 shares included in the sponsors’ units Jade has agreed to purchase upon consummation of the offering. Atherstone has agreed to purchase all of Jade’s shares, including the 250,000 shares included in the sponsors’ units from Jade upon consummation of the offering. Accordingly, both Jade and Atherstone are deemed to have beneficial ownership of such shares before the offering, but only Atherstone is deemed to have beneficial ownership of such shares after the offering.

(10)	The address for Atherstone is [ ].
(11)	After the offering this amount decreases to 4,187,693 shares to reflect the sale of 500,000 shares by Jade to Atherstone Capital (Singapore) Ltd.

Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option by the underwriters), our initial stockholders and sponsors will beneficially own 20% of the then issued and outstanding shares of our common stock. Because of this ownership block, they may be able to effectively influence the outcome of all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of our initial business combination.

All of the founders’ common stock (including the founders’ common stock included in the sponsors’ units) will be placed in escrow with __________________, as escrow agent, until six months after the consummation of our initial business combination. The founders’ common stock may be released from escrow earlier than this date if, within the first six months after we consummate a business combination:

•	the last sales price of our common stock equals or exceeds $20.00 per share for any 20 trading days within any 30-trading day period; or
•

we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property.

During the escrow period, the holders of these shares will not be able to sell or transfer their securities except (i) to permitted transferees, (ii) in transfers resulting from death, (iii) by operation of law, (iv) for estate planning purposes to persons immediately related to the transferor by blood, marriage or adoption, or (v) to any trust solely for the benefit of such transferor and/or the persons described in the preceding clause, in each case where the transferee agrees to the terms of the escrow agreement, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared, but excluding conversion rights (including any transferees). If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. Permitted transferees include our officers, directors and employees, and other persons or entities associated or affiliated with any of our initial stockholders. If we are unable to effect our initial business combination and liquidate, none of our initial stockholders (or any transferees) will receive any portion of the liquidation proceeds with respect to the founders’ common stock.

XinAo intends to purchase an aggregate of 2,500,000 warrants, at a price of $1.00 per warrant ($2.5 million in the aggregate), in a private placement that will occur simultaneously with the consummation of this offering. In addition, Jade has agreed to purchase an aggregate of 250,000 sponsors’ units, at a price of $10.00 per unit ($2.5 million in the aggregate), in a private placement that will occur simultaneously with the consummation of this offering. Atherstone has agreed to purchase from Jade all of Jade’s founders’ common stock, founders’ warrants and sponsors’ units upon the consummation of this offering. The $5.0 million purchase price of the sponsors’ securities will be added to the proceeds from this offering to be held in the trust account pending our completion of one or more business combinations. If we do not complete one or more business combinations that meet the criteria described in this prospectus, then the $5.0 million purchase price of the sponsors’ securities will become part of the liquidating distribution to our public stockholders and the sponsors’ warrants will expire worthless. Jade and Atherstone will agree to waive any right to receive a liquidation distribution with respect to the founders’ units and the common stock included in the units in the event we fail to consummate an initial business combination. The sponsors’ warrants will be substantially identical to those sold in this offering but may not be sold or otherwise transferred until after we complete our initial business combination (except in limited circumstances), and will be exercisable on a cashless basis and will be non-redeemable so long as they are held by the sponsors or their permitted transferees.

We entered into the founders loan whereby we borrowed $220,000 pursuant to notes dated July 12, 2007 and we entered into the sponsors’ loan whereby we borrowed $200,000 pursuant to a note dated October 4, 2007, all bearing interest at 10% per annum and due at the earlier of March 31, 2008 or the consummation of this offering. In connection with the founders loan, we will issue to the lenders an aggregate of 220,000 founders’ loan warrants immediately prior to the date of this prospectus. The loans will be repaid out of the proceeds of this offering but such repayments will not reduce the net offering proceeds held in trust.

In connection with the vote required for consummating our initial business combination, our initial stockholders will vote (i) the founders’ shares in accordance with the votes constituting the majority of the votes cast by our public stockholders, (ii) any shares acquired in the offering or the after market in favor of our initial business combination and (iii) all shares of the company owned by them in favor of an amendment to our amended and restated certificate of incorporation providing for our perpetual existence. In addition, our initial stockholders will not be able to exercise conversion rights with respect to the 4,750,000 founders’ shares. In connection with the vote required for any business combination, a majority of our issued and outstanding common stock (whether or not held by public stockholders) will constitute a quorum. If any other matters are voted on by our stockholders at an annual or special meeting, each initial stockholder may vote all its shares, whenever acquired, as it sees fit.

We consider XinAo, Jade, Ms. Clemente and Mr. Wang to be our “promoters,” as this term is defined under U.S. federal securities laws.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Prior Share Issuances

Effective December 6, 2007, we issued to our initial stockholders 4,750,000 shares of our common stock and have accepted from them subscriptions for 2,250,000 warrants (to be issued upon consummation of this offering) for an aggregate of $26,000 in cash, at a purchase price of approximately $0.005 per share and $.001 per warrant., as follows:

Name	Number of Shares	Number of Founders’ Warrants	Number of Founders’ Loan Warrants	Relationship to Us
Lilia C. Clemente	925,000	544,763		Non-Executive Chairman of the Board
Paul J. Feldman	305,770	180,571		Chief Executive Officer and Director
Harry M. Glazer(1)	126,923	74,937	5,000	Secretary and Senior Vice President – United States Operations
Leopoldo M. Clemente, Jr.	100,000	58,988		Senior Vice President- Research
Alexander T. Shang	150,000	88,482		Senior Vice President – China Operations
Cheng Chak Ngok	30,000	17,696		Chief Financial Officer
Girish Bhagat	50,000	29,494		Director
W.H. Thompson Jr.	35,000	22,132	25,000	Chairman of Advisory Board
Michael S. Gering	25,000	26,558	30,000	Member of Advisory Board
Dennis L. Yakobson	25,000	44,267	50,000	Member of Advisory Board
Thomas M. Davidson, Sr.	125,000	78,125	20,000	Member of Advisory Board
Robert Saschse	25,000	22,132	25,000	Initial Stockholder
Robert E. Thomas	25,000	22,132	25,000	Initial Stockholder
Joseph D. Wallace	10,000	13,279	15,000	Initial Stockholder
Pasquale Lavecchia	25,000	15,625	25,000	Initial Stockholder
Richard Prins(2)	9,615	6,010		Initial Stockholder
M. Ridgway Barker(1)	3,846	2,404		Initial Stockholder
Jay R. Schifferli(1)	3,846	2,404		Initial Stockholder
Jade Asset Management Ltd. (3)	250,000	1,000,000		Sponsor
XinAo Group International Investments Limited	2,500,000	—	—	Sponsor
TOTAL	4,750,000	2,250,000	220,000

__________________

(1)	Harry M. Glazer is special counsel, and M. Ridgway Barker and Jay R. Schifferli are partners, at Kelley Drye & Warren LLP, our counsel in connection with this offering.
(2)	Richard Prins is Director of Corporate Finance, Senior Vice President at Ferris, Baker Watts, Incorporated.
(3)

In December 2007, Jade entered into a Purchase and Sale Agreement with Atherstone concerning the sale of 250,000 shares and 1,000,000 warrants for an aggregate of $2,250 (Jade’s original purchase price) as well as the sponsors’ units for $2,500,000. The closing of these purchases are to occur simultaneously with the closing of this offering.

If the underwriters determine the size of the offering should be further increased or decreased, a stock dividend or a contribution back to capital, as applicable, would be effectuated in order to maintain our initial stockholders’ ownership at a percentage of the number of shares to be sold in this offering. The number of shares of common stock held by our initial stockholders is subject to an upward adjustment of up to 750,000 shares to the extent that the underwriters’ over-allotment option is exercised or is exercised in part so that the initial stockholders (including the common stock contained in the sponsors’ units) will collectively own 20% of our common stock after consummation of this offering and exercise or expiration of the over-allotment option (assuming none of the initial stockholders purchase units in this offering).

In connection with the founders loan described below, we will issue to these lenders an aggregate of 220,000 founders’ loan warrants immediately prior to the date of this prospectus.

In December 2007, XinAo transferred an aggregate of 350,000 shares to Yu Jianchao (190,000 shares), our director; Cheng Chak Ngok (30,000 shares), our chief financial officer; and Liu Yujie (130,000 shares), our chief operating officer.

Registration Rights

The holders of the majority of our previously issued shares and the shares of common stock included in the sponsors’ units will be entitled to demand that we register the resale of these shares pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these shares may elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are released from escrow.  In addition, the holders of the founders’warrants, the founders’loan warrants and the sponsors’ warrants will be entitled to demand that we register the resale of the shares issuable upon exercise pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of a majority of these warrants may elect to exercise these registration rights at any time after we consummate our initial business combination. In addition, our initial stockholders and sponsors have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

Private Placements

XinAo has agreed to purchase an aggregate of 2,500,000 warrants, at a price of $1.00 per warrant ($2.5 million in the aggregate), in a private placement that will occur simultaneously with the consummation of this offering. In addition, Jade has agreed to purchase an aggregate of 250,000 units, at a price of $10.00 per unit ($2.5 million in the aggregate), in a private placement that will occur simultaneously with the consummation of this offering. Atherstone has agreed to purchase from Jade all Jade’s founders’ common stock, founders’ warrants and sponsors’ units upon consummation of this offering. Wang Yusuo, our Vice Chairman, and his wife own all of the outstanding equity securities of XinAo. Lilia C. Clemente, our Non-Executive Chairman, and Leopoldo M. Clemente, Jr, our Senior Vice President – Research, are co-owners of Jade. Girish Bhagat, a director of our company, is Chief Executive Officer of Atherstone Capital Markets Limited (an affiliate of Atherstone). The purchase price for the sponsors’ securities will be delivered to Kelley Drye & Warren LLP, our counsel in connection with this offering, who will also be acting solely as escrow agent in connection with the private sale of sponsors’ securities, at least 24 hours prior to the date of this prospectus to hold in a non-interest bearing account until we consummate this offering. Kelley Drye & Warren LLP will deposit the $5.0 million purchase price of the sponsors’ securities into the trust account immediately prior to the consummation of this offering to be held in the trust account pending our completion of our initial business combination. If we do not complete one or more business combinations that meet the criteria described in this prospectus, then the $5.0 million purchase price of the sponsors’ securities will become part of the liquidating distribution to our public stockholders and the sponsors’ warrants will expire worthless. Jade and Atherstone will agree to waive any right to receive a liquidation distribution with respect to the founders’ units and the common stock included in the units in the event we fail to consummate our initial business combination. The sponsors’ warrants will be substantially identical to those sold in this offering but may not be sold or otherwise transferred until after we complete our initial business combination (except in limited circumstances), and will be exercisable on a cashless basis and will be non-redeemable so long as they are held by the sponsors or their permitted transferees. The holders of the sponsors’ securities (or underlying shares) will be entitled to demand that we register these securities pursuant to the registration rights agreement referred to above. In addition, these holders will have certain “piggy-back” registration rights with respect to registration statements filed subsequent to such date pursuant to such agreement. We will bear the expenses incurred in connection with the filing of any such registration statements.

Loans from Stockholders

We entered into the founders loan whereby we borrowed $220,000 pursuant to notes dated July 12, 2007 and we entered into the sponsor loan whereby we borrowed $200,000 pursuant to a note dated October 4, 2007, all bearing interest at 10% per annum and due at the earlier of March 31, 2008 or the consummation of this offering. In connection with the founders loan, we will issue to the lenders an aggregate of 220,000 founders’ loan warrants immediately prior to the date of this prospectus. The founders’ loan warrants have terms identical to the sponsors’ warrants. The loans will be repaid out of the proceeds of this offering but such repayments will not reduce the net offering proceeds held in trust.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

•

None of our independent directors is required to commit his full time to our affairs and, accordingly, each of them may have conflicts of interest in allocating management time among various business activities.

•

Certain of our officers may remain with the company that survives our initial business combination and may negotiate at that time employment arrangements with respect thereto. If that occurs, they may have conflicts of interest in connection with negotiating the terms of our initial business combination.

•

Commencing on the date of this prospectus through the earlier of our consummation of our initial business combination or our liquidation, we will pay Clemente Asset Management LLC, an affiliate of Ms. Clemente and

Mr. Clemente, a total of $10,000 per month for office space and administrative services, including secretarial support.

•

Mr. Glazer, one of our officers, is a special counsel of Kelley Drye & Warren LLP and, accordingly, may have a conflict of interest in connection with this offering and any initial business combination that we may seek to consummate.

•	We may determine to effect our initial business combination with another entity that is affiliated with one or more of our initial stockholders.
•

Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by us. In the course of their other business activities, our independent directors may become aware of investment and business opportunities that may be appropriate for presentation to us as well as the other entities with which they are or become affiliated. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. To minimize any conflicts, or the appearance of conflicts, each of our officers and directors is expected to agree to present to us for our consideration any energy company or related business having its primary operations in the PRC, subject to any fiduciary duties binding upon the officer or director as of the date of this prospectus. Other than such agreements, we have no written policies covering potential conflicts.

•

Messrs. Wang, Yu and Cheng owe a fiduciary duty to XinAo Gas Holdings Limited, a Hong Kong Stock Exchange listed company that is affiliated with XinAo Group, to present first to XinAo Gas Holdings Limited for consideration before presenting to us any business opportunity relating to gas supply (including but not limited to the investment in, and the operation, design, construction and management of gas pipeline infrastructure and the sale and distribution of piped gas) in the PRC.

•

Since our directors own shares of common stock, which will be released from escrow only after our initial business combination is successfully consummated, and may own warrants which will expire worthless if our initial business combination is not consummated, our directors may have a conflict of interest in determining whether a particular target business is an appropriate candidate with whom to consummate our initial business combination.

The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business, and negotiating and consummating our initial business combination in the time period and on the terms described in this prospectus.

In general, officers and directors of a corporation incorporated under the Delaware General Corporation Law are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;
•	the opportunity is within the corporation’s line of business; and
•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities to multiple entities. In addition, conflicts of interest may arise when our officers and directors evaluate a particular business opportunity.

In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers and directors is expected to agree, until the earlier of the consummation of our initial business combination, our liquidation and dissolution or such time as he is no longer an officer or director, (i) to present to us for our consideration, prior to presentation to any other person, any suitable opportunity to consummate a business combination involving a business which is in the energy industry (or a closely related industry) in China, subject, however, to any fiduciary duties binding upon the officer or director as of the date of this prospectus, and (ii) not to provide advisory, consulting or similar services (including service as a director) to any other person that is a competitor in the acquisition of businesses that we could also reasonably be expected to seek to acquire, as described herein. We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of out-of-pocket expenses that could be incurred; provided, however, that to the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account and interest income earned (net of taxes payable on such interest) of up to $3.25 million on the trust account balance, such out-of-pocket expenses will not be reimbursed by us unless we consummate our initial business combination. Prior to our initial business combination, our audit committee will review and approve all payments made to our officers, directors and affiliates, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

Other than the $10,000 per-month administrative fee relating to our offices, reimbursable out-of-pocket expenses payable to our officers and directors and as otherwise described below, no compensation or fees of any kind, including finder’s fees, consulting fees or other similar compensation, will be paid to any of our stockholders, officers or directors who owned our common stock prior to this offering, or to their respective affiliates, prior to or with respect to the business combination (regardless of the type of transaction that it is).

After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of a stockholder meeting held to consider a business combination, as it will be up to the board of the post-combination business to determine executive and director compensation. In this event, such compensation will be publicly disclosed at the time of its determination in a Current Report on Form 8-K, as required by the SEC.

We have engaged Kelley Drye & Warren LLP, which is affiliated with one of our officers, Mr. Glazer, to perform securities and corporate legal work for us, including in connection with this offering. Kelley Drye & Warren LLP has agreed that they will not be paid for their legal work relating to this offering unless this offering is consummated, and shall be paid customary hourly rates plus out-of-pocket expenses for their services related to this offering. We expect to agree to a fee arrangement with Kelley Drye & Warren LLP with respect to their services related to our initial business combination pursuant to which they will be paid less than their customary hourly rates if we do not consummate our initial business combination and we will agree to pay them an appropriate premium over their customary hourly rates if we consummate our initial business combination. There are no limitations that restrict us from engaging Kelley Drye & Warren LLP to perform such services for us for customary fees and on customary terms and conditions.

Our amended and restated by-laws provide that transactions with any of our affiliates must be on terms no less favorable to us than we could obtain from unaffiliated parties and must be approved by a majority of our independent and disinterested directors (i.e., those directors that are not expected to derive any personal financial benefit from the transaction).

To further minimize potential conflicts of interest, we have agreed not to consummate our initial business combination with an entity which is affiliated with any of our initial stockholders unless we obtain an opinion from an independent investment banking firm or internationally recognized appraiser that the business combination is fair to our stockholders from a financial point of view.

All ongoing and future transactions between us and any member of our management team or their respective affiliates, including loans by members of our management team, will be on terms believed by us at that time, based upon other similar arrangements known to us, to be no less favorable than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, will require prior approval in each instance by our audit committee who had access, at our expense, to our attorneys or independent legal counsel. It is our intention to obtain estimates from unaffiliated third parties for similar goods or services to ascertain whether such transactions with affiliates are on terms that are no less favorable to us than are otherwise available from such unaffiliated third parties. If a transaction with an affiliated third party were found to be on terms less favorable to us than with an unaffiliated third party, we would not engage in such transaction.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 125,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of undesignated preferred stock, par value $0.001 per share. As of the date of this prospectus, 4,750,000 shares of common stock are outstanding, held by 22 stockholders of record. No shares of preferred stock are currently outstanding. The following description summarizes the material terms of our capital stock. Because this description is only a summary, it may not contain all the information that is important to you. For a complete description you should refer to our amended and restated certificate of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part, and to the applicable provisions of the Delaware General Corporation Law.

Units

Public stockholders’ units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. The common stock and warrants comprising the units will begin separate trading on the 30th day after the date of this prospectus or sooner if Ferris, Baker Watts, Incorporated, the representative of the underwriters, notifies us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin.

In no event will the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K which includes this audited balance sheet upon the consummation of this offering. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.

Sponsors’ units

Each sponsors’ unit consists of one share of founders’ common stock and one sponsor’s warrant. Subject to limited exceptions (such as a transfer to relatives and trusts and controlled entities for estate and tax planning purposes, and upon death), the sponsors’ units and the sponsors’ warrants included therein (including the shares of common stock issuable upon exercise) are not transferable until we consummate our initial business combination. However, the founders’ common stock included in the sponsors’ units will not be transferable until six months after the date of the completion of our initial business combination or earlier under limited circumstances, as described below.

Common Stock

As of the date of this prospectus, there were 4,750,000 shares of our common stock outstanding held by 22 stockholders of record. Upon closing of this offering (assuming no exercise of the underwriters’ over-allotment option and the sale of the sponsors’ securities), 25,000,000 shares of our common stock will be outstanding. Holders of common stock will have exclusive voting rights for the election of our directors and all other matters requiring stockholder action, except with respect to amendments to our amended and restated certificate of incorporation that alter or change the powers, preferences, rights or other terms of any outstanding preferred stock if the holders of such affected series of preferred stock are entitled to vote on such an amendment. Holders of common stock will be entitled to one vote per share on matters to be voted on by stockholders and also will be entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefor. After our initial business combination is concluded, and upon our liquidation or dissolution, the public stockholders will be entitled to receive pro rata all assets remaining available for distribution to stockholders after payment of all liabilities and provision for the liquidation of any shares of preferred stock at the time outstanding.

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

In connection with the vote required for consummating our initial business combination, our initial stockholders will vote (i) the founders’ shares in accordance with the votes constituting the majority of the votes cast by our public stockholders, (ii) any shares acquired in the offering or the after market in favor of our initial business combination and (iii) all shares of the company owned by them in favor of an amendment to our amended and restated certificate of incorporation providing for our perpetual existence. In addition, our initial stockholders will not be able to exercise conversion rights with respect to the 4,750,000 founders’ shares. In connection with the vote required for any business combination, a majority of our issued and outstanding common stock (whether or not held by public stockholders) will constitute a quorum. If any other matters are voted on by our stockholders at an annual or special meeting, each initial stockholder may vote all its shares, whenever acquired, as it sees fit.

We will consummate our initial business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of our initial business combination and less than 30% of the shares sold in this offering are voted against our initial business combination and properly exercise their conversion rights discussed below. Voting against the business combination alone will not result in conversion of a public stockholder’s shares into a pro rata share of the trust account. A stockholder must have also exercised the conversion rights described below for a conversion to be effective.

Pursuant to our amended and restated certificate of incorporation, if we do not consummate our initial business combination by 24 months after the date of this prospectus, our corporate existence will cease except for the purposes of winding up our affairs and liquidating. If we are forced to liquidate prior to our initial business combination, our public stockholders are entitled to share ratably in the trust account, inclusive of any interest not previously released to us to fund working capital requirements and net of any income taxes due on such interest, which income taxes, if any, shall be paid from the trust fund, and any assets remaining available for distribution to them. If we do not complete our initial business combination and the trustee must distribute the balance of the trust account, the underwriters have agreed that: (i) they will forfeit any rights or claims to their deferred non-accountable expense allowance, including any accrued interest thereon, then in the trust account, and (ii) the deferred underwriters’ discounts and commission will be distributed on a pro rata basis among the public stockholders, together with any accrued interest thereon and net of income taxes payable on such interest. Our initial stockholders have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate our initial business combination with respect to the founders’ common stock. Our initial stockholders will therefore not participate in any liquidation distribution with respect to such shares. They will, however, participate in any liquidation distribution with respect to any shares of common stock acquired in connection with or following this offering.

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account plus any interest earned thereon, net of income taxes payable on such interest and net of interest income (net of taxes payable on such interest) of up to $3.25 million on the trust account balance previously released to us to fund our working capital requirements, the deferred non-accountable expense allowance and deferred underwriting commissions, if they vote against the business combination and the business combination is approved and completed. Public stockholders who convert their common stock into their pro rata share of the trust account will retain the right to exercise any warrants they own if they previously purchased units or warrants.

The payment of dividends, if ever, on the common stock will be subject to the prior payment of dividends on any outstanding preferred stock, of which there is currently none, if and to the extent provided by the terms of any such preferred stock.

Founders’ common stock

As of December 6, 2007, our initial stockholders purchased 4,750,000 shares of common stock for an aggregate purchase price of $25,000. The founders’ common stock is identical to the common stock included in the units being sold in this offering, except that:

•	the founders’ common stock is subject to the transfer restrictions described below;
•

the initial stockholders have agreed to vote the founders’ common stock in the same manner as a majority of the public stockholders who vote at the special or annual meeting called for the purpose of approving our initial business combination;

•

the initial stockholders will not be able to exercise conversion rights (as described below) with respect to the founders’ common stock if our initial business combination is approved by a majority of our public stockholders; and

•

the initial stockholders have agreed to waive their rights to participate in any liquidation distribution with respect to the founders’ common stock if we fail to consummate our initial business combination.

The initial stockholders have agreed, subject to certain exceptions, not to sell or otherwise transfer any of the founders’ common stock until six months after the date of the completion of our initial business combination or earlier if, subsequent to our business combination, (i) the last sales price of our common stock equals or exceeds $20.00 per share for any 20 trading days within any 30-trading day period or (ii) we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. In addition, the initial stockholders are entitled to registration rights with respect to founders’ common stock under an agreement to be signed on or before the date of this prospectus.

Preferred Stock

Our amended and restated certificate of incorporation provides that shares of preferred stock may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. Our amended and restated certificate of incorporation prohibits us, prior to our initial business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on our initial business combination. We may issue some or all of the preferred stock to effect our initial business combination. We have no preferred stock outstanding at the date of this prospectus. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future. No shares of preferred stock are being issued or registered in this offering.

Warrants

Public stockholders’ warrants

Each warrant entitles the registered holder to purchase one share of our common stock at a price of $7.50 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of our initial business combination; or
•	twelve months from the date of this prospectus.

However, the warrants will be exercisable only if a registration statement relating to the common stock issuable upon exercise of the warrants is effective and current. The warrants will expire five years from the date of this prospectus at 5:00 p.m., New York time, or earlier upon redemption.

At any time while the warrants are exercisable and there is an effective registration statement covering the shares of common stock issuable upon exercise of the warrants available and current, we may redeem the outstanding warrants (except as described below with respect to the sponsors’ warrants, the founders’ warrants and the founders’ loan warrants):

•	in whole and not in part;
•	at a price of $0.01 per warrant;
•	upon a minimum of 30 days’ prior written notice of redemption (the 30-day redemption period) to each warrant holder; and
•

if, and only if, the last sale price of our common stock equals or exceeds $14.25 per share for any 20 trading days within a 30 trading day period ending at least three business days before we send the notice of redemption.

We will not redeem the warrants unless an effective registration statement covering the shares of common stock issuable upon exercise of the warrants is current and available throughout the 30-day redemption period. If the foregoing conditions are satisfied and we issue notice of redemption of the warrants, each warrant holder shall be entitled to exercise his or her or its warrant prior to the scheduled redemption date. However, the price of the common stock may fall below the $14.25 redemption trigger price as well as the $7.50 warrant exercise price after the redemption notice is issued.

We have established these redemption criteria to provide warrant holders with adequate notice of exercise only after the then-prevailing common stock price is substantially above the warrant exercise price and a sufficient differential between the then-prevailing common stock price and the warrant exercise price so there is a buffer to absorb the market reaction, if any, to our redemption of the warrants.

The warrants will be issued in registered form under a warrant agreement between ___________________, as warrant agent, and us. You should review a copy of the warrant agreement, which is an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions of the warrants.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the exercise price and number of shares of common stock issuable on exercise of the warrants will not be adjusted for issuances of common stock at a price below the warrant exercise price.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. On the exercise of any warrant, the warrant exercise price will be paid directly to us and not placed in the trust account. In no event may the warrants be net cash settled. Warrant holders do not have the rights or privileges of holders of common stock, including voting rights, until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable and we will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise such warrant, a registration statement relating to the common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current registration statement relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we may not be able to do so and, if we do not maintain a current registration statement relating to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the registration statement relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, we will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited, the warrants may expire worthless and, as a result, an investor may have paid the full unit price solely for the shares of common stock included in the units.

No fractional shares will be issued upon exercise of the warrants. If a holder exercises warrants and would be entitled to receive a fractional interest of a share, we will round up the number of shares of common stock to be issued to the warrant holder to the nearest whole number of shares.

Sponsors’ warrants and founders’ warrants

The sponsors’ warrants and founders’ warrants are identical to the public warrants, except as otherwise necessary to reflect the fact that they were sold in a private placement, to permit delivery of unregistered shares upon exercise and to permit net cashless exercise so as to, among other reasons, permit tacking of holding periods under Rule 144. Subject to limited exceptions (such as a transfer to relatives and trusts and controlled entities for estate and tax planning purposes, and upon death), the sponsors’ warrants and founders’ warrants are not transferable until we consummate our initial business combination, and will be non-redeemable so long as they are held by the sponsors or their permitted transferees. In addition, commencing on the date such warrants become exercisable, the sponsors’ warrants and the shares of common stock issuable upon exercising the warrants are entitled to registration rights under an agreement to be signed on or before the date of this prospectus. The founders’ warrants will be issued upon consummation of this offering.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is ______________________________________.

Certain Anti-Takeover Provisions of Delaware Law and our Amended and Restated Certificate of Incorporation and By-Laws

Staggered board of directors

Our amended and restated certificate of incorporation provides that our board of directors will be classified into three classes of directors of approximately equal size. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.

Special meeting of stockholders

Our bylaws provide that special meetings of our stockholders may be called only by a majority vote of our board of directors, by our chief executive officer or by our chairman or by our secretary at the request in writing of stockholders owning a majority of our issued and outstanding capital stock entitled to vote.

Advance notice requirements for stockholder proposals and director nominations

Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be delivered to our principal executive offices not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting of stockholders. For the first annual meeting of stockholders after the closing of this offering, a stockholder’s notice shall be timely if delivered to our principal executive offices not later than the 90th day prior to the scheduled date of the annual meeting of stockholders or the 10th day following the day on which public announcement of the date of our annual meeting of stockholders is first made or sent by us. Our bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Authorized but unissued shares

Our authorized but unissued shares of common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Limitation on Liability and Indemnification of Directors and Officers

Our amended and restated certificate of incorporation provides that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware law as it now exists or may in the future be amended. In addition, our amended and restated certificate of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

Our bylaws also will permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit indemnification. We will purchase a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify the directors and officers.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Securities Eligible for Future Sale

Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option) we will have 25,000,000 shares of common stock outstanding. Of these shares, the 20,000,000 shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 5,000,000 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

Rule 144

The SEC has recently adopted amendments to Rule 144 which will become effective on February 15, 2008 and will apply to securities acquired both before and after that date. Under these amendments, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale,

(ii) we are subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale and (iii) if the sale occurs prior to satisfaction of a one-year holding period, we provide current information at the time of sale.

Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

•

1% of the total number of securities of the same class then outstanding, which will equal 250,000 shares immediately after this offering (or 280,000 if the underwriters exercise their over-allotment option); or

•	the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale;

provided, in each case, that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

                Such sales by affiliates must also comply with the manner of sale, current public information and notice provisions of Rule 144.

               Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

               Historically, the SEC staff has taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, like us. The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;
•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

•	at least one year has elapsed from the time that the issuer filed current comprehensive disclosure with the SEC reflecting its status as an entity that is not a shell company.

As a result, it is likely that pursuant to Rule 144 our initial stockholders will be able to sell the founders’ shares and sponsor warrants (and underlying shares) without registration one year after we have completed our initial business combination.

Registration rights

The initial stockholders along with the sponsors will be entitled to registration rights with respect to the founders’ common stock, the common stock included in the sponsors’ units and the common stock issuable upon exercise of the founders’ warrants, the founders’ loan warrants and the sponsors’ warrants, pursuant to an agreement to be signed prior to or on the effective date of this prospectus. The holders of the majority of the founders’ common stock and the common stock included in the sponsors’ units can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. The holders of a majority of the founders’ warrants, the founders’ loan warrants and the sponsors’ warrants can elect to exercise these registration rights at any time after we consummate our initial business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of our initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

Listing

We intend to apply to have the units listed on the American Stock Exchange. Assuming the units are listed on the American Stock Exchange, the units will be listed under the symbol “[ __ ] .U” upon consummation of this offering. Once the securities comprising the units begin separate trading, we anticipate that the common stock and warrants will be traded on the American Stock Exchange under the symbols “[ __ ]” and “[ __ ].WS,” respectively.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

This is a general summary of the material U.S. federal tax consequences of the acquisition, ownership and disposition of our units, common stock and warrants, which we refer to collectively as our securities, purchased pursuant to this offering. This discussion assumes that public stockholders will hold our securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). This discussion does not address all aspects of U.S. federal taxation that may be relevant to a public stockholder in light of such public stockholder’s particular circumstances. In addition, this discussion does not address (i) U.S. gift or estate tax laws except to the limited extent set forth below, (ii) state, local or foreign tax consequences, (iii) the special tax rules that may apply to certain public stockholders, including without limitation banks, insurance companies, financial institutions, broker-dealers, taxpayers that have elected mark-to-market accounting, taxpayers subject to the alternative minimum tax provisions of the Code, tax-exempt entities, regulated investment companies, real estate investment trusts, taxpayers whose functional currency is not the U.S. dollar, or U.S. expatriates or former long-term residents of the United States, or (iv) the special tax rules that may apply to a public stockholder that acquires, holds, or disposes of our securities as part of a straddle, hedge, wash sale (except to the limited extent described below), constructive sale or conversion transaction or other integrated investment. Additionally, this discussion does not consider the tax treatment of partnerships (including entities treated as partnerships for U.S. federal tax purposes) or other pass-through entities or persons who hold our securities through such entities. The tax treatment of a partnership and each partner thereof will generally depend upon the status and activities of the partnership and such partner. Thus, partnerships, other pass-through entities and persons holding our securities through such entities should consult their own tax advisors.

This discussion is based on current provisions of the Code, U.S. Treasury regulations promulgated under the Code, judicial opinions, and published rulings and procedures of the U.S. Internal Revenue Service (“IRS”), all as in effect on the date of this prospectus and all of which are subject to change, possibly with retroactive effect. We have not sought, and will not seek, any ruling from the IRS or any opinion of counsel with respect to the tax consequences discussed below, and there can be no assurance that the IRS will not take a position contrary to the tax consequences discussed below or that any such position taken by the IRS would not be sustained.

As used in this “Material U.S. Federal Tax Considerations” section only, the term “U.S. Person” means a person that is, for U.S. federal income tax purposes (i) an individual citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of any State thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust, or (B) it has in effect a valid election to be treated as a U.S. Person. As used in this discussion, the term “U.S. holder” means a beneficial owner of our securities that is a U.S. Person and the term “non-U.S. holder” means a beneficial owner of our securities (other than an entity that is treated as a partnership or as a disregarded entity for U.S. federal income tax purposes) that is not a U.S. Person. The term U.S. holder also includes certain former citizens and residents of the United States.

This discussion is only a summary of material U.S. federal income and estate tax consequences of the acquisition, ownership and disposition of our securities. Each prospective investor is urged to consult its own tax advisors with respect to the U.S. federal, state, local and foreign tax consequences to such investor of the acquisition, ownership and disposition of our securities.

General

There is no authority addressing the treatment, for U.S. federal income tax purposes, of securities with terms substantially the same as the units, and, therefore, that treatment is not entirely clear. Each unit should be treated for U.S. federal income tax purposes as an investment unit consisting of one share of our common stock and a warrant to acquire one share of our common stock. Each holder of a unit must allocate the purchase price paid by such holder for such unit between the share of common stock and the warrant based on their respective relative fair market values at the time of issuance. A holder’s initial tax basis in the common stock and the warrant included in each unit should equal the portion of the purchase price of the unit allocated thereto.

The foregoing treatment of the common stock and warrants and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each prospective investor is urged to consult its own tax advisors regarding the U.S. federal, state, local and any foreign tax consequences of an investment in a unit (including alternative characterizations of a unit). Unless otherwise stated, the following discussions are based on the assumption that the characterization of the common stock and warrants and the allocation described above are accepted for U.S. federal tax purposes.

U.S. Holders

Taxation of Distributions

As discussed under “Dividend Policy” above, we do not anticipate that any dividends will be paid in the foreseeable future. If, however, we pay cash distributions to U.S. holders of shares of our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under “U.S. Holders—Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock” below.

Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder generally will constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to capital gains for tax years beginning on or before December 31, 2010, after which the rate applicable to dividends is currently scheduled to return to the tax rate generally applicable to ordinary income. It is unclear whether the conversion rights with respect to the common stock, described above under “Proposed Business—Effecting our initial business combination—Conversion rights,” may prevent a U.S. holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be.

Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock

In general, a U.S. holder must treat any gain or loss recognized upon a sale, exchange or other taxable disposition of our common stock (other than conversion, but including a dissolution and liquidation in the event we do not consummate an initial business combination within the required timeframe) as capital gain or loss. Any such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period for the common stock so disposed of exceeds one year. There is substantial uncertainty, however, as to whether the conversion rights with respect to the common stock, described above under “Proposed Business—Effecting Our Initial Business Combination—Conversion rights,” may suspend the running of the applicable holding period for this purpose. A U.S. holder will recognize gain or loss in an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the common stock is held as part of a unit at the time of the disposition, the portion of the amount realized on such disposition that is allocated to the common stock based upon the then fair market values of the common stock and the warrant included in the unit) and (ii) the U.S. holder’s adjusted tax basis in its common stock so disposed of. A U.S. holder’s adjusted tax basis in its common stock generally will equal the U.S. holder’s initial tax basis (as discussed above) less any prior return of capital. Long-term capital gain realized by a non-corporate U.S. holder generally will be subject to a maximum rate of 15 percent for tax years beginning on or before December 31, 2010, after which the maximum long-term capital gains rate is scheduled to increase to 20 percent. The deduction of capital losses is subject to limitations, as is the deduction for losses realized upon a taxable disposition by a U.S. holder of our common stock (whether or not held as part of a unit) if, within a period beginning 30 days before the date of such disposition and ending 30 days after such date, such U.S. holder has acquired (by purchase or by an exchange on which the entire amount of gain or loss was recognized by law), or has entered into a contract or option so to acquire, substantially identical stock or securities.

Conversion of Common Stock

In the event that a U.S. holder converts our common stock into a right to receive cash pursuant to the exercise of a conversion right, the transaction will be treated for U.S. federal income tax purposes as a redemption of the common stock. If that redemption qualifies as a sale of common stock by the U.S. holder under Section 302 of the Code, the U.S. holder will be treated as described under “U.S. Holders—Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock” above. If that redemption does not qualify as a sale of common stock under Section 302 of the Code, the U.S. holder will be treated as receiving a corporate distribution with the tax consequences described below. Whether that redemption qualifies for sale treatment will depend largely on the total number of shares of our stock treated as held by the U.S. holder (including any stock constructively owned by the U.S. holder as a result of, among other things, owning warrants). The conversion of common stock generally will be treated as a sale or exchange of the common stock (rather than as a corporate distribution) if the receipt of cash upon the conversion (i) is “substantially disproportionate” with respect to the U.S. holder, (ii) results in a “complete termination” of the U.S. holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. holder takes into account not only stock actually owned by the U.S. holder, but also shares of our stock that are constructively owned by it. A U.S. holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. holder has an interest or that have an interest in such U.S. holder, as well as any stock the U.S. holder has a right to acquire by exercise of an option, which would generally include common stock which could be acquired pursuant to the exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the U.S. holder immediately following the conversion of common stock must, among other requirements, be less than 80 percent of the percentage of our outstanding voting stock actually and constructively owned by the U.S. holder immediately before the conversion. There will be a complete termination of a U.S. holder’s interest if either (i) all of the shares of our stock actually and constructively owned by the U.S. holder are converted or (ii) all of the shares of our stock actually owned by the U.S. holder are converted and the U.S. holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. holder does not constructively own any other stock. The conversion of the common stock will not be essentially equivalent to a dividend if a U.S. holder’s conversion results in a “meaningful reduction” of the U.S. holder’s proportionate interest in us. Whether the conversion will result in a meaningful reduction in a U.S. holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. holder should consult with its own tax advisors as to the tax consequences of an exercise of the conversion right.

If none of the foregoing tests are satisfied, then the conversion will be treated as a corporate distribution and the tax effects will be as described under “U.S. Holders—Taxation of Distributions,” above. After the application of those rules, any remaining tax basis of the U.S. holder in the converted common stock will be added to the U.S. holder’s adjusted tax basis in its remaining stock, or, if it has none, to the U.S. holder’s adjusted tax basis in its warrants or possibly in other stock constructively owned by it.

U.S. holders who actually or constructively own 5 percent or more of our stock (by vote or value) may be subject to special reporting requirements with respect to a conversion of common stock, and such holders should consult with their own tax advisors in that regard.

Exercise of a Warrant

Except as discussed below with respect to the cashless exercise of a warrant, a U.S. holder will not be required to recognize taxable gain or loss upon exercise of a warrant. The U.S. holder’s tax basis in the share of our common stock received upon exercise of the warrant generally will be an amount equal to the sum of the U.S. holder’s basis in the warrant (i.e., the portion of the U.S. holder’s purchase price for a unit that is allocated to the warrant, as described above under “—General”) and the exercise price (i.e., $7.50 per share of our common stock, subject to adjustment as described in this prospectus). The U.S. holder’s holding period for the share of our common stock received upon exercise of the warrant will begin on the date following the date of exercise (or possibly the date of exercise) of the warrant and will not include the period during which the U.S. holder held the warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a gain realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. holder’s basis in the common stock received would equal the holder’s basis in the warrant. If the cashless exercise were treated as not being a gain recognition event, a U.S. holder’s holding period in the common stock would be treated as commencing on the date following the date of exercise of the warrant. If the cashless exercise were treated as a recapitalization, the holding period of the common stock would include the holding period of the warrant.

It is also possible that a cashless exercise could be treated as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. holder could be deemed to have exchanged warrants equal to the number of common shares having a value equal to the exercise price for the total number of warrants to be exercised. The U.S. holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the common stock represented by the warrants deemed surrendered and the U.S. holder’s tax basis in the warrants deemed surrendered. In this case, a U.S. holder’s tax basis in the common stock received would equal the sum of the fair market value of the common stock represented by the warrants deemed surrendered to pay the exercise price and the U.S. holder’s tax basis in the warrants exercised. A U.S. holder’s holding period for the common stock would commence on the date following the date of exercise of the warrant.

Although there is no direct legal authority as to the U.S. federal income tax treatment of an exercise of a warrant on a cashless basis, we intend to take the position that such exercise will not be taxable, either because the exercise is not a gain realization event or because it qualifies as a tax-free recapitalization. However, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

Sale, Exchange, Redemption or Expiration of a Warrant

Upon a sale, exchange (other than by exercise), redemption, or expiration of a warrant, a U.S. holder will be required to recognize taxable gain or loss in an amount equal to the difference between (i) the amount realized upon such disposition or expiration (or, if the warrant is held as part of a unit at the time of the disposition of the unit, the portion of the amount realized on such disposition that is allocated to the warrant based on the then fair market values of the warrant and the common stock included in the unit) and (ii) the U.S. holder’s tax basis in the warrant (that is, as discussed above, the portion of the U.S. holder’s purchase price for a unit that is allocated to the warrant, as described above under “—General”). Such gain or loss would generally be treated as long-term capital gain or loss if the warrant was held by the U.S. holder for more than one year at the time of such disposition or expiration. As discussed above, the deductibility of capital losses is subject to certain limitations, as is the deduction for losses upon a taxable disposition by a U.S. holder of a warrant (whether or not held as part of a unit) if, within a period beginning 30 days before the date of such disposition and ending 30 days after such date, such U.S. holder has acquired (by purchase or by an exchange on which the entire amount of gain or loss was recognized by law), or has entered into a contract or option so to acquire, substantially identical stock or securities.

Constructive Dividends on Warrants

As discussed under Dividend Policy above, we do not anticipate that any dividends will be paid in the foreseeable future. If, at any time during the period a U.S. holder holds warrants, however, we were to pay a taxable dividend and, in accordance with the anti-dilution provisions of the warrants, the conversion rate of the warrants were increased, that increase would be deemed to be the payment of a taxable dividend to such holder to the extent of our earnings and profits, notwithstanding the fact that such holder will not receive a cash payment. If the conversion rate is adjusted in certain other circumstances (or in certain circumstances, there is a failure to make adjustments), such adjustments may also result in the deemed payment of a taxable dividend to a U.S. holder. U.S holders should consult their tax advisors regarding the proper treatment of any adjustments to the warrants.

Non-U.S. Holders

Taxation of Distributions

As discussed under “Dividend Policy” above, we do not anticipate that any dividends will be issued in the foreseeable future. However, any distributions we may make to a non-U.S. holder of shares of our common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States, we generally will be required to withhold tax from the gross amount of the dividend at a rate of thirty percent (30 percent), unless such non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the non-U.S. holder’s adjusted tax basis in its shares of our common stock and, to the extent such distribution exceeds the non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the common stock, which will be treated as described under “Non-U.S. Holders—Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants” below. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see “Non-U.S. Holders—Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants” below), we will withhold 10 percent of any distribution that exceeds our current and accumulated earnings and profits.

Dividends we pay to a non-U.S. holder that are effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States (and, if certain income tax treaties apply, are attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. holder) generally will not be subject to U.S. withholding tax, provided such non-U.S. holder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such dividends generally will be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. Persons. If the non-U.S. holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30 percent (or such lower rate as may be specified by an applicable income tax treaty).

Exercise of a Warrant

The U.S. federal income tax treatment of a non-U.S. holder’s exercise of a warrant generally will correspond to the U.S. federal income tax treatment of the exercise of a warrant by a U.S. holder, as described under “U.S. Holders—Exercise of a Warrant” above.

Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants

A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, exchange or other disposition of our common stock (which would include a dissolution and liquidation in the event we do not consummate our initial business combination within the required timeframe) or warrants (including an expiration or redemption of our warrants), in each case without regard to whether those securities were held as part of a unit, unless:

•

the gain is effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, under certain income tax treaties, is attributable to a U.S. permanent establishment maintained or fixed base by the non-U.S. holder);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or
•

we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. holder held our common stock, and, in the case where shares of our common stock are regularly traded on an established securities market, the non-U.S. holder has owned, directly or indirectly, more than five percent of our common stock at any time within the shorter of the five-year period preceding the disposition or such non-U.S. holder’s holding period for the shares of our common stock. There can be no assurance that our common stock will be treated as regularly traded on an established securities market for this purpose. Special rules may apply to the determination of the five percent threshold in the case of a holder of a warrant.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates. Any gains described in the first bullet point above of a non-U.S. holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30 percent rate. Gain described in the second bullet point above (which may be offset by U.S. source capital losses) will be subject to a flat 30 percent U.S. federal income tax. Non-U.S. holders should consult any income tax treaties applicable to them, as those treaties may provide for different rules.

Although we currently are not a United States real property holding corporation, we cannot determine whether we will be a United States real property holding corporation in the future until we consummate an initial business combination. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50 percent of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. Gain recognized by a non-U.S. holder on the sale, exchange or other disposition of shares of common stock of a United States real property holding corporation will be subject to U.S. federal income tax on an income basis at generally applicable U.S. federal income tax rates. In addition, a buyer of shares of common stock held by a non-U.S. holder may be required to withhold U.S. income tax at a rate of 10% of the amount realized upon such disposition. Each non-U.S. holder should consult its own tax advisors as to whether the warrants will be treated as “U.S. real property interests” and the tax consequences resulting from such treatment.

Conversion of Common Stock

The characterization for U.S. federal income tax purposes of a non-U.S. holder’s conversion of our common stock into a right to receive cash pursuant to an exercise of a conversion right generally will correspond to the U.S. federal income tax characterization of the exercise of such a conversion right by a U.S. holder, as described under “U.S. Holders—Conversion of Common Stock” above, and the consequences of the conversion to the non-U.S. holder will be as described above under “Non-U.S. Holders—Taxation of Distributions” and “Non-U.S. Holders—Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants,” as applicable. Non-U.S. holders should consult their own tax advisors as to whether conversion of common stock will be treated as a sale or as a dividend under the Code.

Constructive Dividends on Warrants

As discussed under “Dividend Policy” above, we do not anticipate that any dividends will be paid in the foreseeable future. If, at any time during the period a non-U.S. holder holds warrants, however, we were to pay a taxable dividend on our common stock and, in accordance with the anti-dilution provisions of the warrants, the conversion rate of the warrants were increased, that increase would be deemed to be the payment of a taxable dividend to such holder to the extent of our earnings and profits, notwithstanding the fact that such holder will not receive a cash payment. If the conversion rate is adjusted in certain other circumstances (or in certain circumstances, there is a failure to make adjustments), such adjustments may also result in the deemed payment of a taxable dividend to a non-U.S. holder. Non-U.S holders should consult their tax advisors regarding the proper treatment of any adjustments to the warrants.

Information Reporting and Backup Withholding

We must report annually to the IRS and to certain holders the amount of dividends or other distributions we pay to such holders on our shares of common stock and the amount of tax withheld with respect to those distributions, regardless of whether withholding is required. In the case of a non-U.S. holder, the IRS may make copies of the information returns reporting those dividends and amounts withheld available to the tax authorities in the country in which the non-U.S. holder resides pursuant to the provisions of an applicable income tax treaty or exchange of information treaty.

The gross amount of dividends and proceeds from the disposition of our common stock or warrants paid to a holder that fails to provide the appropriate certification in accordance with applicable U.S. Treasury regulations generally will be subject to backup withholding at the applicable rate (currently 28 percent). However, a non-U.S. holder will not be subject to backup withholding on dividends if such holder provides proper certification (usually IRS Form W-8BEN) of such holder’s status as a non-U.S. person or if such holder is a corporation or one of several types of entities and organizations that qualify for an exemption (an “exempt recipient”).

Information reporting and backup withholding generally are not required with respect to the amount of any proceeds from the sale by a non-U.S. holder of common stock or warrants outside the United States through a foreign office of a foreign broker that does not have certain specified connections to the United States. However, if a non-U.S. holder sells common stock or warrants through a U.S. broker or the U.S. office of a foreign broker, the broker will be required to report to the IRS the amount of proceeds paid to such holder, unless the non-U.S. holder provides appropriate certification (usually on an IRS Form W-8BEN) to the broker of its status as a non-U.S. holder or such non-U.S. holder is an exempt recipient. Information reporting (but not backup withholding) also would apply if a non-U.S. holder sells common stock or warrants through a foreign broker deriving more than a specified percentage of its income from U.S. sources or having certain other connections to the United States, unless in any such case the broker has documentary evidence that the beneficial owner is a non-U.S. holder and specified conditions are met or an exemption is otherwise established.

Backup withholding is not an additional tax. Any amounts we withhold under the backup withholding rules may be refunded or credited against the holder’s U.S federal income tax liability, if any, by the IRS if the required information is furnished to the IRS in a timely manner.

Federal Estate Tax

Shares of our common stock or warrants owned or treated as owned by an individual who is not a U.S. citizen or resident (as specifically defined for U.S. federal estate tax purposes) at the time of his or her death will be included in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and therefore may be subject to U.S. federal estate tax.

UNDERWRITING

Subject to the terms and conditions of an underwriting agreement dated                     , 2008, the underwriters have agreed to purchase from us the number of units indicated in the following table. Ferris, Baker Watts, Incorporated is acting as the representative of the underwriters of this offering.

Underwriter	Number of Units
Ferris, Baker Watts, Incorporated	20,000,000

This offering will be underwritten on a firm commitment basis. The underwriters propose to offer units, comprised of one share of common stock and one warrant, directly to the public at the public offering price set forth on the cover page of this prospectus. Any units sold by the underwriters to securities dealers will be sold at the public offering price less a selling concession not in excess of $           per unit. The underwriters may allow, and these selected dealers may re-allow, a concession of not more than $           per unit to other brokers and dealers. After the units are released for sale to the public, the offering price and other selling terms may, from time to time, be changed by the underwriters.

The underwriters’ obligation to purchase units is subject to conditions contained in the underwriting agreement. The underwriters are obligated to purchase all of the units that they have agreed to purchase under the underwriting agreement, other than those covered by the over-allotment option, if they purchase any units. The offering of the units is made for delivery when, as and if accepted by the underwriters and subject to prior sale and to withdrawal, cancellation and modification of the offering without notice. The underwriters reserve the right to reject any order for the purchase of units.

The following table summarizes the underwriting discount to be paid to the underwriters by us.

	Total, With No Exercise of Over-Allotment Option		Total, With Full Exercise of Over-Allotment Option
	Per Unit	Total	Per Unit	Total
Underwriting discount and non-accountable expense allowance(1)	$0.70	$14,000,000	$0.66	$15,200,000

(1)

The underwriters have agreed to defer $6.5 million of the proceeds attributable to the underwriters’ non-accountable expense allowance and a portion of the underwriting commissions until the consummation of our initial business combination. Upon the consummation of our initial business combination, we will pay the deferred non-accountable expense allowance equal to 3.0% of the gross proceeds of this offering (other than the proceeds from any exercise of the over-allotment option), and deferred underwriting commissions equal to 0.25% of the gross proceeds of the offering, or $6.5 million ($0.325 per unit) (or $0.283 per unit if the over-allotment option is exercised in full). If we do not consummate our initial business combination, then the non-accountable expense allowance and deferred underwriting commission will not be paid to the underwriters and such amount will remain in the trust account available to the stockholders upon a liquidation.

We have agreed to pay the expenses incurred by Ferris, Baker Watts, Incorporated in connection with its services as the representative of the underwriters, including underwriter’s counsel fees up to $125,000.

Over-allotment Option

We have granted to the underwriters an option, exercisable not later than 30 days after the date of this prospectus, to purchase up to 3,000,000 additional units at the public offering price, less the underwriting discount, set forth on the cover page of this prospectus. The underwriters may exercise the option solely to cover over-allotments, if any, made in connection with this offering. If any additional units are purchased pursuant to the option, the underwriters will offer the additional units on the same terms as those on which the other units are being offered hereby.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of any of these liabilities.

Escrow Agreement

Each of our initial stockholders has agreed to deposit all of his shares, excluding shares purchased in the private placement, into an escrow account maintained by ___________________, acting as escrow agent. Subject to certain limited exceptions (each of which requires that the shares remain in escrow for the required period), these shares will not be transferable during the escrow period and will not be released until six months after the consummation of our initial business combination.

Stabilization, Short Positions and Penalty Bids

In connection with this offering, the underwriters may engage in over-allotment, syndicate covering transactions, stabilizing transactions and penalty bids or purchases for the purpose of stabilizing, maintaining or otherwise affecting the price of our units.

These syndicate covering transactions, stabilizing transactions and penalty bids may have the effect of raising or maintaining the market price of our units above that which might otherwise prevail in the open market or preventing or retarding a decline in the market price of our units. The imposition of a penalty bid may also affect the price of the units to the extent that it discourages resales. These transactions may be effected on the American Stock Exchange, in the over-the-counter market or on any trading market, and if any of these transactions is commenced, it may be discontinued without notice at any time.

Neither we nor the underwriters make any representation or prediction as to the magnitude or effect of any such transaction. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Pricing of the Offering

Prior to this offering, there has been no public market for our units. Consequently, the initial public offering price for our units has been determined by negotiations between us and Ferris, Baker Watts, Incorporated as representative of the underwriters. Among the primary factors considered in determining the initial public offering price were:

•	prevailing market and economic conditions;
•	our capital structure;
•	the valuation multiples of publicly traded companies that Ferris, Baker Watts, Incorporated believes to be comparable to us; and
•	estimates of our business potential and earning prospects.

However, although these factors were considered, the determination of our offering price is less precise than the pricing of securities for an operating company in a particular industry since the underwriter is unable to compare our financial results and prospects with those of public companies operating in the same industry.

Our units are not publicly traded. Accordingly, there is no current active trading market for our units. Consequently, we cannot assure or guarantee that an active trading market for our units will develop or that, if developed, will continue. An active and orderly trading market will depend on the existence, and individual decisions, of willing buyers and sellers at any given time. We will not have any control over these factors. If an active trading market does not develop or is sporadic, this may hurt the market value of our units and make it difficult to buy or sell units on short notice. We cannot assure you that if you purchase units in the offering you will later be able to sell them, or the underlying securities, at or above the purchase price.

Listing of Units, Shares of Common Stock, and Warrants

We intend to apply to have the units, shares of common stock, and warrants quoted on the American Stock Exchange, under the following symbols:

Units:	“___.U”
Common Stock:	“___”
Warrants:	“___.WS”

LEGAL MATTERS

Kelley Drye & Warren LLP, New York, New York is acting as counsel in connection with the registration of our securities under the Securities Act, and as such, will pass upon the validity of the securities offered in this prospectus. Mr. Glazer, one of our officers and an initial stockholder, is a special counsel of Kelley Drye & Warren LLP. See “Management” and “Principal Stockholders.” In connection with this offering, Sheppard, Mullin, Richter & Hampton LLP, Washington, D.C., is acting as counsel to the underwriters.

EXPERTS

The financial statements of China Energy Partners Inc. at December 12, 2007 and for the period from March 27, 2007 (inception) through December 12, 2007 included in this Prospectus and Registration Statement have been audited by Miller/Ellin & Company, LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of China Energy Partners Inc. to continue as a going concern as described in Note 1 to the financial statements), appearing elsewhere herein, and are included in reliance on such report given upon such firm’s authority as an expert in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549.

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

China Energy Partners Inc.

(a development stage company)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

China Energy Partners Inc.

We have audited the accompanying balance sheet of China Energy Partners Inc. (a development stage company) (the “Company”) as of December 12, 2007, and the related statements of operations, changes in stockholders’ equity and cash flows for the period from March 27, 2007 (inception) to December 12, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of China Energy Partners Inc. (a development stage company) as of December 12, 2007, and the results of its operations and its cash flows for the period from March 27, 2007 (inception) to December 12, 2007 in conformity with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has no revenue, its business plan is dependent on completion of a financing and the Company’s cash and working capital as of December 12, 2007 may not be sufficient to complete its planned activities for the upcoming year. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Notes 1 and 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Miller/Ellin & Company, LLP

Miller/Ellin & Company, LLP

New York, New York

December 20, 2007

China Energy Partners Inc.

(a development stage company)

Balance Sheet

December 12, 2007

ASSETS
Current Assets:
Cash	$333,981
Deferred offering costs	127,045

Total assets	$461,026

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$15,026
Accrued expenses	10,480
Warrant liability	2,250
Notes payable – related parties	420,000

Total liabilities	447,756

Commitments and contingencies

Stockholders’ equity:
Preferred stock, par value $0.001 per share
Authorized 10,000,000 shares; none issued or outstanding	—
Common stock, par value $0.001 per share
Authorized 125,000,000 shares
Issued and outstanding 4,750,000 shares	4,750
Additional paid in capital	19,000
Deficit accumulated during the development stage	(10,480)

Total stockholders’ equity	13,270

Total liabilities and stockholders’ equity	$461,026

The accompanying notes are an integral part of these financial statements.

China Energy Partners Inc.

(a development stage company)

Statement of Operations

	For the period March 27, 2007 (inception) to December 12, 2007

Formation and operating costs		$10,480

Net loss		$(10,480)

Weighted average number of common shares outstanding - Basic and diluted		4,750,000

Basic and diluted net loss per share	$	NIL

The accompanying notes are an integral part of these financial statements.

China Energy Partners Inc.

(a development stage company)

Statement of Stockholders’ Equity

For the period March 27, 2007 (inception) to December 12, 2007

	Common Stock		Additional paid-in capital	Deficit Accumulated During the Development Stage	Total Stockholders’ Equity
	Shares	Amount
Common shares issued at inception	4,750,000	$4,750	$19,000		$23,750
Net Loss				(10,480)	(10,480)

Balance at December 12, 2007	4,750,000	$4,750	$19,000	$(10,480)	$13,270

The accompanying notes are an integral part of these financial statements.

China Energy Partners Inc.

(a development stage company)

Statement of Cash Flows

For the period March 27, 2007 (inception) to December 12, 2007
Cash flows from operating activities
Net loss	$(10,480)

Adjustment to reconcile net loss to net cash used in operating activities:
Change in operating assets and liabilities:
Increase in accrued expenses	10,480

Net cash used in operating activities	—

Cash flows from financing activities
Proceeds from sale of shares of common stock	23,750
Proceeds from warrant liability	2,250
Proceeds from notes payable to stockholders	420,000
Payment of deferred offering costs	(112,019)

Net cash provided by financing activities	333,981

Net increase in cash	333,981
Cash at beginning of period	—

Cash at end of period	$333,981

Supplemental non-cash financing transactions:
Deferred offering costs included in accounts payable	$15,026

The accompanying notes are an integral part of these financial statements.

China Energy Partners Inc.

(a development stage company)

Notes to Financial Statements

December 12, 2007

1.	Organization, Business Operations and Significant Accounting Policies; Going Concern Consideration

China Energy Partners Inc. (the “Company”) was incorporated in Delaware on March 27, 2007 as a blank check company to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination (“Business Combination”).

At December 12, 2007, the Company had not yet commenced any operations. All activity through December 12, 2007 relates to the Company’s formation and the proposed public offering described below. The Company has selected December 31 as its fiscal year end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering of 20,000,000 units (“Units”) which is discussed in Note 2 (“Proposed Offering”). The Company’s management has broad discretion with respect to the specific application of the net proceeds of this Proposed Offering, although substantially all of the net proceeds of this Proposed Offering are intended to be generally applied toward consummating a Business Combination. Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination.

Upon the closing of the Proposed Offering, management has agreed that at least approximately $9.80 per Unit (or $9.78 if the underwriters’ over-allotment option is exercised in full) sold in the Proposed Offering will be held in a trust account (“Trust Account”) and invested in United States “government securities” within the meaning of Section 2(a) (16) of the Investment Company Act of 1940 having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 until the earlier of (i) the consummation of its first Business Combination or (ii) liquidation of the Company. The placing of funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, prospective target businesses or other entities it engages execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements. The Company’s Non-Executive Chairman and Vice Chairman will agree that they will be personally liable under certain circumstances to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or vendors or other entities that the Company owes for services rendered, contracted for or products sold to the Company. However, there can be no assurance that they will be able to satisfy those obligations. The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. Except with respect to interest income that may be released to the Company of (i) up to $3.25 million to fund expenses related to investigating and selecting a target business and our other working capital requirements and (ii) any additional amounts needed to pay income or other tax obligations, the proceeds held in trust will not be released from the trust account until the earlier of the completion of a Business Combination or our liquidation.

The Company, after signing a definitive agreement for a Business Combination with a target business or businesses, is required to submit such transaction for stockholder approval. In the event that the stockholders owning 30% or more of the shares sold in the Proposed Offering vote against the Business Combination and properly exercise their conversion rights described below, the Business Combination will not be consummated. All of the Company’s stockholders prior to the Proposed Offering, including all of the officers and directors of the Company (“Initial Stockholders”) have agreed to vote all of their founding shares of common stock in accordance with the vote of the majority in interest of all other stockholders of the Company (“Public Stockholders”) with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer apply.

China Energy Partners Inc.

(a development stage company)

Notes to Financial Statements—(Continued)

December 12, 2007

With respect to a Business Combination which is approved and consummated, any Public Stockholder that votes against the Business Combination may demand that the Company convert its shares into cash from the Trust Account. The per share conversion price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of common stock held by Public Stockholders at the consummation of the Proposed Offering. Accordingly, Public Stockholders holding 30% (minus one share) of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Account computed without regard to the shares held by Initial Stockholders.

The Company’s Certificate of Incorporation will be amended to provide that the Company will continue in existence only until 24 months after the effective date of this prospectus (“Effective Date”). If the Company has not completed a Business Combination by such date, its corporate existence will cease except for the purposes of liquidating and winding up its affairs. In the event of liquidation, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per Unit in the Proposed Offering.

Loss Per Share:

Loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period.

Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Credit Risk:

The Company maintains cash balances at several financial institutions that are insured by the Federal Deposit Insurance Corporation up to $100,000 at each institution. At times, the bank balances exceeded federally insured limits; however, the Company has not experienced any losses to date on such accounts. Management believes that there is little risk of loss.

Cash and Cash Equivalents:

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents are carried at cost, which approximates fair value.

New Accounting Pronouncements:

In June 2006, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes,” (“FIN 48”). This interpretation clarified the accounting for uncertainty in income taxes recognized in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 109, “Accounting for Income Taxes” (“SFAS No.109”). Specifically, FIN 48 clarifies the application of SFAS No. 109 by defining a criterion that an individual tax position must meet for any part of the benefit of that position to be recognized in an enterprise’s financial statements. Additionally, FIN 48 provides guidance on measurement, derecognition, classification, interest and penalties, accounting in interim periods of income taxes, as well as the required disclosure and transition. This interpretation is effective for fiscal years beginning after December 15, 2006. The adoption of FIN 48 did not have a significant impact on the Company’s financial statements.

China Energy Partners Inc.

(a development stage company)

Notes to Financial Statements—(Continued)

December 12, 2007

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Going Concern Consideration:

At December 12, 2007, the Company had $333,981 in cash and a working capital deficiency of $113,775. Further, the Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. Management’s plans to address this uncertainty through a Proposed Offering are discussed in Note 2. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful or successful within the target business acquisition period. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.

2.	Proposed Public Offering

The Proposed Offering calls for the Company to offer for public sale 20,000,000 Units at a proposed offering price of $10.00 per Unit (plus up to an additional 3,000,000 units solely to cover over-allotments, if any). Each Unit consists of one share of the Company’s common stock and one Redeemable Common Stock Purchase Warrant (“Warrant”). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $7.50 commencing the later of the completion of a Business Combination and twelve months from the Effective Date and expiring five years from the Effective Date. At any time after the warrants become exercisable and there is an effective registration statement covering the shares issuable upon exercise of the Warrants, the Company may redeem the Warrants, at a price of $0.01 per Warrant upon a minimum of 30 days’ prior written notice, only in the event that the last sale price of the common stock equals or exceeds $14.25 per share for any 20 trading days within a 30 trading day period ending at least three business days prior to the date on which the notice of redemption is given. In accordance with the warrant agreement relating to the Warrants to be sold and issued in the Proposed Offering, the Company is only required to use its best efforts to maintain the effectiveness of the registration statement covering the shares of common stock issuable upon exercise of the Warrants. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. Additionally, in the event that a registration is not effective at the time of exercise, the holder of such Warrant shall not be entitled to exercise such Warrant and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to settle the warrant exercise, whether by net cash settlement or otherwise. Consequently, the Warrants may expire unexercised and unredeemed and an investor in the Proposed Offering may effectively pay the full Unit price solely for the shares of common stock included in the units (since the Warrants may expire worthless).

The Company will pay the underwriters in the Proposed Offering an underwriting discount of 4% of the gross proceeds of the Proposed Offering. The underwriters have agreed that 3.25% of the gross proceeds representing a non-accountable expense allowance in the amount of 3.0% and a portion of the underwriting commissions (see Note 5) will not be payable unless and until the Company completes a Business Combination and have waived their right to receive such payment upon the Company’s liquidation if it is unable to complete a Business Combination.

3.	Deferred Offering Costs

Offering costs consist of legal and accounting fees and other costs incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to capital upon the receipt of the capital raised or expensed in the event that the offering is terminated.

4.	Notes Payable, Related Parties

As of December 12, 2007, we received loans of $420,000 from related parties, which were used to pay a portion of the expenses of the Proposed Offering. These loans bear interest at 10%, are unsecured and are due at the earlier of March 31, 2008 or at the consummation of the Proposed Offering. In addition, upon consummation of the Proposed Offering, the lenders will receive an aggregate of 220,000 warrants (“Founders’ Loan Warrants”). The exercise terms and other provisions of these warrants are to be identical to the Sponsors’ Warrants described in Note 9 below. The loans will be repaid out of the proceeds of the Proposed Offering but such repayments will not reduce the offering proceeds held in trust. Due to the short-term nature of the notes, the fair value of the notes approximates their carrying amount.

China Energy Partners Inc.

(a development stage company)

Notes to Financial Statements—(Continued)

December 12, 2007

5.	Warrant Liability

As part of the initial capitalization of the Company, the stockholders subscribed for warrants (the “Founders’ Warrants”) to purchase 2,250,000 shares of the Company’s common stock for gross proceeds of $2,250. The exercise terms and other provisions of the warrants are to be identical to the Warrants to be issued in connection with the Proposed Offerings. The Company will not issue the warrants until the consummation of the Proposed Offering. Therefore, the proceeds received for the Founders’ Warrants are being recognized as a warrant liability at December 12, 2007. The Founders’ Warrants will be identical to the Sponsors’ Warrants described in Note 9 below.

6.	Preferred Stock

The Company is authorized to issue 10,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the board of directors.

The proposed agreement with the underwriters prohibits the Company, prior to a Business Combination, from issuing preferred stock which participates in the proceeds of the Trust Account or which votes as a class with the Common Stock on a Business Combination.

7.	Common Stock

The Company is authorized to issue 125,000,000 shares of common stock with a par value of $0.001 per share.

At December 12, 2007, there were 5,470,000 shares of common stock reserved for issuance upon issuance of the Sponsors’ Units (described in Note 9 below) and upon exercise of the Founders’ Warrants, Founders’ Loan Warrants, and the Sponsors’ Warrants (described in Note 9 below).

8.	Related Party Transaction

The Company has agreed to pay an affiliate of two of the initial stockholders an administrative fee of $10,000 per month for office space and general and administrative services from the effective date of the Proposed Offering through the consummation of a business combination.

9.	Commitments and Contingencies

The Company has a commitment to pay a total underwriting discount of 4% of the gross proceeds of the Proposed Offering (including $500,000 of which will be deferred until the Company consummates a business combination). The payment to the underwriters of a non-accountable expense allowance of 3% of the gross proceeds of the Proposed Offering (excluding proceeds from exercise of the over-allotment option) will also be deferred until the Company consummates a business combination.

Pursuant to draft letter agreements with the Company, the Initial Stockholders will waive their right to receive distributions with respect to their founding shares upon the Company’s liquidation.

It is expected that immediately prior to the consummation of the Proposed Offering the Company will privately sell to its sponsors 2,500,000 warrants (“Sponsors’ Warrants”), at a price of $1.00 per warrant, and 250,000 units (“Sponsors’ Units,” collectively with the Sponsor’s Warrants, the “Sponsors’ Securities”), at a price of $10.00 per unit, for an aggregate of $5.0 million. Each Sponsor’s Unit will consist of one founders’ share of common stock and one Sponsors’ Warrant. All of the proceeds the Company receives from these purchases will be placed in the Trust Account. The Sponsors’ Warrants (including those included in the Sponsors’ Units) will be substantially identical to Warrants underlying the Units being offered in the Proposed Offering but may not be sold or otherwise transferred until after the Company completes its initial business combination (except in limited circumstances), and will be exercisable on a cashless basis and will be non-redeemable so long as they are held by the sponsors or their permitted transferees.

The Initial Stockholders along with the sponsors will be entitled to registration rights with respect to their founding shares, the shares of common stock included in the Sponsors’ Units and the common stock issuable upon exercise of the Founders' Warrants, the Founders' Loan Warrants and the Sponsors' Warrants, pursuant to an agreement to be signed prior to or on the effective date of the Proposed Offering. The holders of a majority of the founding shares and the shares of common stock included in the Sponsors’ Units are entitled to demand that the Company register the resale of these shares at any time commencing three months after the consummation of a Business Combination. The holders of a majority of the Founders’ Warrants, the Founders’ Loan Warrants and the Sponsors’ Warrants are entitled to demand that the Company register the resale of the common stock issuable upon exercise at any time after the Company consummates a Business Combination. In addition, the Initial Stockholders and the sponsors have certain “piggy-back” registration rights on registration statements filed after the Company’s consummation of a Business Combination.

As part of the initial capitalization of the Company, the stockholders purchased one share of common stock for $0.005 and subscribed for a warrant to purchase one share of the Company’s common stock for $0.001 per warrant. The exercise terms and other provisions of the warrants are identical to the Sponsors’ Warrants.

$200,000,000

China Energy Partners Inc.

20,000,000 Units

P R O S P E C T U S

__________, 2008

Ferris, Baker Watts

Incorporated

Until _________ __, 2008 (25 days after the date of this prospectus), all dealers that buy, sell or trade our securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The following table sets forth the expenses to be incurred in connection with the sale and distribution of the securities being registered hereunder, other than fees, discounts, commissions and expenses to be paid or allowed to dealers, brokers or agents. All amounts set forth are estimated and subject to change, except for the SEC registration fee and the FINRA filing fee. The expenses shall be paid by the registrant:

SEC registration fee	$15,818
FINRA filing fee	40,750
Accounting fees and expenses	40,000
Printing and engraving expenses	40,000
Legal fees and expenses (including blue sky services and expenses)	750,000
Initial trustee’s fee	87,000
Miscellaneous (1)	26,432

Total	$1,000,000

___________________

(1)	Represents additional expenses that may be incurred by the registrant other than those specifically listed above, including travel, distribution and mailing costs.

Item 14.      Indemnification of Directors and Officers.

We intend to maintain a director’s and officer’s liability insurance policy which indemnifies directors and officers for certain losses arising from claims by reason of a wrongful act, as defined therein, under certain circumstances.

In addition, the following information is incorporated by reference in the registration statement: on Articles [VIII and IX] of our Amended and Restated Certificate of Incorporation filed as Exhibit 3.1, Article [V] of our Amended and Restated By-Laws filed as Exhibit 3.2, the Registration Rights Agreement to be filed as Exhibit 10.7, and the Underwriting Agreement to be filed as Exhibit 1.1. The provisions of the documents included in the information incorporated by reference above refer to or are based upon Sections 145 and 102(b) of the General Corporation Law of the State of Delaware (the “Law”).

Section 145 of the Law provides as follows:

“(a)      A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)        A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or  agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)        To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)        Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e)        Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)        The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g)        A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)        For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)        For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j)        The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)        The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Section 102(b) (7) of the Law provides as follows:

“(b)      In addition to the matters required to be set forth in the certificate of incorporation by subsection (a) of this section, the certificate of incorporation may also contain any or all of the following matters: ... (7) A provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (i) For any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under §174 of this title; or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. All references in this paragraph to a director shall also be deemed to refer (x) to a member of the governing body of a corporation which is not authorized to issue capital stock, and (y) to such other person or persons, if any, who, pursuant to a provision of the certificate of incorporation in accordance with §141(a) of this title, exercise or perform any of the powers or duties otherwise conferred or imposed upon the board of directors by this title.”

Item  15.     Recent Sales of Unregistered Securities.

During the past three years, we sold the following numbers of shares of common stock to the following individuals without registration under the Securities Act of 1933:

Effective December 6, 2007, we issued to our initial stockholders 4,750,000 shares of our common stock and have accepted from them subscriptions for 2,250,000 warrants for an aggregate of $26,000 in cash, at a purchase price of $0.005 per share and $.001 per warrant. The warrants will be issued upon consummation of this offering. Such issuances were exempt from registration under the Securities Act pursuant to Section 4(2) because they were made in transactions not involving a public offering, or pursuant to Regulation S under the Securities Act. No underwriting discounts or commissions were paid with respect to such sales.

In addition, certain of our initial stockholders have loaned us a total of $420,000 which was used to pay a portion of the expenses of this offering. These loans are 10% interest bearing, unsecured and are due at the earlier of March 31, 2008 or the consummation of this offering. Upon consummation of the offering at the time of repayment, the lenders other than XinAo will receive an aggregate of 220,000 founders’ loan warrants. Such issuances were exempt from registration under the Securities Act pursuant to Section 4(2) for the offer and sale of securities not involving a public offering or pursuant to Regulation S under the Securities Act.

In addition, our sponsors have committed to purchase from us 2,500,000 sponsors’ warrants, at a price of $1.00 per warrant, and 250,000 sponsors’ units, at a price of $10.00 per unit, for an aggregate of $5.0 million. These purchases will take place on a private placement basis immediately prior to the consummation of our initial public offering. These sales will be made pursuant to the exemption from registration contained in Section 4(2) of the Securities Act (in reliance upon a policy position of the SEC related to the nature of the Sponsors as affiliates of officers and directors and/or large institutional accredited investors), or Regulation S under the Securities Act.

Item  16.     Exhibits and Financial Statement Schedules.

(a)	The following exhibits are filed as part of this Registration Statement:
Exhibit No.	Description

1.1	Form of Underwriting Agreement between the underwriters and the registrant.
3.1	Amended and Restated Certificate of Incorporation of the registrant.
3.2	Amended and Restated By-laws of the registrant.

4.1	Specimen certificate representing unit.
4.2	Specimen certificate representing common stock.
4.3	Specimen certificate representing warrant relating to warrants to be issued in this offering.
4.4	Specimen certificate representing warrant relating to warrants to be issued in the private placement.
4.5	Form of Warrant Agreement between the warrant agent and the registrant.

4.7	Specimen certificate representing warrant relating to warrants underlying the purchase option.
5.1	Opinion of Kelley Drye & Warren LLP.
10.1	Form of Letter Agreement between the registrant and each of the officers of the registrant.
10.2	Form of Letter Agreement between the registrant and each of the directors of the registrant.
10.3	Form of Promissory Note issued by the registrant to the initial lenders of $420,000.
10.4	Form of Investment Management Trust Agreement between ___________________, as trustee, and the registrant.
10.5	Form of Registration Rights Agreement among the registrant and each of the initial stockholders of the registrant.
10.6	Form of Stock Escrow Agreement between _____________________, as escrow agent and the registrant.
10.7	Form of Warrant Subscription Agreement relating to the warrants to be issued in the private placement.
10.8	Form of Unit Subscription Agreement relating to the units to be issued in the private placement.
23.1	Consent of Miller, Ellin & Company LLP.*
23.2	Consent of Kelley Drye & Warren LLP (included on Exhibit 5.1).
24.1	Power of Attorney.*

____________________

*Filed herewith

(b) Financial Statement Schedules:

All schedules are omitted as the required information is inapplicable or the information is inapplicable or the information presented in the Financial Statements or Notes thereto.

Item  17.       Undertakings

(a)        The undersigned hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i).	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii).         To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii).        To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)          That for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)          Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)          Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)         The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)        The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c)        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)        The undersigned registrant hereby undertakes:

(1)        For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)        For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 3rd day of January 2008.

China Energy Partners Inc.
By:
/s/ PAUL J. FELDMAN Paul J. Feldman Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Paul J. Feldman and Lilia C. Clemente, and each of them individually, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the SEC any and all amendments to the registration statement (which includes any additional registration statement under Rule 462(b)) together with all schedules and exhibits thereto, (ii) act on, sign and file with the SEC any and all exhibits to the registration statement and any and all exhibits and schedules thereto, (iii) act on, sign and file any and all such certificates, applications, registration statements, notices, reports, instruments, agreements and other documents necessary or appropriate in connection with the registration or qualification under foreign and state securities laws of the securities described in the registration statement or any amendment thereto, or obtain an exemption there from, in connection with the offerings described therein and (iv) take any and all such actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them individually, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, and hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact, any of them or any of his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ LILIA C. CLEMENTE	Non-Executive Chairman of the Board	January 3, 2008
Lilia C. Clemente

/s/ WANG YUSUO	Vice Chairman of the Board	January 3, 2008
Wang Yusuo

/s/ PAUL J. FELDMAN	Chief Executive Officer and Director (principal executive officer)	January 3, 2008
Paul J. Feldman

/s/ CHENG CHAK NGOK	Chief Financial Officer (principal financial officer and principal accounting officer)	January 3, 2008
Cheng Chak Ngok

/s/ YU JIANCHAO	Director	January 3, 2008
Yu Jianchao

/s/ GIRISH BHAGAT	Director	January 3, 2008
Girish Bhagat

EXHIBIT INDEX

Exhibit No.	Description

23.1	Consent of Miller, Ellin & Company LLP.*
24.1	Power of Attorney.*

_________________

*Filed herewith